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Filed Pursuant to Rule 424(b)(4)
Registration No. 333-163554

PROSPECTUS SUPPLEMENT
(To Prospectus Dated March 30, 2010)

Eagle Rock Energy Partners, L.P.
Common Units Representing Limited Partner Interests

Up to 21,557,164 Common Units Representing Limited Partner
Interests and Warrants to Purchase 21,557,164 Common Units
Representing Limited Partner Interests
Issuable Upon Exercise of Rights to Subscribe for such Units and Warrants

         We are distributing, at no charge, to the holders of our common units representing limited partner interests as of 5:00 p.m., New York City time, on May 27, 2010 (the "Record Date"), transferable subscription rights (the "Rights") to subscribe for common units and warrants to purchase additional common units. Our unitholders will receive 0.35 Rights for each common unit held of record as of the Record Date. In addition, our general partner will receive 0.35 Rights for each general partner unit it held as of the Record Date. As of May 25, 2010, we had 60,747,351 common units and 844,551 general partner units issued and outstanding, which we do not expect to change materially by the Record Date. Accordingly, we are distributing Rights exercisable for up to approximately 21,557,164 common units and warrants to purchase an additional 21,557,164 common units. We expect the total purchase price for all of the common units and warrants offered in this rights offering to be approximately $53.9 million, assuming full participation. See "Questions and Answers Related to the Rights Offering."

         Each whole Right entitles the holder (including holders of Rights acquired during the subscription period) to purchase for $2.50 in cash (i) one common unit and (ii) one Warrant to purchase one additional common unit at $6.00 on certain specified days during the period beginning on August 15, 2010 and ending on May 15, 2012, which we refer to as the Basic Subscription Right. In addition, holders of Rights will be entitled, subject to limitations, to subscribe (the "Over-Subscription Right") for additional common units and warrants that remain unsubscribed as a result of any unexercised Basic Subscription Rights (which we collectively refer to as the "Excess Common Units and Warrants") at the subscription price of $2.50 per common unit and warrant.

         The Rights will expire if they are not exercised by 5:00 p.m., New York City time, on June 30, 2010 (the "Expiration Date"), unless we extend the offering period. Any Rights not exercised by the Expiration Date will expire worthless without any payment to the holders of those unexercised Rights. There is no minimum subscription amount required for consummation of this rights offering.

         You should carefully consider whether to exercise your Rights before the Expiration Date. All exercises of Rights are irrevocable. Our board of directors is making no recommendation regarding your exercise of the Rights. We have agreed to conduct this rights offering pursuant to the terms of a securities purchase and global transaction agreement, which we entered into with certain affiliates of Natural Gas Partners.

         The common units and the warrants are being offered directly by us without the services of an underwriter or selling agent.

         Our common units are traded on the NASDAQ Global Select Market ("NASDAQ") under the symbol "EROC." On May 26, 2010, the closing sales price for our common units was $5.19 per unit. The Rights are transferable and have been approved for listing on NASDAQ under the symbol "EROCR." The warrants will be separately transferable following their issuance through their expiration at 5:00 p.m., New York City Time, on May 15, 2012 and will be listed on NASDAQ under the symbol "EROCW."

         The exercise of your Rights and investing in our securities involves risks. You should carefully consider the risks that are described in the "Risk Factors" section beginning on page S-23 of this prospectus supplement before exercising your Rights.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 27, 2010.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is the prospectus supplement and the documents incorporated by reference herein, which describes the specific terms of this rights offering. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this rights offering. If the information relating to this offering varies between the prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized any dealer, salesman or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of a security.

        The following information should help you understand some of the conventions used in this prospectus supplement:

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  Throughout this prospectus supplement, when we use the terms "we," "us," "Eagle Rock" or "Eagle Rock Energy Partners, L.P.," we are referring either to Eagle Rock Energy Partners, L.P., the registrant itself, or to Eagle Rock Energy Partners, L.P. and our operating subsidiaries collectively, as the context requires.

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  Throughout this prospectus supplement, when we use the term "NGP Parties," we are referring collectively to Natural Gas Partners VII, L.P., a Delaware limited partnership, Natural Gas Partners VIII, L.P., a Delaware limited partnership, Montierra Minerals & Production, L.P., a Texas limited partnership, Montierra Management LLC, a Texas limited liability company, and Eagle Rock Holdings, L.P., a Texas limited partnership.

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  We are managed by Eagle Rock Energy G&P, LLC, which is the general partner of our general partner, Eagle Rock Energy GP, L.P. We refer to Eagle Rock Energy G&P, LLC as "G&P" or "the general partner of our general partner." We refer to the board of directors of the general partner of our general partner as the "board of directors." G&P does not receive a management fee but is reimbursed for expenses incurred on our behalf under an Omnibus Agreement entered into upon our initial public offering in October 2006. As of May 25, 2010, our general partner held a 1.37% general partner interest in us, and, as of the date of this prospectus supplement, such general partner interest has not changed materially but is subject to minor changes upon grants or forfeitures of our restricted common units and other issuances.

WHERE YOU CAN FIND MORE INFORMATION

        We incorporate by reference information into this prospectus supplement, which means that we disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission (the "SEC"). The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus or any prospectus supplement, and the information we file later with the

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SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus.

        We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (excluding any information furnished pursuant to Items 2.02 or 7.01 on any Current Report on Form 8-K) until this rights offering is completed:

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  Our Annual Report on Form 10-K for the year ended December 31, 2009;

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  Our Quarterly Report on Form 10-Q for the three months ended March 31, 2010;

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  Our Current Reports on Form 8-K (excluding information "furnished" on Items 2.02 and 7.01 and related exhibits) filed on January 12, 2010, January 14, 2010, January 26, 2010, February 2, 2010, March 9, 2010 (two reports), March 12, 2010, March 26, 2010, April 27, 2010, April 28, 2010, May 6, 2010, May 10, 2010, May 12, 2010, May 14, 2010, May 21, 2010 and May 25, 2010; and

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  The description of our common units contained in our Registration Statement on Form 8-A, filed on September 12, 2006, and any subsequent amendment or report filed for the purpose of updating such description.

        You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

Eagle Rock Energy Partners, L.P.
Investor Relations
1415 Louisiana Street, Suite 2700
Houston, Texas 77002
(281) 408-1200

        Additionally, you may read and copy any documents filed by us at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC's web site at http://www.sec.gov.

        We also make available free of charge on our website at http://www.eaglerockenergy.com our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q, and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website as part of this prospectus.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement may include "forward-looking statements" as defined by the SEC. All statements, other than statements of historical facts, included in this prospectus supplement that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by us based on our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, which may cause our actual results to differ materially from those implied or expressed by the forward-looking statements. We do not assume any obligation to update such forward-looking statements following the date of this prospectus. For a complete description of these risks, see our risk factors set forth in this prospectus supplement and in our Annual Report on Form 10-K for the year ended

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December 31, 2009 and Quarterly Report for the quarter ended March 31, 2010, or included in any Annual or Quarterly Report on Form 10-K or Form 10-Q filed after the date of this prospectus supplement, which are incorporated into this prospectus supplement. These factors include but are not limited to:

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  Risks related to this rights offering and our other recapitalization transactions;

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  Drilling and geological/exploration risks;

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  Assumptions regarding oil and natural gas reserve levels, the costs to exploit them and the timing of their development;

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  Commodity prices;

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  Hedging activities;

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  Ability to obtain credit and access capital markets;

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  Ability to remain in compliance with the covenants set forth in our revolving credit facility;

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  Conditions in the securities and/or capital markets;

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  Future processing volumes and throughput;

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  Loss of significant customers;

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  Availability and cost of processing and transportation of natural gas liquids;

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  Competition in the oil and natural gas industry;

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  Relevant legislative or regulatory changes, including retroactive royalty or production tax regimes, changes in environmental regulation, environmental risks and liability under federal, state and foreign environmental laws and regulations;

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  Ability to make favorable acquisitions and integrate operations from such acquisitions;

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  Shortages of personnel and equipment;

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  Increases in interest rates;

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  Creditworthiness of our counterparties;

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  Weather, including the occurrence of any adverse weather conditions and/or natural disasters affecting our business;

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  Any other factors that impact or could impact the exploration of oil or natural gas resources, including but not limited to the geology of a resource, the total amount and costs to develop recoverable reserves, legal title, regulatory, natural gas administration, marketing and operations factors relating to the extraction of oil and natural gas; and

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  Tax risk associated with pass-through investment, including potential increase in the ratio of a unitholders taxable income to distributions or creation of phantom income in the event distributions are not enough to support the tax burden.

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QUESTIONS AND ANSWERS ABOUT THIS RIGHTS OFFERING

        The following are examples of what we anticipate may be common questions about this rights offering. The answers are based on selected information from this prospectus supplement. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about this rights offering. This prospectus supplement contains more detailed descriptions of the terms and conditions of this rights offering and provides additional information about us and our business, including potential risks related to this rights offering and our common units.

        Exercising the Rights and investing in our securities involve a high degree of risk. We urge you to carefully read the section entitled "Risk Factors" beginning on page S-23 of this prospectus and all other information included in this prospectus supplement in its entirety before you decide whether to exercise your Rights.

What is the rights offering?

        We are distributing to holders of our common units and general partner units, at no charge, transferable Rights to purchase both our common units and warrants to purchase our common units. You will receive 0.35 Rights for each common unit you owned as of 5:00 p.m., New York City time, on May 27, 2010, which is the Record Date for this rights offering.

        Pursuant to the terms of an Amended and Restated Securities Purchase and Global Transaction Agreement, among us, our general partner, G&P LLC and the NGP Parties dated January 12, 2010 (the "Global Transaction Agreement"), the NGP Parties and our general partner have agreed to fully exercise their Basic Subscription Rights in respect of the 14,369,931 common and general partner units owned by them for an aggregate exercise price of $12,573,680, resulting in the NGP Parties and our general partner receiving approximately 5,029,472 common units and warrants to purchase an additional 5,029,472 common units. The NGP Parties and our general partner may, but are not obligated to, exercise their Over-Subscription Rights.

How much money will we raise as a result of this rights offering?

        Assuming all of the Rights are exercised, we estimate that the net proceeds from this rights offering will be approximately $53.7 million, after deducting our expenses related to this offering and excluding any proceeds received from the exercise of any of the warrants. We intend to close this rights offering and accept such proceeds of the Basic Subscription Rights and Over-Subscription Rights as we have received as of the Expiration Date, even if such amount is less than the proceeds from the exercise of all of the Rights. See "Risk Factors—The net proceeds we receive from the rights offering may be lower than we currently anticipate."

What is the Basic Subscription Right?

        Each Basic Subscription Right entitles the holder of a Right the opportunity to purchase prior to the expiration of the Right for $2.50 in cash:

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  one common unit; and

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  one warrant to purchase one common unit for $6.00, on certain specified days (each March 15, May 15, August 15 and November 15) during the period beginning on August 15, 2010 and ending on May 15, 2012.

        The Rights are transferable during the course of the subscription period, and we have been advised by NASDAQ that the Rights will be traded on the NASDAQ Global Select Market under the symbol "EROCR." The warrants to be issued pursuant to this offering will be separately transferable following their issuance and through their expiration at 5:00 p.m., New York City time, on May 15, 2012 and will be listed on the NASDAQ Global Select Market under the symbol "EROCW."

        A holder may exercise any number of his Basic Subscription Rights, or he may choose not to exercise any at all.

        For example, if you own 1,000 common units on the Record Date, you will be granted 0.35 Rights for every common unit you own at that time, representing the Basic Subscription Right to subscribe for up to 350 common units and warrants to purchase up to an aggregate of 350 additional common units. Any additional Rights you purchase or sell will increase or decrease your Basic Subscription Rights accordingly. Rights may only be exercised for whole common units and warrants. No fractional common units will be issued in this offering. If you hold your common units in the name of a broker, dealer, custodian bank, trustee or other nominee who uses the services of The Depository Trust Company ("DTC"), then DTC will distribute 0.35 Rights to the nominee for every common unit you own at the Record Date.

What is the Over-Subscription Right?

        Holders of Rights may also elect, subject to limitations, to subscribe for additional common units that remain unsubscribed for as a result of any unexercised Basic Subscription Rights. The Over-Subscription Rights will only be fulfilled to the extent that all Basic Subscription Rights are not exercised in full and there are Excess Common Units and Warrants available.

        Though there is no limit on the number of Over-Subscription Rights you may exercise, in no event will the total number of common units and warrants issued pursuant to all exercised Over-Subscription Rights (excluding the common units issuable upon exercise of any warrants issued pursuant to the Over-Subscription Rights) exceed the number of Excess Common Units and Warrants. Payments in respect of Over-Subscription Rights are due at the time payment is made for the Basic Subscription Right.

What happens if Rights holders exercise their respective Over-Subscription Rights to purchase additional common units and warrants?

        If there are sufficient Excess Common Units and Warrants, all exercises of Over-Subscription Rights will be honored in full. If not, we will allocate any remaining available common units and warrants pro-rata among Rights holders who exercised their respective Over-Subscription Rights, based on the number of Basic Subscription Rights they exercised. American Stock Transfer & Trust Company, LLC, the subscription agent for this rights offering, will make any prorating calculations with respect to each exercise of Over-Subscription Rights in a manner it deems reasonable and, for purposes of each such proration, will not aggregate multiple exercises of Basic Subscription Rights by the same holder. If you exercise your Rights through a broker, dealer, custodian bank or other nominee, that nominee may have different procedures with respect to aggregating exercises of rights; please contact your nominee for more information. The number of common units and warrants allotted to each holder exercising Over-Subscription Rights will be rounded to eliminate fractional units.

        Payments for the exercise of Basic Subscription Rights and Over-Subscription Rights will be deposited upon receipt by the subscription agent and held in a segregated account with the subscription agent pending a final determination of the number of common units to be issued pursuant to the Basic Subscription Rights and Over-Subscription Rights. If the pro-rated number of common units and warrants allocated to you in connection with your Over-Subscription Right is less than your over-subscription request, then the excess funds held by the subscription agent on your behalf will be returned to you, without interest, as soon as practicable after this rights offering has expired and all prorating calculations and reductions contemplated by the terms of this rights offering have been effected. We will deliver certificates representing your common units and warrants or credit your account at your nominee holder with common units and warrants that you purchased pursuant to your Basic Subscription Rights and Over-Subscription Rights as soon as practicable after this rights offering has expired and all prorating calculations and reductions contemplated by the terms of this rights offering have been effected.

Will our officers, directors and significant unitholders be exercising their Rights?

        Our officers and directors may participate in this offering, but none of our officers and directors are obligated to so participate, except to the extent they may be deemed to beneficially own the common units held by any of the NGP Parties.

        The NGP Parties and our general partner are obligated to exercise their Basic Subscription Rights in full. The NGP Parties and our general partner will have the right, but not the obligation, to exercise their Over-Subscription Rights. The following table depicts (i) the current direct ownership of our common units and general partner units by the NGP Parties and our general partner, (ii) the number of whole Rights to be distributed to each such person, (iii) the gross cash proceeds we expect to receive from each person based on the aggregate exercise price of such Rights and (iv) the number of common units and warrants we expect each such person to own following the completion of this rights offering, assuming that either there are no Excess Common Units and Warrants or no NGP Party nor our general partner exercises its Over-Subscription Rights.

Name of Entity	Common and General Partner Units Directly Owned	Whole Rights to be Received	Aggregate Exercise Price(1)	Common and General Partner Units Owned Following Rights Offering(2)		Warrants Owned Following Rights Offering
Natural Gas Partners VII, L.P.	1,701,497	595,523	$1,488,808	2,297,020		595,523
Natural Gas Partners VIII, L.P.	1,763,206	617,122	$1,542,805	2,380,328		617,122
Eagle Rock Holdings, L.P.	7,163,630	2,507,270	$6,268,175	9,670,900		2,507,270
Montierra Minerals & Production, L.P.	2,868,556	1,003,994	$2,509,985	3,872,550		1,003,994
Montierra Management LLC	28,491	9,971	$24,928	38,462		9,971
Eagle Rock Energy GP, L.P.	844,551	295,592	$738,980	1,140,143	(3)	295,592	(4)

Total	14,369,931	5,029,472	$12,573,680	19,399,403		5,029,472

(1)
Excludes exercise price payable upon exercise of the warrants.

(2)
Excludes any common units issuable upon exercise of the warrants.

(3)
Includes 295,592 common units that we anticipate our general partner will, in accordance with the Global Transaction Agreement, distribute to ERH prior to our exercise of the GP Acquisition Option.

(4)
Includes 295,592 warrants that we anticipate our general partner will, in accordance with the Global Transaction Agreement, distribute to ERH prior to our exercise of the GP Acquisition Option.

Are there any conditions to the obligations of the NGP Parties and our general partner to fully-exercise their Basic Subscription Rights?

        Yes. Under the terms of the Global Transaction Agreement, neither the NGP Parties nor our general partner are obligated to participate in this rights offering if certain conditions have not been satisfied. In particular, the NGP Parties and our general partner will have no obligation to exercise their Basic Subscription Rights if, among other things: (i) any legal action is pending or threatened that seeks to restrain or enjoin, or any restraining order or injunction has been issued that prohibits, this rights offering or the exercise by the NGP Parties and our general partner of their Basic Subscription Rights; or (ii) we are in breach of certain of our representations or covenants contained in the Global Transaction Agreement.

Will the Rights and the common units and warrants that I receive upon exercise of my Rights be tradable on the NASDAQ Global Select Market?

        Our common units currently trade on the NASDAQ Global Select Market under the symbol "EROC." The Rights are transferable during the course of the subscription period, and we have been advised by NASDAQ that the Rights will be traded on the NASDAQ Global Select Market under the symbol "EROCR" beginning on or about June 1, 2010, until 4:00 p.m., New York City time, on June 30, 2010, the scheduled Expiration Date of this rights offering. As a result, you may transfer or sell your Rights if you do not want to purchase any common units. The warrants to be issued pursuant to this offering will be separately transferable following their issuance and through their expiration date of May 15, 2012 and will be listed on the NASDAQ Global Select Market under the symbol "EROCW." However, the Rights and the warrants are each a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of the trading market for the Rights or the warrants. The common units underlying the Rights and the warrants, upon issuance, will also be traded on the NASDAQ Global Select Market under the symbol "EROC."

How do I exercise my Basic Subscription Right?

        You may exercise your Basic Subscription Rights by properly completing and signing the certificates evidencing your Rights (each a "Rights Certificate") if you are a record holder of our common units, or by properly completing the subscription documents received from your bank or broker-dealer if your common units are held in street name. Your Rights Certificate, or properly completed subscription documents, as the case may be, together with full payment of the subscription price, must be received by American Stock Transfer & Trust Company, LLC, the subscription agent for this rights offering, by 5:00 p.m., New York City time, on or prior to the expiration of this rights offering, unless delivery of the Rights Certificate is effected pursuant to the guaranteed delivery procedures described below. In this prospectus supplement, we sometimes refer to American Stock Transfer & Trust Company, LLC as the subscription agent. American Stock Transfer & Trust Company, LLC is also the transfer agent and registrar for our common units.

        If you are a record holder and you use the mail, we recommend that you use insured, registered mail, return receipt requested. Whether you are a record holder or hold your common units through a broker, dealer, custodian bank, trustee or other nominee, we will not be obligated to honor your exercise of Rights if the subscription agent receives the documents relating to your exercise after the expiration of this rights offering, regardless of when you transmitted the documents.

How do I exercise my Over-Subscription Right?

        In order to properly exercise your Over-Subscription Right, you must: (i) indicate on your Rights Certificate that you submit with respect to the exercise of your Basic Subscription Rights the number of additional common units and warrants you are willing to acquire pursuant to your Over-Subscription Right and (ii) concurrently deliver full payment of the subscription price related to your Over-Subscription Right exercise at the time you make payment for your Basic Subscription Right exercise, or follow the method described below under "The Rights Offering—Guaranteed Delivery Procedures." All funds received by the subscription agent from the exercise of Over-Subscription Rights that are not fulfilled will be returned to investors, without interest, as soon as practicable after this rights offering has expired and all prorating calculations and reductions contemplated by the terms of this rights offering have been effected.

        If you are a record holder and you use the mail, we recommend that you use insured, registered mail, return receipt requested. Whether you are a record holder or hold your common units through a broker, dealer, custodian bank, trustee or other nominee, we will not be obligated to honor your exercise of Rights if the subscription agent receives the documents relating to your exercise after the expiration of this rights offering, regardless of when you transmitted the documents.

Am I required to subscribe in the rights offering?

        No. You may exercise or sell any number of your Rights. If you choose not to exercise your Basic Subscription Rights in full, however, the relative percentage of our common units that you own could substantially decrease, and your voting and other rights could be substantially diluted.

How can I transfer or sell my Rights?

        If your common units are held of record by a broker, custodian bank or other nominee on your behalf, you may transfer or sell your Rights by contacting your broker, custodian bank or other nominee through which you hold your common units. Please contact your broker, custodian bank or other nominee for specific instructions and deadlines related to the transfer of your Rights.

        If you are a record holder of a Rights Certificate, you may transfer or sell your Rights through the subscription agent, in which case you must deliver your properly executed Rights Certificate, with appropriate instructions, to the subscription agent. THE SUBSCRIPTION AGENT WILL ONLY FACILITATE SUBDIVISIONS OR TRANSFERS OF THE PHYSICAL RIGHTS CERTIFICATES UNTIL 5:00 P.M., NEW YORK CITY TIME, ON JUNE 25, 2010, THREE BUSINESS DAYS PRIOR TO THE SCHEDULED JUNE 30, 2010 EXPIRATION DATE. You may also choose to sell your Rights through a broker, custodian bank or other nominee, who may continue to facilitate transfers of the Rights beyond this deadline. If your common units are held of record by a broker, custodian bank or other nominee, please contact your broker, custodian bank, or other nominee for specific instructions and deadlines related to the transfer of your Rights.

When will this rights offering expire?

        The Rights will expire, if not exercised, at 5:00 p.m., New York City time, on June 30, 2010 unless the conflicts committee of our board of directors decides to extend the Expiration Date in accordance with the Global Transaction Agreement or otherwise with the consent of the NGP Parties. Any Rights not exercised at or before that time will expire without any payment to the holders of those unexercised Rights. See "The Rights Offering—Expiration of the Rights Offering and Extensions and Amendments." The subscription agent must actually receive all required documents and payments before 5:00 p.m., New York City time, on June 30, 2010 unless delivery of the Rights Certificate is effected pursuant to the guaranteed delivery procedures described below.

Will we be requiring a minimum dollar amount of subscriptions to consummate the rights offering?

        No. There is no minimum subscription requirement to consummate this rights offering.

Are there risks in exercising my Rights?

        Yes. The exercise of your Basic Subscription Rights and Over-Subscription Rights (and the resulting ownership of our common units and warrants) involves a high degree of risk. Exercising your Rights means buying additional common units and should be considered as carefully as you would consider any other investment. You should carefully consider the information under the heading "Risk

Factors" and all other information included in and incorporated by reference into this prospectus supplement before deciding to exercise your Rights.

Are there risks in not exercising my Rights?

        Any Rights that you do not exercise or sell will expire worthless and without payment to you on the Expiration Date. In addition, if you do not fully exercise your Rights, you should expect that you will, at the completion of this offering, own a smaller proportional interest in us than you would have if you fully exercised your Basic Subscription Rights, which could, in certain circumstances, result in gain to you. Please see "Risk Factors—Your interests in us may be diluted as a result of this rights offering" and "Risk Factors—In some circumstances, you may recognize income or gain as a result of the exercise of Rights by other unitholders."

Can the board of directors extend this rights offering?

        Only in certain circumstances. We have agreed to conduct this rights offering pursuant to the terms of the Global Transaction Agreement. Subject to the provisions of the Global Transaction Agreement or otherwise with the consent of the NGP Parties, the conflicts committee of our board of directors may extend this rights offering at any time prior to the Expiration Date. If the conflicts committee of our board of directors extends this rights offering, we will issue a press release notifying unitholders of the extension of the Expiration Date.

After I exercise my Rights, can I change my mind and cancel my purchase?

        No. All exercises of Rights are irrevocable. Once you send in your Rights Certificate (or Notice of Guaranteed Delivery) and payment, you cannot revoke the exercise of either your Basic Subscription Rights or Over-Subscription Rights, even if the market price of our common units is below the $2.50 per unit subscription price. You should not exercise your Rights unless you are certain that you wish to purchase additional common units and warrants at the subscription price.

What should I do if I want to participate in this rights offering but my common units are held in the name of my broker, dealer, custodian bank, trustee or other nominee?

        Beneficial owners of our common units whose units are held by a nominee, such as a broker, dealer, custodian bank or trustee, must contact that nominee to exercise their Rights. In that case, the nominee will exercise the Rights on behalf of the beneficial owner and arrange for proper payment.

        If you wish to purchase common units and warrants through this rights offering, please promptly contact your broker, dealer, custodian bank, or other nominee that is the record holder of your common units. We will ask your record holder to notify you of this rights offering. You should complete and return to your record holder the appropriate subscription documentation you receive from your record holder.

What should I do if I want to participate in this rights offering, but I am a unitholder with a foreign address?

        Rights Certificates will not be mailed to foreign unitholders whose address of record is outside the United States, or is an Army Post Office (APO) address or Fleet Post Office (FPO) address. If you are a foreign unitholder, you will be sent written notice of this offering. The subscription agent will hold your Rights, subject to you making satisfactory arrangements with the subscription agent for the exercise of your Rights, and follow your instructions for the exercise of the Rights if such instructions are received by the subscription agent at or before 11:00 a.m., New York City time, on June 25, 2010, three business days prior to the Expiration Date (or, if this offering is extended, on or before three business days prior to the extended Expiration Date). If no instructions are received by the subscription agent by that time, your Rights will expire worthless without any payment to you in respect of those unexercised Rights.

Will I be charged a fee or a sales commission if I exercise my Rights?

        We will not charge any fee or sales commission to Rights holders for exercising their Rights (other than the subscription price). However, if you exercise your Rights and/or sell any underlying common units through a broker, dealer, custodian bank, trustee or other nominee, you are responsible for any fees charged by your broker, dealer, custodian bank, trustee or other nominee.

Is a recommendation to unitholders regarding this rights offering being made?

        No. Neither we, our board of directors, the information agent nor the subscription agent are making any recommendation as to whether or not you should exercise your Rights. Unitholders who exercise Rights risk investment loss on new money invested. We cannot assure you that the market price for our common units will be above the subscription price or that anyone purchasing common units at the subscription price will be able to sell those common units in the future at the same price or a higher price. We urge you to make your decision based on your own assessment of our business and financial condition, our prospects for the future, the terms of this rights offering, and the information in, or incorporated by reference into, this prospectus supplement. Please see "Risk Factors" for a discussion of some of the risks involved in investing in our securities, as well as the risks related to dilution of your ownership interest in us if you choose not to exercise your Rights. If you do not exercise or sell your Rights, they will expire worthless and without any payment to you.

What are the material U.S. federal income tax consequences of exercising my Rights?

        Tax matters associated with exercising your Rights are complicated. The tax consequences will depend on your own personal tax situation and your subsequent investment decisions and actions. Please read "Risk Factors" for a discussion of certain tax risks related to exercising your Rights and "Material U.S. Federal Income Tax Considerations" for a discussion of the material U.S. federal income tax consequences of this rights offering. In addition, you are encouraged to consult with your own tax advisors for a full understanding of the federal, state, local and foreign tax consequences of receiving and exercising your Rights.

How many common units will be outstanding after the completion of this rights offering?

        As of May 25, 2010, we had 60,747,351 common units issued and outstanding, which we do not expect to change materially by the Record Date. The number of common units that we will issue in this rights offering through the exercise of Rights will depend on the number of common units that are subscribed for in this rights offering but will not exceed approximately 21,557,164, without giving effect to common units issuable upon exercise of warrants being issued in connection with this rights offering. Additionally, in connection with this rights offering, we may issue warrants to purchase up to an additional approximately 21,557,164 common units. Assuming that the maximum number of Rights are exercised, we anticipate that we will have approximately 82,304,515 common units outstanding after consummation of this rights offering, without giving effect to common units issuable upon the exercise or conversion of any outstanding securities, including the warrants being issued in connection with this rights offering.

        The NGP Parties and our general partner have agreed to fully exercise their Basic Subscription Rights in respect of the 14,369,931 common and general partner units owned by them, resulting in the NGP Parties and our general partner receiving approximately 5,029,472 common units and warrants to purchase an additional 5,029,472 common units, meaning we will have a minimum of approximately 65,776,823 common units outstanding following the completion of this rights offering, without giving effect to common units issuable upon the exercise of the warrants being issued in connection with this rights offering.

If I exercise my Rights, how and when will I receive the common units and warrants purchased in this rights offering?

        If your common units are held of record by Cede & Co. or by any other depository or nominee through the facilities of DTC on your behalf or on behalf of your broker, dealer, custodian bank, trustee or other nominee, you will have any common units and warrants that you acquire credited to the account of Cede & Co. or the other depository or nominee. With respect to all other unitholders, certificates for all common units and warrants acquired will be mailed to such unitholders. Any such mailing or crediting will occur as soon as practicable after this rights offering has expired, payment for the common units and warrants subscribed for has cleared, and all prorating calculations and reductions contemplated by the terms of this rights offering have been effected.

Who is the subscription agent for this rights offering, and to whom should I send my forms and payment?

        The subscription agent is American Stock Transfer & Trust Company, LLC. If your common units are held in the name of a broker, dealer, or other nominee, then you should send your applicable subscription documents to your broker, dealer, or other nominee. If you are a record holder, then you should send your applicable subscription documents, by overnight delivery, first class mail or courier service to:

If delivering by hand, mail or overnight courier:
American Stock Transfer & Trust Company
Operations Center
Attention: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219

        We will pay the fees and expenses of the subscription agent and have agreed to indemnify the subscription agent against certain liabilities that it may incur in connection with this rights offering.

        You are solely responsible for timely completing delivery to the subscription agent of your subscription documents, Rights Certificate, and payment. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent.

What should I do if I have other questions?

        If you have any questions or need further information about this rights offering, please call Morrow & Co, LLC, our information agent for the rights offering, at (203) 658-9400 (for brokerage firms and banks) or toll-free at (800) 607-0088 (for unitholders).

SUMMARY

        The following summary highlights information contained elsewhere in this prospectus supplement. It may not contain all the information that may be important to you. You should read this entire prospectus supplement carefully, including the section titled "Risk Factors," as well as the other documents incorporated by reference in this prospectus supplement.

Overview

        We are based in the United States and are a domestically-focused, growth-oriented limited partnership engaged in the business of (i) gathering, compressing, treating, processing and transporting natural gas; fractionating and transporting natural gas liquids ("NGLs"); and marketing natural gas, condensate and NGLs, which collectively we call our "Midstream Business;" and (ii) acquiring, developing and producing hydrocarbons in oil and natural gas properties, which we call our "Upstream Business."

        We are uniquely positioned as a publicly-traded partnership, or master limited partnership ("MLP"), that is engaged in both the midstream and upstream sectors of the oil and natural gas value chain. We have an experienced management team with expertise in gathering and processing natural gas, operating oil and natural gas properties and assets and evaluating and executing acquisition opportunities. Generally, our MLP structure gives us a lower cost of capital than a corporation through the avoidance of double taxation of our earnings. Our diversification across our two businesses was adopted to broaden the spectrum of potential acquisition opportunities, give us an advantage in acquiring asset packages that involve both midstream and upstream assets, provide us with a natural hedge on a portion of our natural gas volumes in our Upstream Business (to the extent of the volumes of natural gas purchased by us under our natural gas purchase agreements in our Midstream Business that is not offset by our long position in our Midstream Business), and exploit vertical integration synergies and market intelligence in selected regions of our operations.

        Our Midstream Business is strategically located in five significant natural gas producing regions: (i) the Texas Panhandle; (ii) East Texas/Louisiana; (iii) South Texas; (iv) West Texas; and (v) the Gulf of Mexico. These five regions are productive, mature, natural gas producing basins that have historically experienced significant drilling activity. Eagle Rock's natural gas gathering systems within these regions are comprised of approximately 5,200 miles of natural gas gathering pipelines with approximately 2,700 well connections, 19 natural gas processing plants with approximately 757 MMcf/d of plant processing capacity and 203,580 horsepower of compression. Our Midstream Business averaged 587 MMcf/d of gathered volumes and 348 MMcf/d of processed volumes during 2009.

        Our Upstream Business has long-lived, high working interest properties located in four significant oil and natural gas producing regions: (i) Southern Alabama (where we also operate the associated gathering and processing assets); (ii) East Texas; (iii) South Texas; and (iv) West Texas. As of December 31, 2009, these working interest properties included 260 operated productive wells and 149 non-operated wells with net production to us of approximately 5,300 Boe/d and proved reserves of approximately 33.8 Bcf of natural gas, 7.5 MMBbls of crude oil, and 6.1 MMBbls of natural gas liquids, of which 88% are proved developed.

Relationship to Natural Gas Partners

        We are currently affiliated with Natural Gas Partners, a leading private equity capital source for the energy industry. Natural Gas Partners owns a significant equity position in Eagle Rock Holdings, L.P. ("ERH"), which currently owns 7,163,630 common units and all of the equity interests in our general partner (directly and through ownership of all equity interests of our general partner's general partner), which holds the 1.37% general partner interest in us. In addition, the NGP Parties, which are all affiliates of Natural Gas Partners, have agreed to exercise all Rights issued in respect of the 14,369,931 common and general partner units owned by them and may, but are not required to, purchase additional common units in connection with its Over-Subscriptions Rights. Natural Gas Partners, through ERH, currently appoints all of the members of our board of directors.

        Pursuant to the terms of the Global Transaction Agreement, we have an option (the "GP Acquisition Option"), exercisable by the issuance of 1,000,000 newly-issued common units to ERH, to capture the value of the controlling interest in us through (a) acquiring our general partner, and such general partner's general partner, from ERH and immediately thereafter eliminating our 844,551 outstanding general partner units and (b) reconstituting our board of directors to allow our common unitholders not affiliated with Natural Gas Partners to elect the majority of our directors.

        If we exercise the GP Acquisition Option, Natural Gas Partners will no longer own or control our general partner, and a majority of our board of directors will be elected by our unitholders who are not affiliated with Natural Gas Partners. The conflicts committee of our board of directors, which has the authority to cause us to exercise the GP Acquisition Option, has indicated that it currently intends to cause us to exercise the GP Acquisition Option as soon as practicable following (i) the completion of this rights offering and (ii) its identification of two additional independent director candidates who have agreed to serve on our board of directors. Following our exercise of the GP Acquisition Option, Natural Gas Partners will have the right to appoint three directors to our board of directors, provided that it maintains a certain percentage ownership of our common units.

        We anticipate that our general partner will, in accordance with the Global Transaction Agreement, distribute to ERH any common units or warrants it receives upon exercise of its Basic Subscription Rights or Over-Subscription Rights. Therefore, we do not anticipate that we will acquire any common units or warrants owned by our general partner in connection with our exercise of the GP Acquisition Option.

Recent Developments

  Unitholder Approval of Global Transaction Agreement and Related Matters

        On May 21, 2010, a majority of our unitholders who are not affiliated with our general partner approved, among other things, the Global Transaction Agreement, which contemplates a series of transactions that seek to simplify and recapitalize our partnership, including:

  •
  the simplification of our capital structure through the contribution, and resulting cancellation, of our incentive distribution rights and 20,691,495 subordinated units held by affiliates of Natural Gas Partners, which was completed on May 24, 2010;

  •
  the sale of our minerals business to Black Stone Minerals Company, L.P., which was completed on May 24, 2010;

  •
  this rights offering, in which the NGP Parties have agreed to fully participate by exercising all Rights issued in respect of 14,369,931 common and general partner units owned by them (which includes 4,825,211 common units issued to them on May 24, 2010 in payment of a transaction fee contemplated by the Global Transaction Agreement); and

  •
  the GP Acquisition Option, exercisable by the issuance of 1,000,000 newly-issued common units to ERH, to capture the value of the controlling interest in us through (a) acquiring our general partner, and such general partner's general partner, from ERH and immediately thereafter eliminating our 844,551 outstanding general partner units and (b) reconstituting our board of directors to allow our common unitholders not affiliated with Natural Gas Partners to elect the majority of our directors.

        In addition, pursuant to the Global Transaction Agreement, for a period of up to four months (which may be extended to five months under certain circumstances) following unitholder approval of these transactions, an affiliate of Natural Gas Partners may be obligated, at the sole discretion of our conflicts committee, to purchase up to $41.6 million, at a price of $3.10 per unit, of an Eagle Rock equity offering. At this time, our conflicts committee has determined that it is not in our best interests to initiate marketing of an equity offering.

        For more information about the Global Transaction Agreement and related matters, please see our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference into this prospectus supplement, as well as our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 12, 2010.

  Minerals Business Sale

        On May 24, 2010, we completed the sale of all of our fee mineral and royalty interests as well as our equity investment in Ivory Working Interests, L.P. (collectively, the "Minerals Business"), for which we received net proceeds of approximately $171.6 million in cash after purchase price adjustments made to reflect an effective date of January 1, 2010 for the sale, as established in the agreement governing the sale. Eagle Rock retained approximately $2.9 million of cash from net revenues received from the Minerals Business after the effective date. Further upward or downward adjustments to the purchase price may occur post-closing to reflect customary true-ups.

        The Minerals Business is a diversified set of fee mineral, overriding royalty interests and royalty interests comprised of interests in multiple trends and geologic basins over 5.6 million gross mineral acres (430,000 net mineral acres) and interests in over 2,800 productive wells across 17 states in the United States and the Gulf of Mexico. As of December 31, 2009, these interests had proved reserves of approximately 4.8 Bcf of natural gas and 2.9 MMBbls of crude oil (100% proved developed producing). These interests produced an average of approximately 1.05 MBoe/d (net to our interest) during 2009.

  Simplification of Capital Structure; Payment of Transaction Fee

        Pursuant to the Global Transaction Agreement, on May 24, 2010, our general partner and ERH contributed to us all 20,691,495 of our outstanding subordinated units and all of the outstanding incentive distribution rights in us. In connection with the contribution of the subordinated units and incentive distribution rights, we (i) issued 4,825,211 common units to ERH as payment of the transaction fee contemplated by the Global Transaction Agreement and (ii) adopted and entered into a Second Amended and Restated Agreement of Limited Partnership.

        Pursuant to our Second Amended and Restated Agreement of Limited Partnership, among other things, (i) our subordinated units and incentive distribution rights were cancelled, (ii) the concepts of a subordination period and a minimum quarterly distribution (and, as a result, the concept of arrearages on the common units) were eliminated and (iii) provisions were included that provide for us, upon exercise of the GP Acquisition Option, to acquire our general partner and G&P.

        For more information about the simplification transactions and the Second Amended and Restated Agreement of Limited Partnership, please see our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 25, 2010.

  Credit Facility Amendment

        On March 8, 2010, we entered into the Second Amendment (the "Credit Facility Amendment") to our Credit Agreement, dated as of December 13, 2007, with Wachovia Bank, N.A., Bank of America, N.A., HSH NordBank AG, New York Branch, The Royal Bank of Scotland, PLC, BNP Paribas and the other lenders party thereto. In connection with our unitholders' approval of the Global Transaction Agreement and related matters, the Credit Facility Amendment became effective.

        The Credit Facility Amendment modifies the definition of "Change in Control" in such a way that our exercise of the GP Acquisition Option would no longer trigger a "Change in Control" event and potential default; see "—General Partner Acquisition Option." In addition to modifying the definition of "Change in Control," the Credit Facility Amendment also:

  •
  reduces the maximum permitted Senior Secured Leverage Ratio (as such term is defined in our credit agreement) from 4.25 to 1.0 under the current credit agreement to 3.75 to 1.0 (and from 4.75 to 1.0 to 4.25 to 1.0 for specified periods following certain permitted acquisitions);

  •
  obligates us to use $100 million of the proceeds from the sale of our Minerals Business (described above) to make a mandatory prepayment towards our outstanding borrowings under the revolving credit facility, which mandatory prepayment was made on May 25, 2010; and

  •
  reduced, upon such mandatory prepayment, our borrowing capacity under the revolving credit facility by the $100 million amount of such mandatory prepayment; however, our availability under our revolving credit facility is not currently impacted because it is limited by compliance with financial covenants.

        The Credit Facility Amendment further clarifies that the proceeds from the sale of our Minerals Business in excess of $100 million may be used to immediately reduce debt, but will not result in a mandatory prepayment unless such proceeds are not reinvested in Property (as defined in our credit agreement) within the 270-day post-closing period provided in our credit agreement.

Current and Expected Management of Eagle Rock Energy Partners, L.P.

        Eagle Rock Energy GP, L.P., our general partner, has sole responsibility for conducting our business and for managing our operations. Because our general partner is a limited partnership, its general partner, G&P, which is currently owned 100% by ERH, conducts our business and operations, and the board of directors and executive officers of G&P make decisions on our behalf. Neither our general partner nor any of its affiliates receive any management fee or other compensation in connection with the management of our business, but they are entitled to reimbursement for all direct and indirect expenses they incur on our behalf.

        Neither our general partner nor the board of directors of G&P is currently elected by our unitholders. Unlike shareholders in a publicly traded corporation, our unitholders are not currently entitled to elect the directors of G&P. Because of its ownership of a majority interest in ERH, Natural Gas Partners currently has the right to elect all of the members of the board of directors of G&P. References herein to the officers or directors of our general partner refer to the officers and directors of G&P.

        At any time until December 31, 2012, we may exercise the GP Acquisition Option and acquire all of the issued and outstanding limited liability company interests of G&P and limited partner interests of our general partner in exchange for the issuance to ERH of 1,000,000 common units.

        In the event that we exercise the GP Acquisition Option, G&P, as our wholly-owned subsidiary, will continue to manage us and the G&P management team will continue in their current roles and will manage G&P. Following the exercise of the GP Acquisition Option, the size of our board of directors will be automatically reconstituted to include two new additional independent directors initially appointed by the conflicts committee of our board of directors, for a total of nine directors, as described below. Those nine directors will be comprised of:

  •
  five directors elected by our common unitholders other than the NGP Parties, three of which must be independent;

  •
  one management director, consisting of the chief executive officer of G&P or his designee; and

  •
  three directors appointed by Natural Gas Partners.

        The conflicts committee of our board of directors, which has the authority to cause us to exercise the GP Acquisition Option, has indicated that it currently intends to cause us to exercise the GP Acquisition Option as soon as practicable following (i) the completion of this rights offering and (ii) its identification of two additional independent director candidates who have agreed to serve on our board of directors.

Organizational Structure

        The following diagram depicts our ownership structure after giving effect to the portions of the recapitalization transactions we have already completed, specifically (i) the sale of our Minerals Business, (ii) the surrender by our general partner and ERH of our outstanding subordinated units and incentive distribution rights, and the resulting cancellation of those interests and (iii) the issuance of 4,825,211 common units to ERH in connection with payment of the transaction fee, as well as after giving effect to this rights offering (assuming full participation by all holders of our common units and without giving effect to the exercise of any warrant to be issued pursuant to this rights offering). The ownership percentages shown in the following diagram are calculated on a fully-diluted basis based on ownership as of May 25, 2010.

        The following diagram depicts our ownership structure after giving effect to the portions of the recapitalization transactions we anticipate we will complete in the near-term, specifically our exercise of the GP Acquisition Option (including our issuance of 1,000,000 common units to ERH and the elimination of our 844,551 outstanding general partner units). The diagram does not depict any potential equity offering contemplated by the Global Transaction Agreement. The ownership percentages shown in the following diagram are calculated on a fully-diluted basis based on ownership as of May 25, 2010.

(1)
Includes 295,592 common units expected to be received by Eagle Rock GP, L.P. upon its exercise of its Basic Subscription Rights, as we anticipate that Eagle Rock GP, L.P. will, in accordance with the Global Transaction Agreement distribute all such common units to ERH prior to our exercise of the GP Acquisition Option.

Principal Executive Offices and Internet Address

        Our principal executive offices are located at 1415 Louisiana Street, Suite 2700, Houston, TX 77002, and our telephone number is (281) 408-1200. Our website is located at www.eaglerockenergy.com. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus supplement.

THE OFFERING

Issuer	Eagle Rock Energy Partners, L.P.
Securities Offered

We are distributing, at no charge, to the holders of our common units as of 5:00 p.m., New York City time, on May 27, 2010, the Record Date, 0.35 transferable Rights to subscribe for (i) common units and (ii) warrants to purchase common units for each common unit held on the Record Date. In addition, our general partner will also receive 0.35 Rights for each general partner unit that it holds. We anticipate that the total purchase price for the securities sold in this rights offering will be approximately $53.9 million assuming full participation and without giving effect to the exercise of any warrants. No assurances can be given, however, as to the level of participation in this rights offering.

Basic Subscription Right

Each whole Right entitles the holder (including holders of Rights acquired during the subscription period) to purchase for $2.50 in cash (1) one common unit and (2) one warrant to purchase one additional common unit at $6.00 on certain specified days during the period beginning on August 15, 2010 and ending on May 15, 2012. The warrants are exercisable only on each March 15, May 15, August 15 and November 15 during the period in which the warrants remain outstanding.

Basic Subscription Rights may only be exercised for whole common units and warrants; no fractional common units will be issued in this offering.
Over-Subscription Right

Holders of Rights will be entitled, subject to limitations, to subscribe for additional common units and warrants that remain unsubscribed as a result of any unexercised Basic Subscription Rights at the same subscription price of $2.50 per common unit and warrant.

After all Basic Subscription Rights have been fulfilled, common units and warrants that remain unsubscribed for, if any, will be allocated to fulfill those Over-Subscription Rights that have been exercised. If there are sufficient Excess Common Units and Warrants, all exercises of Over-Subscription Rights will be honored in full. If less than all Basic Subscription Rights are exercised, then Basic Subscription Rights will be fulfilled and any Excess Common Units and Warrants will be allocated on a pro-rata basis to fulfill those Over-Subscription Rights that have been exercised. American Stock Transfer & Trust Company, LLC, the subscription agent for this rights offering, will make any prorating calculations with respect to each exercise of Over-Subscription Rights in a manner it deems reasonable and, for purposes of each such proration, will not aggregate multiple exercises of Basic Subscription Rights by the same holder. If you exercise your Rights through a broker, dealer, custodian bank or other nominee, that nominee may have different procedures with respect to aggregating exercises of rights; please contact your nominee for more information.

If all Basic Subscription Rights are exercised in full, then no Over-Subscription Rights will be fulfilled, and any excess subscription amount received by the subscription agent will be returned, without interest, as soon as practicable after the Expiration Date for this rights offering and after all prorating calculations and reductions contemplated by the terms of this rights offering have been effected.

Over-Subscription Rights may only be exercised for whole common units and warrants; no fractional common units will be issued in this offering. The number of remaining common units each holder exercising Over-Subscription Rights may acquire will be rounded to result in delivery of whole common units and warrants.

Commitment of NGP Parties

The NGP Parties and our general partner have agreed, subject to the satisfaction of certain conditions described in "The Rights Offering—Conditions to the Commitment of the NGP Parties," to fully exercise their Basic Subscription Rights in respect of the 14,369,931 common and general partner units owned by them for an aggregate exercise price of $12,573,680, resulting in the NGP Parties and our general partner receiving approximately 5,029,472 common units and warrants to purchase an additional 5,029,472 common units.

Assuming full participation by our common unitholders in this rights offering, the NGP Parties' percentage ownership in us will remain unchanged.
The NGP Parties and our general partner may, but are not obligated to, exercise their Over-Subscription Rights.
Record Date	5:00 p.m., New York City time, on May 27, 2010.

Commencement Date of Subscription Period	June 1, 2010.
Expiration Date of this Rights Offering

5:00 p.m., New York City time, on June 30, 2010, unless extended by us as described. Any Rights not exercised at or before the Expiration Date and time will have no value and expire without any payment to the holders of those unexercised Rights. To exercise Rights, the subscription agent must actually receive all required documents and payments before the designated time on the Expiration Date, provided that if you cannot deliver your Rights Certificate to the subscription agent on time, you may follow the guaranteed delivery procedures described under "The Rights Offering—Guaranteed Delivery Procedures."

Subscription Price	$2.50 per common unit and warrant, payable in immediately available funds. To be effective, any payment related to the exercise of the Right must clear prior to the expiration of this rights offering.
Use of Proceeds

If all of the Rights are exercised in full, we expect that the proceeds from this rights offering, after deducting our estimated expenses, will be approximately $53.7 million, which we intend to use primarily to repay outstanding borrowings under our revolving credit facility.

Transferability of Rights	The Rights may be transferred or assigned during the subscription period.

If your common units are held of record by a broker, custodian bank or other nominee on your behalf, you may sell your Rights by contacting your broker, custodian bank or other nominee through which you hold your common units.

If you are a record holder of a Rights Certificate, you may transfer your Rights through the subscription agent, in which case you must deliver your properly executed Rights Certificate, with appropriate instructions, to the subscription agent. THE SUBSCRIPTION AGENT WILL ONLY FACILITATE SUBDIVISIONS OR TRANSFERS OF THE PHYSICAL RIGHTS CERTIFICATES UNTIL 5:00 P.M., NEW YORK CITY TIME, ON JUNE 25, 2010, THREE BUSINESS DAYS PRIOR TO THE SCHEDULED JUNE 30, 2010 EXPIRATION DATE. You may also choose to sell your Rights through a broker, custodian bank or other nominee, who may continue to facilitate transfers of the Rights beyond this deadline.

The deadline to sell your Rights is subject to extension if we extend the Expiration Date of this rights offering. We have been advised by NASDAQ that the Rights will be traded on the NASDAQ Global Select Market under the symbol "EROCR" beginning on or about June 1, 2010, until 4:00 p.m., New York City time, on June 30, 2010, the scheduled Expiration Date of this rights offering.

Transferability of Warrants

The warrants to be issued pursuant to this offering will be separately transferable following their issuance and through their expiration at 5:00 p.m., New York City time, on May 15, 2012. The warrants will be listed on the NASDAQ Global Select Market under the symbol "EROCW."

No Recommendation

Our board of directors makes no recommendation to you about whether you should exercise, sell or let expire any of your Rights. You are urged to consult your own financial advisors in order to make an independent investment decision about whether to exercise, sell or let expire any of your Rights. We cannot assure you that the market price for our common units will be above the subscription price or that anyone purchasing common units at the subscription price will be able to sell those common units in the future at the same price or a higher price. You are urged to make your decision based on your own assessment of our business and this rights offering. Please see "Risk Factors" for a discussion of some of the risks involved in investing in our securities, and the risks related to dilution of your ownership interest in us if you choose not to exercise your Rights. If you do not exercise or sell your Rights, they will expire worthless and without any payment to you.

Minimum Subscription Requirement

There is no minimum subscription requirement. We will consummate this rights offering regardless of the amount raised from the exercise of Basic Subscription Rights and Over-Subscription Rights by the Expiration Date.

Maximum Offering Size

We will not issue more than 21,557,164 common units and warrants to purchase an additional 21,557,164 common units in this rights offering. This amount represents the aggregate number of common units and warrants that can be purchased pursuant to the Basic Subscription Rights.

No Revocation

If you exercise any of your Basic Subscription Rights or Over-Subscription Rights, you will not be permitted to revoke or change the exercise or request a refund of monies paid. You should not exercise your Rights unless you are sure that you wish to purchase additional common units at the subscription price. Once you exercise your Rights, you cannot revoke the exercise of your Rights even if you later learn information that you consider to be unfavorable and even if the market price of our common units is below the subscription price.

Material U.S. Federal Income Tax Considerations

Tax matters associated with this rights offering are complicated. Your tax consequences will depend on your own personal tax situation and your, and other unitholders', subsequent investment decisions and actions. You are urged to consult your own tax advisors for a full understanding of the federal, state, local and foreign tax consequences of this rights offering that will be applicable to you.

This distribution of Rights is not anticipated to cause us or our existing public common unitholders to recognize income or gain. However, if you exercise your Rights, you will receive an allocation of gross income equal to the excess of the then current capital account of an existing common unitholder (as adjusted to reflect the fair market value of our properties) over the portion of the subscription price that is allocable to your purchase of the common unit. Because these gross income allocations to exercising Rights holders will reduce the net income otherwise allocable to you and other existing common unitholders (partially offsetting the gross income allocations), the higher the level of participation in the rights offering, the lesser the net effect of these gross income allocations will be upon you or any particular exercising Rights holder. However, it is possible that the full gross income allocation will be taxable to those who exercise their Rights. This rights offering presents numerous considerations for you, as a common unitholder, to consider, and your tax consequences depend upon both your own and other unitholders' investment decisions and actions. For more information, please read "Material U.S. Federal Income Tax Considerations—The Rights Offering" beginning on page S-59.

The tax consequences relating to the issuance and exercise of the warrants are unclear under current law. However, in the absence of any contrary precedential authority, we intend to follow proposed Treasury Regulations issued on January 22, 2003, relating to the tax treatment of noncompensatory options issued by partnerships (the "Noncompensatory Option Regulations"). Consistent with these rules, it is not anticipated that we or our existing common unitholders will recognize income or gain as a result of the issuance or exercise of the warrants. It is important to note that the Noncompensatory Option Regulations are proposed Treasury Regulations that are not finalized and are subject to change. Consequently, no assurance can be provided that the issuance and exercise of the warrants will be tax free or that the methods we will adopt to allocate income and loss among our unitholders to take into account the outstanding warrants will be respected for federal income tax purposes. For more information, please read "Material U.S. Federal Income Tax Considerations—The Warrants" beginning on page S-61.

A portion of our liabilities currently allocable to our existing common unitholders will be shifted to the holders of new common units issued upon the exercise of the Rights and warrants. This will result in a reduction in the allocable share of nonrecourse liabilities of an existing unitholder, which is referred to as a "reducing debt shift." If you experience a reducing debt shift, you will be deemed to have received a cash distribution equal to the amount of the reduction. You will recognize gain to the extent your share of the constructive cash distribution exceeds such your tax basis in your common units. Although we have not received an opinion with respect to the shift of nonrecourse liabilities, we do not expect that any constructive cash distribution will exceed an existing unitholder's tax basis in his common units. For more information, please read "Material U.S. Federal Income Tax Considerations—Potential for Income or Gain Recognition as a Result of Reducing Debt Shifts" beginning on page S-63.

The federal income tax consequences described above may not apply to you. Please read "Material U.S. Federal Income Tax Considerations" beginning on page S-58 for a more complete discussion of the federal income tax consequences of this rights offering.

Extension

We have agreed to conduct this rights offering pursuant to the terms of the Global Transaction Agreement. Subject to the provisions of the Global Transaction Agreement or otherwise with the consent of the NGP Parties, the conflicts committee of our board of directors may extend this rights offering at any time prior to the Expiration Date. Any extension of this rights offering will be followed by an announcement as promptly as practicable, but in no event later than 9:00 a.m., New York City time, on the next business day following the previously scheduled Expiration Date.

Procedure for Exercising Subscription Rights	To exercise your Rights, you must take the following steps:

•       If you are a registered holder of our common units, the subscription agent must receive your payment for each common unit subscribed for pursuant to your Basic Subscription Right and Over-Subscription Right at the initial subscription price of $2.50 per unit and properly completed Rights Certificate before 5:00 p.m., New York City time, on June 30, 2010. You may deliver the documents and payments by mail or commercial carrier. If regular mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

•       If you are a beneficial owner of common units that are registered in the name of a broker, dealer, custodian bank, or other nominee, or if you would prefer that an institution conduct the transaction on your behalf, you should instruct your broker, dealer, custodian bank, or other nominee to exercise your Rights on your behalf and deliver all documents and payments to the subscription agent before 5:00 p.m., New York City time, on June 30, 2010. If you wish to purchase common units through this rights offering, please promptly contact any broker, dealer, custodian bank, or other nominee who is the record holder of your common units. We will ask your record holder to notify you of this rights offering. You should complete and return to your record holder the appropriate subscription documentation you receive from your record holder.

•       If you cannot deliver your Rights Certificate to the subscription agent prior to the expiration of the rights offering, you may follow the guaranteed delivery procedures described under "The Rights Offering—Guaranteed Delivery Procedures."

Foreign Unitholders

We will not mail Rights Certificates to foreign unitholders whose address of record is outside the United States, or is an Army Post Office (APO) address or Fleet Post Office (FPO) address. The subscription agent will hold the Rights Certificates for such holder's account. To exercise Rights, unitholders with such addresses must notify the subscription agent and timely follow the procedures described in "The Rights Offering—Foreign Unitholders."

Subscription Agent	American Stock Transfer & Trust Company, LLC.
Information Agent

Morrow & Co., LLC. If you have any questions or need further information about this rights offering, please call Morrow & Co., LLC at (203) 658-9400 (for brokerage firms and banks) or tollfree at (800) 607-0088 (for unitholders).

Common Units Outstanding Before this Rights Offering	As of May 25, 2010, we had 60,747,351 common units issued and outstanding, which we do not expect to change materially by the Record Date.

Common Units Outstanding After this Rights Offering

Assuming that the maximum number of Rights are exercised, we anticipate that we will have 82,304,515 common units outstanding after consummation of this rights offering, without giving effect to common units issuable upon the exercise or conversion of any outstanding securities, including the warrants being issued in connection with this rights offering. Assuming that only the NGP Parties exercise their Rights, as they have committed to do, we will have 65,776,823 common units outstanding after consummation of this rights offering, without giving effect to common units issuable upon the exercise or conversion of any outstanding securities, including the warrants being issued in connection with this rights offering

Trading Symbols

Our common units are quoted on the NASDAQ Global Select Market under the symbol "EROC." The common units issued in this rights offering and pursuant to the exercise of the warrants will also be quoted on the NASDAQ Global Select Market under the same symbol.

The Rights are transferable during the subscription period, and we have been advised by NASDAQ that the Rights will be traded on the NASDAQ Global Select Market under the symbol "EROCR" beginning on or about June 1, 2010, until 4:00 p.m., New York City time, on June 30, 2010, the scheduled Expiration Date of this rights offering.

The warrants to be issued pursuant to this offering will be separately transferable upon issuance and through their expiration date of May 15, 2012. The warrants will be listed on the NASDAQ Global Select Market under the symbol "EROCW."

Risk Factors

Investing in our securities involves substantial risk. You should carefully consider the risk factors set forth in the section entitled "Risk Factors" and the other information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein, prior to making an investment in our securities. See "Risk Factors" beginning on page S-23 of this prospectus supplement.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should carefully consider the following risk factors together with all of the other information included in this prospectus supplement, the accompanying prospectus and the information that we have incorporated herein by reference in evaluating an investment in Eagle Rock Energy Partners, L.P. If any of the following risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. In that case, the trading price of the Rights, the warrants or our common units could decline, and you could lose all or part of your investment.

        We hereby incorporate by reference all of our risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2009 or included in any Quarterly Report on Form 10-Q filed after the date of this prospectus supplement.

Risks Related to the Rights Offering

Your interest in us may be diluted as a result of this rights offering.

        Unitholders who do not fully exercise their Basic Subscription Rights should expect that they will, at the completion of this offering, own a smaller proportional interest in us than would otherwise be the case had they fully exercised their Basic Subscription Rights. Further, the common units issuable upon the exercise of the warrants to be issued pursuant to this rights offering will further dilute the ownership interest of unitholders not participating in this offering or of holders of warrants issued pursuant to this offering who have not exercised them.

This rights offering may cause the trading price of our common units to decrease.

        The subscription price, together with the number of common units we propose to issue and ultimately will issue in this rights offering, has already resulted in a decrease in the market value of our common units. This reduced price may continue throughout and after the completion of this rights offering. If that occurs, you may have committed to buy common units in the rights offering at a price greater than the prevailing market price. We cannot predict the effect, if any, that the availability of common units for future sale represented by the warrants issued in connection with this rights offering will have on the market price of our common units from time to time. Further, if a substantial number of Rights are exercised and the holders of the common units and warrants received upon exercise of those Rights or the warrants choose to sell some or all of the units underlying the Rights or the warrants, the resulting sales could depress the market price of our common units. Following the exercise of your Rights, you may not be able to sell your common units at a price equal to or greater than the subscription price.

You could be committed to buying common units above the prevailing market price.

        Once you exercise your Rights, you may not revoke such exercise even if you later learn information that you consider to be unfavorable to the exercise of your Rights. The market price of our common units may decline prior to the expiration of this offering, or a subscribing Rights holder may not be able to sell common units purchased in this offering at a price equal to or greater than the subscription price. Until common units are delivered upon expiration of this rights offering, you will not be able to sell or transfer the common units that you purchase in this rights offering. Any such delivery will occur as soon as practicable after this rights offering has expired, payment for the common units and warrants subscribed for has cleared, and all prorating calculations and reductions contemplated by the terms of this rights offering have been effected.

The net proceeds we receive from the rights offering may be lower than we currently anticipate.

        Other than from the NGP Parties and our general partner, we do not have any formal commitments from any of our unitholders to exercise their Rights in this rights offering, and we cannot assure you that any of our other unitholders will exercise all or any part of their Basic Subscription Right or their Over-Subscription Right. If our unitholders and third parties that may acquire Rights subscribe for fewer common units than we currently anticipate, the net proceeds we receive from this rights offering could be significantly lower than we currently expect.

The subscription price determined for this offering is not an indication of the fair value of our common units.

        We set the subscription price of $2.50 per common unit and warrant through negotiations with the NGP Parties regarding the terms of the Global Transaction Agreement. The subscription price does not necessarily bear any relationship to the book value of our assets, results of operations, cash flows, losses, financial condition or any other established criteria for value. You should not consider the subscription price as an indication of the fair value of our common units. After the date of this prospectus supplement, our common units may trade at prices above or below the subscription price.

If you do not act on a timely basis and follow subscription instructions, your exercise of Rights may be rejected.

        Holders of Rights who desire to purchase common units and warrants in this offering must act on a timely basis to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., New York City time, on the Expiration Date, unless extended, unless delivery of the Rights Certificate is effected pursuant to the guaranteed delivery procedures as described below. To be effective, any payment related to the exercise of the Right must clear prior to the expiration of this rights offering. If you are a beneficial owner of common units and you wish to exercise your Rights, you must act promptly to ensure that your broker, dealer, custodian bank, trustee or other nominee acts for you and that all required forms and payments are actually received by your broker, dealer, custodian bank, trustee or other nominee in sufficient time to deliver such forms and payments to the subscription agent to exercise the Rights granted in this offering that you beneficially own prior to 5:00 p.m., New York City time on the Expiration Date, as may be extended, unless delivery of the Rights Certificate is effected pursuant to the guaranteed delivery procedures as described below. We will not be responsible if your broker, dealer, custodian bank, trustee or other nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., New York City time, on the Expiration Date.

        If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in this rights offering, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the subscription agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

You may not receive all of the common units and warrants for which you subscribe.

        Over-Subscription Rights will only be honored if and to the extent that Basic Subscription Rights have not been exercised in full, in which case there will be Excess Common Units and Warrants. Over-Subscription Rights will be allocated pro-rata among Rights holders who so exercised, based on the number of Basic Subscription Rights that each exercised. You may not receive any or all of the amount of common units for which you exercise Over-Subscription Rights. American Stock Transfer & Trust Company, LLC, the subscription agent for this rights offering, will make any prorating calculations with respect to each exercise of Over-Subscription Rights in a manner it deems reasonable and, for purposes of each such proration, will not aggregate multiple exercises of Basic Subscription Rights by the same holder. If you exercise your Rights through a broker, dealer, custodian bank or other nominee, that nominee may have different procedures with respect to aggregating exercises of rights; please contact your nominee for more information.

        If the prorated amount of common units allocated to you in connection with your Over-Subscription Right is less than your request, then the excess funds held by the subscription agent on your behalf will be returned to you, without interest, as soon as practicable after this rights offering has expired and all prorating calculations and reductions contemplated by the terms of this rights offering have been effected, and we will have no further obligations to you.

If you make payment of the subscription price by uncertified check, your check may not clear in sufficient time to enable you to purchase common units in this rights offering.

        Any uncertified check used to pay for common units and warrants to be issued in this rights offering must clear prior to the Expiration Date, and the clearing process may require five or more business days. If you choose to exercise your Rights, in whole or in part, and to pay for common units and warrants by uncertified check and your check has not cleared prior to the Expiration Date, you will not have satisfied the conditions to exercise your Rights and will not receive the common units and warrants you wish to purchase.

If you exercise your Rights, you will receive a gross income allocation that may materially increase the net income allocated to you.

        If you exercise your Rights, you will receive an allocation of gross income equal to the excess of the then current capital account of an existing common unitholder (as adjusted to reflect the fair market value of our properties) over the portion of the subscription price that is allocable to your purchase of the common unit. Because these gross income allocations to exercising Rights holders will reduce the net income otherwise allocable to you and other existing common unitholders (partially offsetting the gross income allocation), the higher the level of participation in the rights offering, the lesser the net effect of these gross income allocations will be upon you or any particular exercising Right holder. However, it is possible that the full gross income allocation will be taxable to those who exercise their Rights.

In some circumstances, you may recognize income or gain as a result of the exercise of Rights by other unitholders.

        A portion of our liabilities currently allocable to our existing common unitholders will be shifted to the holders of new common units issued upon the exercise of the Rights. Thus, to the extent that your share of our liabilities is reduced, including by failure to exercise the Rights, you will be deemed to have received a cash distribution equal to the amount by which your share of our liabilities is reduced, which is referred to as a "reducing debt shift." Cash distributions made by us generally will not be taxable to you for federal income tax purposes, except to the extent the amount of any such cash distribution exceeds your tax basis in your common units immediately before the distribution. Cash distributions from us that are in excess of your tax basis generally will be considered to be gain from the sale or exchange of your common units. Thus, if a reducing debt shift results in a deemed cash distribution that exceeds your basis in your common units, you would recognize gain in an amount equal to such excess. However, you generally would not recognize taxable gain if your tax basis in your common units is positive without including any basis associated with your share of our liabilities. In light of the prices at which we understand holders of our common units have purchased their respective common units, we do not currently anticipate that our existing common unitholders will recognize taxable gain as a result of any potential reducing debt shifts caused by the exercise of the Rights;

however, we have not received an opinion with respect to the reducing debt shifts and no assurance can be given with respect to potential gain recognition as a result of any such shift.

No prior market exists for the Rights.

        Although we have been advised by NASDAQ that the Rights will be traded on the NASDAQ Global Select Market, the Rights are a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of the trading market for the Rights. No one is obligated to make a market in the Rights. Subject to certain earlier deadlines described under "The Rights Offering—Methods for Transferring and Selling Rights—Sales of Rights Through the Subscription Agent," the Rights are transferable until 4:00 p.m., New York City time, on June 30, 2010, the Expiration Date, at which time they will be no longer transferable. The subscription agent will only facilitate subdivisions or transfers of the physical Rights Certificates until 5:00 p.m., New York City time, on June 25, 2010, three business days prior to the scheduled Expiration Date. If you wish to sell your Rights or the subscription agent tries to sell Rights on your behalf in accordance with the procedures discussed in this prospectus supplement but such Rights cannot be sold, or if you provide the subscription agent with instructions to exercise the Rights and your instructions are not timely received by the subscription agent or if you do not provide any instructions to exercise your Rights, then Rights will expire and will be void and no longer exercisable unless you use the guaranteed delivery procedures described below.

Risks Related to the Warrants

The market price of our common units may never exceed the exercise price of the warrants issued in connection with this offering.

        The warrants being issued in connection with this offering will expire at 5:00 p.m., New York City time, on May 15, 2012. We cannot provide you any assurance that the market price of our common units will ever exceed the exercise price of the warrants prior to their date of expiration. In addition, the warrants are exercisable only on each March 15, May 15, August 15 and November 15, on which days the market price of our common units may not exceed the exercise price of the warrants. Any warrants not exercised by their date of expiration will expire worthless, and we will be under no further obligation to the warrant holder.

The warrants will only be exercisable on four days each year—March 15, May 15, August 15 and November 15—which may negatively impact the trading price of the warrants and your ability to sell or exercise the warrants at a price that is acceptable to you.

        The warrants are exercisable only on each March 15, May 15, August 15 and November 15. Therefore, even if you wish to exercise the warrants at another time, you will not be able to do so, even if the market price of our common units exceeds the exercise price of the warrants. Additionally, these restrictions on exercise may have a negative impact on your ability to transfer the warrants at a price that is acceptable to you.

Absence of a public trading market for the warrants may limit the ability of a purchaser to resell the warrants.

        There is no established trading market for the warrants to be issued pursuant to this offering, and the warrants may not be widely distributed. Though the warrants will be listed on the NASDAQ Global Select Market, there can be no assurance that a market will develop for the warrants. Even if a market for the warrants does develop, the price of the warrants may fluctuate and liquidity may be limited. If a market for the warrants does not develop, then purchasers of the warrants may be unable to resell the warrants or sell them only at an unfavorable price for an extended period of time, if at all. Future trading prices of the warrants will depend on many factors, including:

  •
  our operating performance and financial condition;

  •
  our ability to continue the effectiveness of the registration statement, of which this prospectus supplement is a part, covering the warrants and the common stock issuable upon exercise of the warrants;

  •
  the interest of securities dealers in making a market; and

  •
  the market for similar securities.

The tax consequences relating to the warrants are unclear under current law, and the IRS may adopt positions that differ from the positions we intend to take.

        The tax consequences relating to the issuance and exercise of the warrants are unclear. However, in the absence of any contrary precedential authority, we intend for our methods of maintaining capital accounts and allocating income, gain, loss and deduction with respect to the warrants to comply with Noncompensatory Option Regulations. Consistent with these rules, it is not anticipated that we or our existing common unitholders will recognize income or gain as a result of the issuance or exercise of the warrants. However, it is important to note that the Noncompensatory Option Regulations are proposed Treasury Regulations that are subject to change and are not legally binding until they are finalized. There can be no assurance that the proposed Treasury Regulations will ever be finalized, or that they will not be finalized in a substantially different form. Consequently, no assurance can be provided that the issuance and exercise of the warrants will be tax free or that our methods to be adopted for allocating income and loss among our unitholders to take into account the outstanding warrants will be respected for federal income tax purposes. If our allocations are not respected, a unitholder could be allocated more taxable income (or less taxable loss) than anticipated. Moreover, under the Noncompensatory Option Regulations and our partnership agreement, it is possible in certain circumstances that we would be required to make special allocations of income, gain, loss and deduction among the unitholders to equalize the capital accounts upon exercise of any warrants.

In some circumstances, you may recognize income or gain as a result of the exercise of warrants by other unitholders.

        A portion of our liabilities currently allocable to our existing common unitholders will be shifted to the holders of new common units issued upon the exercise of the warrants. Thus, to the extent that your share of our liabilities is reduced, including by failure to exercise warrants, you will be deemed to have received a cash distribution equal to the amount by which your share of our liabilities is reduced, which is referred to as a "reducing debt shift." Cash distributions made by us generally will not be taxable to you for federal income tax purposes, except to the extent the amount of any such cash distribution exceeds your tax basis in your common units immediately before the distribution. Cash distributions from us that are in excess of your tax basis generally will be considered to be gain from the sale or exchange of your common units. Thus, if a reducing debt shift results in a deemed cash distribution that exceeds your basis in your common units, you would recognize gain in an amount equal to such excess. However, you generally would not recognize taxable gain if your tax basis in your common units is positive without including any basis associated with your share of our liabilities. In light of the prices at which we understand holders of our common units have purchased their respective common units, we do not currently anticipate that our existing common unitholders will recognize taxable gain as a result of any potential reducing debt shifts caused by the exercise of the warrants; however, we have not received an opinion with respect to the reducing debt shifts and no assurance can be given with respect to potential gain recognition as a result of any such shift.

THE RIGHTS OFFERING

        The following is a summary of the material provisions of the Rights and this rights offering. The Rights Agent Agreement is filed as Exhibit 4.1 and the form of Rights Certificate is filed as Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on May 27, 2010.

Terms of the Offering

        We are distributing, at no charge, to the holders of our common units as of 5:00 p.m., New York City time, on May 27, 2010, the Record Date, transferable Rights to subscribe for common units and warrants to purchase additional common units. Unitholders as of the Record Date will receive 0.35 transferable Rights for every common unit and general partner unit owned on the Record Date, or an aggregate of approximately 21,557,164 Rights.

        Each whole Right entitles the holder (including holders of Rights acquired during the subscription period) to purchase for $2.50 in cash (1) one common unit and (2) one warrant to purchase one additional common unit at $6.00 on certain specified days during the period beginning on August 15, 2010 and ending at 5:00 p.m., New York City time, on May 15, 2012. The warrants are exercisable only on each March 15, May 15, August 15 and November 15 during the period in which the warrants remain outstanding. For more information about the warrants, see "Description of the Warrants." We refer to this as the Basic Subscription Right.

        In addition, Rights holders will be entitled, subject to limitations, to subscribe for additional common units and warrants that remain unsubscribed as a result of any unexercised Basic Subscription Rights at the same subscription price. We refer to this as the Over-Subscription Right. If all Basic Subscription Rights are exercised in full, then no Over-Subscription Rights will be fulfilled, and any excess subscription amount received by the subscription agent will be returned, without interest, as soon as practicable after this rights offering has expired and all prorating calculations and reductions contemplated by this terms of the rights offering have been effected. If the Basic Subscription Rights are not exercised in full, then the unsubscribed-for common units and warrants will be available for subscription by means of the Over-Subscription Right. We refer to these unsubscribed-for common units and warrants as Excess Common Units and Warrants. Rights may only be exercised for whole common units and warrants; no fractional common units will be issued in this offering.

        The Rights will expire if they are not exercised by 5:00 p.m., New York City time, on June 30, 2010, the Expiration Date. Subject to the provisions of the Global Transaction Agreement or otherwise with the consent of the NGP Parties, the conflicts committee of our board of directors may extend the Expiration Date at any time.

        To exercise Rights, holders must return the properly completed Rights Certificate and any other required documents along with full payment of the subscription price for all common units for which Rights are exercised by the Expiration Date, unless delivery of the Rights Certificate is effected pursuant to the guaranteed delivery procedures described below. Any Rights not exercised by the Expiration Date will expire worthless without any payment to the holders of those unexercised Rights.

        There is no minimum subscription amount required for consummation of this rights offering.

        Our common units are quoted on the NASDAQ Global Select Market under the symbol "EROC." The common units issued in this rights offering and pursuant to the terms of the warrants will also be quoted on the NASDAQ Global Select Market under the same symbol. The last reported sale price of our common units on May 26, 2010 was $5.19 per unit. The Rights are transferable during the course of the subscription period, and we have been advised by NASDAQ that the Rights will be traded on the NASDAQ Global Select Market under the symbol "EROCR." The warrants to be issued pursuant to this offering are separately transferable following their issuance and through their expiration at

5:00 p.m., New York City time, on May 15, 2012. The warrants will be listed on the NASDAQ Global Select Market under the symbol "EROCW."

        For purposes of determining the number of common units and warrants a Rights holder may acquire in this offering, brokers, dealers, custodian banks, trust companies or others whose units are held of record by Cede & Co. or by any other depository or nominee will be deemed to be the holders of the Rights that are issued to Cede or the other depository or nominee on their behalf.

Allocation and Exercise of Over-Subscription Rights

        In order to properly exercise an Over-Subscription Right, you must: (i) indicate on your Rights Certificate that you submit with respect to the exercise of your Basic Subscription Rights, how many additional common units and warrants you are willing to acquire pursuant to your Over-Subscription Right and (ii) concurrently deliver the subscription payment related to your Over-Subscription Right at the time you make payment for your Basic Subscription Right.

        If there are sufficient Excess Common Units and Warrants, all exercises of Over-Subscription Rights will be honored in full. If exercises of Over-Subscription Rights exceed the number of Excess Common Units and Warrants, the Excess Common Units and Warrants will be allocated pro rata among Rights holders who exercise their Over-Subscription Rights based on the number of Basic Subscription Rights they exercised. American Stock Transfer & Trust Company, LLC, the subscription agent for this rights offering, will make any prorating calculations with respect to each exercise of Over-Subscription Rights in a manner it deems reasonable and, for purposes of each such proration, will not aggregate multiple exercises of Basic Subscription Rights by the same holder. If you exercise your Rights through a broker, dealer, custodian bank or other nominee, that nominee may have different procedures with respect to aggregating exercises of rights; please contact your nominee for more information. The percentage of Excess Common Units and Warrants each holder exercising Over-Subscription Rights may acquire will be rounded to result in delivery of whole common units and warrants. The allocation process will assure that the total number of Excess Common Units and Warrants available for Over-Subscription Rights is distributed on a pro-rata basis. The formula to be used in allocating the available Excess Common Units and Warrants for each exercise of Over-Subscription Rights is as follows:

Number of Basic Subscription Rights Exercised by Such Holder Exercising Over-Subscription Rights
	×	Total Number of Excess Common Units and Warrants
Total Number of Basic Subscription Rights Exercised by All Holders Exercising Over-Subscription Rights

        Payments for Basic Subscription Rights and Over-Subscription Rights will be deposited upon receipt by the subscription agent and held in a segregated account with the subscription agent pending a final determination of the number of common units to be issued pursuant to the Basic Subscription Rights and Over-Subscription Rights. If the prorated amount of common units and warrants allocated to you in connection with your Over-Subscription Right is less than your request, then the excess funds held by the subscription agent on your behalf will be returned to you, without interest, as soon as practicable after this rights offering has expired and all prorating calculations and reductions contemplated by the terms of this rights offering have been effected. We will deliver certificates representing your common units stock and warrants, or credit your account at your nominee holder with common units and warrants, that you purchased pursuant to your Rights as soon as practicable after this rights offering has expired and all prorating calculations and reductions contemplated by the terms of this rights offering have been effected.

        Brokers, dealers, custodian banks, trust companies and other nominee holders of Rights will be required to certify to the subscription agent, before any Over-Subscription Right may be exercised with respect to any particular beneficial owner, as to the aggregate number of common units and warrants subscribed for pursuant to the Basic Subscription Right and the number of common units and warrants subscribed for pursuant to the Over-Subscription Right by such beneficial owner.

        We will not offer or sell in connection with this offering any common units that are not subscribed for pursuant to the Basic Subscription Right or the Over-Subscription Right.

Expiration of this Rights Offering and Extensions

        You may exercise your Rights at any time before 5:00 p.m., New York City time, on June 30, 2010, the Expiration Date of this rights offering, unless extended. Subject to the provisions of the Global Transaction Agreement or otherwise with the consent of the NGP Parties, the conflicts committee of our board of directors may extend the Expiration Date. Any extension will be made by giving oral or written notice to the subscription agent and information agent on or before the scheduled Expiration Date. Any extension of this offering will be followed as promptly as practicable by an announcement, and in no event later than 9:00 a.m., New York City time, on the next business day following the previously scheduled Expiration Date.

        Any Rights not exercised at or before that time will have no value and expire without any payment to the holders of those unexercised Rights. Except as provided below under "—Guaranteed Delivery Procedures," we will not be obligated to honor your exercise of Rights if the subscription agent receives the documents relating to your exercise after this rights offering expires, regardless of when you transmitted the documents, unless delivery of the Rights Certificate is effected pursuant to the guaranteed delivery procedures described below.

Reasons for the Rights Offering; Determination of the Offering Price

        We are conducting this rights offering in accordance with the terms of the Global Transaction Agreement, which provides for a series of transactions that seek to simplify and recapitalize our partnership, including this rights offering, and was approved by a majority of our unaffiliated unitholders on May 21, 2010.

        We entered into the Global Transaction Agreement and agreed to sell our Minerals Business in order to reduce our outstanding debt, improve our liquidity position and simplify our ownership structure. We believe these transactions will enhance our financial flexibility and assist us in our goals of growing and diversifying our business and in reestablishing a more meaningful quarterly cash distribution.

        The subscription price for this rights offering was determined during the course of negotiating the terms of the Global Transaction Agreement with the NGP Parties. We intend to use the net proceeds of this rights offering primarily to repay outstanding borrowings under our revolving credit facility. See "Use of Proceeds."

Information Agent

        Morrow & Co., LLC will act as the information agent in connection with this offering. The information agent does not make and any recommendations as to whether or not you should exercise your Rights. The information agent will receive for its services a fee estimated to be approximately $7,500 plus reimbursement of all reasonable out-of-pocket expenses related to this offering. If you have any questions or need further information on this rights offering, please contact the information agent at the address below:

Morrow & Co., LLC
470 West Avenue
Stamford, Connecticut 06902
Toll-free: (800) 607-0088
Brokerage Firms and Banks: (203) 658-9400

Subscription Agent

        American Stock Transfer & Trust Company, LLC will act as the subscription agent in connection with this offering. The subscription agent will receive for its administrative, processing, invoicing and other services a fee estimated to be approximately $20,000 plus reimbursement for all reasonable out-of-pocket expenses related to this offering. The subscription agent does not make any recommendations as to whether or not you should exercise your Rights. We have also agreed to indemnify the subscription agent against certain liabilities that it may incur in connection with this offering.

        Completed Rights Certificates must be sent together with full payment of the subscription price for all common units subscribed for through the exercise of the Basic Subscription Right and the Over-Subscription Right to the subscription agent by one of the methods described below.

        We will accept only properly completed and duly executed Rights Certificates actually received at any of the addresses listed below, at or prior to 5:00 p.m., New York City time, on the Expiration Date, unless delivery of the Rights Certificate is effected pursuant to the guaranteed delivery procedures described below.

Rights Certificate Delivery Method	Address/Number
By Hand Delivery, Mail or Overnight Courier	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

        Delivery to an address other than the address listed above will not constitute valid delivery and, accordingly, may be rejected by us.

        Any questions or requests for assistance concerning the method of subscribing for common units or for additional copies of this prospectus supplement or Rights Certificates may be directed to the information agent at its telephone number and address listed below:

Morrow & Co., LLC
470 West Avenue
Stamford, Connecticut 06902
Toll-free: (800) 607-0088
Brokerage Firms and Banks: (203) 658-9400

        Unitholders may also contact their broker, dealer, custodian bank, trustee or other nominee for information with respect to this offering.

Methods for Exercising Rights

        Rights are evidenced by Rights Certificates, which may be physical certificates, but will more likely be electronic certificates issued through the facilities of DTC. Except as described below under "Foreign Unitholders," the Rights Certificates will be mailed to Record Date unitholders or, if a Record Date unitholder's common units are held by a depository or nominee on his, her or its behalf, to such depository or nominee. Rights may be exercised by completing and signing the Rights Certificate that accompanies this prospectus supplement and mailing it in the envelope provided, or otherwise delivering the completed and duly executed Rights Certificate to the subscription agent, together with payment in full for the common units and warrants at the subscription price by the Expiration Date, unless delivery of the Rights Certificate is effected pursuant to the guaranteed delivery procedures. Completed Rights Certificates and related payments must be received by the subscription agent prior to 5:00 p.m., New York City time, on or before the Expiration Date, at the offices of the subscription agent at the address set forth above, unless delivery of the Rights Certificate is effected pursuant to the guaranteed delivery procedures described below.

Exercise of the Over-Subscription Right

        Rights holders may exercise their Over-Subscription Rights by indicating on their Rights Certificate the number of additional common units and warrants they are willing to acquire. If sufficient Excess Common Units and Warrants are available after the exercise of the Basic Subscription Right, all Over-Subscription Rights will be honored in full; otherwise, remaining Excess Common Units and Warrants will be allocated on a pro rata basis as described under "—Allocation and Exercise of Over-Subscription Rights."

Record Date Unitholders Whose Common Units are Held by a Nominee

        Record Date unitholders whose common units are held by a nominee, such as a broker, dealer, custodian bank, trustee or other nominee, must contact that nominee to exercise their Rights. In that case, the nominee will exercise the Rights on behalf of the Record Date unitholder and arrange for proper payment by one of the methods set forth under "—Payment for Units" below.

        You should complete and send to that record holder the applicable subscription documents from your record holder with the other rights offering materials. While we will not charge any fee or sales commission to Rights holders for exercising their Rights (other than the subscription price), if you exercise your Rights and/or sell any underlying common units or warrants through a broker, dealer, custodian bank, trustee or other nominee, you are responsible for any fees charged by your broker, dealer, custodian bank, trustee or other nominee.

Nominees

        Nominees, such as brokers, dealers, custodian banks, trustees or depositories for securities, who hold common units for the account of others, should notify the respective beneficial owners of the units as soon as possible to ascertain the beneficial owners' intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the nominee should exercise the Rights on behalf of the beneficial owner and arrange for proper payment as described under "—Payment for Units."

All Exercises are Irrevocable

        All exercises of Rights are irrevocable. Once you send in your Rights Certificate or Notice of Guaranteed Delivery and payment, you cannot revoke the exercise of either your Basic Subscription Rights or Over-Subscription Rights, even if the market price of our common units is below the $2.50 per unit subscription price. You should not exercise your Rights unless you are certain that you wish to purchase additional common units at the subscription price of $2.50.

The Commitment of the NGP Parties and our General Partner

        The NGP Parties and our general partner are obligated to exercise their Basic Subscription Rights in full. The NGP Parties and our general partner will have the right, but not the obligation, to exercise their Over-Subscription Rights. The following table depicts (i) the current direct ownership of our common units and general partner units by the NGP Parties and our general partner, (ii) the number of whole Rights to be distributed to each such person, (iii) the gross cash proceeds we expect to receive from each person based on the aggregate exercise price of such Rights and (iv) the number of common units and warrants we expect each such person to own following the completion of this rights offering, assuming that no NGP Party nor our general partner exercises its Over-Subscription Rights.

Name of Entity	Common and General Partner Units Directly Owned	Whole Rights to be Received	Aggregate Exercise Price(1)	Common and General Partner Units Owned Following Rights Offering(2)		Warrants Owned Following Rights Offering
Natural Gas Partners VII, L.P.	1,701,497	595,523	$1,488,808	2,297,020		595,523
Natural Gas Partners VIII, L.P.	1,763,206	617,122	$1,542,805	2,380,328		617,122
Eagle Rock Holdings, L.P.	7,163,630	2,507,270	$6,268,175	9,670,900		2,507,270
Montierra Minerals & Production, L.P.	2,868,556	1,003,994	$2,509,985	3,872,550		1,003,994
Montierra Management LLC	28,491	9,971	$24,928	38,462		9,971
Eagle Rock Energy GP, L.P.	844,551	295,592	$738,980	1,140,143	(3)	295,592	(4)

Total	14,369,931	5,029,472	$12,573,680	19,399,403		5,029,472

(1)
Excludes exercise price payable upon exercise of the warrants.

(2)
Excludes any common units issuable upon exercise of the warrants.

(3)
Includes 295,592 common units that we anticipate our general partner will, in accordance with the Global Transaction Agreement, distribute to ERH prior to to our exercise of the GP Acquisition Option.

(4)
Includes 295,592 warrants that we anticipate our general partner will, in accordance with the Global Transaction Agreement, distribute to ERH prior to to our exercise of the GP Acquisition Option.

Conditions to the Commitment of the NGP Parties

        Under the terms of the Global Transaction Agreement, neither the NGP Parties nor our general partner are obligated to participate in this rights offering if certain conditions have not been satisfied. In particular, the NGP Parties and our general partner will have no obligation to exercise their Basic Subscription Rights if, among other things: (i) any legal action is pending or threatened that seeks to restrain or enjoin, or any restraining order or injunction has been issued that prohibits, this rights offering or the exercise by the NGP Parties and our general partner of their Basic Subscription Rights; or (ii) we are in breach of certain of our representations or covenants contained in the Global Transaction Agreement.

General

        All questions as to the validity, form, eligibility (including times of receipt and matters pertaining to beneficial ownership) and the acceptance of subscription forms and the subscription price will be determined by us, which determinations will be final and binding. No alternative, conditional or contingent subscriptions will be accepted. We reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful.

        We reserve the right to reject any exercise if such exercise is not in accordance with the terms of this rights offering or not in proper form or if the acceptance thereof or the issuance of common units thereto could be deemed unlawful. We reserve the right to waive any deficiency or irregularity with respect to any Rights Certificate. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion. We will not be under any duty to give notification of any defect or irregularity in connection with the submission of Rights Certificates or incur any liability for failure to give such notification.

Guaranteed Delivery Procedures

        If you wish to exercise your Rights, but you will not be able to deliver your Rights Certificate to the subscription agent prior to the Expiration Date, then you may nevertheless exercise the Rights if:

  •
  before the Expiration Date, the subscription agent receives:

  •
  payment for the common units you subscribe for pursuant to your Basic Subscription Right and, if applicable, your Over-Subscription Right; and

  •
  a guarantee notice from a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc. or from a commercial bank or trust company having an office or correspondent in the United States, guaranteeing the delivery to the subscription agent of the Rights Certificate evidencing the Rights to be exercised within three (3) trading days following the date of that notice; and

  •
  within this three (3) trading day period, the subscription agent receives the properly completed Rights Certificate.

        You may deliver the guarantee notice referred to above to the subscription agent in the same manner as you would deliver the Rights Certificate. You should refer to the "Form of Notice of Guaranteed Delivery," which is attached to this prospectus supplement for the information and representations required in the guarantee notice.

Rights Will Trade Publicly

        The Rights are transferable, and we have been advised by the NASDAQ that the Rights will be traded on the NASDAQ Global Select Market under the symbol "EROCR" during the subscription period.

Foreign Unitholders

        Rights Certificates will not be mailed to foreign unitholders. A foreign unitholders is any record holder of common units on the Record Date whose address of record is outside the United States, or is an Army Post Office (APO) address or Fleet Post Office (FPO) address. Foreign unitholders will be sent written notice of this offering. The subscription agent will hold the Rights to which those Rights Certificates relate for these unitholders' accounts, subject to that unitholder making satisfactory arrangements with the subscription agent for the exercise of the Rights, and follow the instructions of such unitholder for the exercise of the Rights if such instructions are received by the subscription agent at or before 11:00 a.m., New York City time, June 25, 2010, three business days prior to the Expiration Date (or, if this offering is extended, on or before three business days prior to the extended Expiration Date). If no instructions are received by the subscription agent by that time, the Rights will expire worthless without any payment to the holders of those unexercised Rights.

Payment for Common Units and Warrants

        A participating Rights holder may send the Rights Certificate together with payment for the common units and warrants subscribed for in this rights offering and any additional common units and warrants subscribed for pursuant to the Over-Subscription Right to the subscription agent based on the subscription price of $2.50 per common unit and warrant. Except as described above under "—Guaranteed Delivery Procedures," to be accepted, the payment, together with a properly completed and executed Rights Certificate, must be received by the subscription agent at the subscription agent's offices set forth above (see "—Subscription Agent"), at or prior to 5:00 p.m., New York City time, on the Expiration Date. Do not send Rights Certificates, Notices of Guaranteed Delivery or payments to us.

        All payments by a participating Rights holder must be in U.S. dollars by money order or check or bank draft drawn on a bank or branch located in the U.S. and payable to American Stock Transfer & Trust Company, LLC, as Subscription Agent, FBO Eagle Rock Energy Partners, L.P. Payment also may be made by wire transfer to JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354616 American Stock Transfer FBO Eagle Rock Energy Partners, L.P., with reference to the Rights holder's name. The subscription agent will deposit all funds received by it prior to the final payment date into a segregated account pending pro-ration and distribution of the units.

        The method of delivery of Rights Certificates and payment of the subscription price to us will be at the election and risk of the participating Rights holders, but if sent by mail it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment prior to 5:00 p.m., New York City time, on the Expiration Date. Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier's check or money order or wire transfer.

        Whichever of the methods described above is used, issuance of the common units purchased is subject to collection of checks and actual payment

        If a participating Rights holder who subscribes for common units and warrants as part of the Basic Subscription Right or Over-Subscription Right does not make payment of any amounts due by the Expiration Date, the subscription agent reserves the right to take any or all of the following actions: (i) reallocate the common units and warrants to other participating Rights holders in accordance with the Over-Subscription Right; (ii) apply any payment actually received by it from the participating Rights holder toward the purchase of the greatest whole number of common units and warrants which could be acquired by such participating Rights holder upon exercise of the Basic Subscription Right or any Over-Subscription Right; and/or (iii) exercise any and all other rights or remedies to which it may be entitled, including the right to set off against payments actually received by it with respect to such subscribed-for common units.

        All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by us, whose determinations will be final and binding. We, in our sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we may determine, or reject the purported exercise of any Right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion. The subscription agent will not be under any duty to give notification of any defect or irregularity in connection with the submission of Rights Certificates or incur any liability for failure to give such notification.

        Participating Rights holders will have no right to rescind their subscription after receipt of their payment for common units.

Delivery of Certificates

        Unitholders whose common units are held of record by Cede & Co. or by any other depository or nominee on their behalf or on behalf of their broker, dealer, custodian bank, trustee or other nominee will have any common units and warrants that they acquire credited to the account of Cede & Co. or the other depository or nominee. With respect to all other unitholders, certificates for all common units and warrants acquired will be mailed. Any such mailing or crediting will occur as soon as practicable after this rights offering has expired, payment for the common units and warrants subscribed for has cleared, and all prorating calculations and reductions contemplated by the terms of this rights offering have been effected.

 USE OF PROCEEDS

        Assuming all Basic Subscription Rights are exercised in full, we expect the net proceeds from this offering to be approximately $53.7 million, after deducting fees and expenses. We intend to use all of the net proceeds from this offering primarily to repay outstanding borrowings under our revolving credit facility, which matures on December 13, 2012. At March 31, 2010, the weighted average interest rate on our outstanding debt balance was 4.82%.

        There is no guarantee, however, that our unitholders will fully participate in this rights offering or that we will receive the expected proceeds.

CAPITALIZATION

        The following table sets forth our capitalization as of March 31, 2010:

  •
  on an actual basis;

  •
  on an as adjusted basis to give effect to (i) the contribution and cancellation of our subordinated units, as contemplated by the Global Transaction Agreement, (ii) the sale of our Minerals Business and (iii) the issuance of 4,825,211 common units to ERH as payment of the transaction fee contemplated by the Global Transaction Agreement; and

  •
  on an as further adjusted basis to give effect to the issuance and sale of 21,557,164 common units and warrants to purchase an additional 21,557,164 common units, representing the exercise of the Basic Subscription Rights in full (but excluding any issuance of common units pursuant to the exercise of the warrants), at a subscription price of $2.50 per common unit and warrant, yielding net proceeds of approximately $53.7 million. There is no guarantee, however, that our unitholders will fully participate in this rights offering or that we will receive the expected proceeds.

        You should read the information in this table together with our consolidated financial statements and the related notes and the information contained in the documents incorporated by reference in this prospectus supplement.

	As of March 31, 2010
	Actual	As adjusted	As further adjusted for rights offering(1)
	(unaudited)
	(in thousands)
Cash and cash equivalents	$149	$149	$149

Debt	$737,383	$565,330	$511,607

Total members' equity:
Common units	487,039	540,679	594,402
Subordinated units	53,640	—	—
General partner interest	(5,899)	(5,899)	(5,899)

Total members' equity	534,780	534,780	588,503

Total capitalization	$1,272,163	$1,100,110	$1,100,110

(1)
Common units assumed issued pursuant to this offering based on the number of common units outstanding as of May 25, 2010.

 PRICE RANGE OF COMMON UNITS AND DISTRIBUTIONS

        Our common units are listed on the NASDAQ Global Select Market under the symbol "EROC." The following table sets forth, for the periods indicated, the high and low sales prices of our common units as reported by the NASDAQ Global Select Market, as well as the amount of cash distributions declared per quarter.

Quarter Ended	High	Low	Distribution per Unit	Record Date	Payment Date
March 31, 2008	$18.71	$12.90	$0.4000	May 9, 2008	May 15, 2008
June 30, 2008	17.96	14.26	0.4100	August 8, 2008	August 14, 2008
September 30, 2008	16.56	10.00	0.4100	November 7, 2008	November 14, 2008
December 31, 2008	10.90	4.00	0.4100	February 10, 2009	February 13, 2009
March 31, 2009	$7.99	$3.90	$0.0250	May 11, 2009	May 15, 2009
June 30, 2009	6.57	2.94	0.0250	August 10, 2009	August 14, 2009
September 30, 2009	5.14	2.65	0.0250	November 9, 2009	November 13, 2009
December 31, 2009	5.91	4.00	0.0250	February 8, 2010	February 12, 2010
March 31, 2010	$6.76	$5.35	$0.0250	May 7, 2010	May 14, 2010
June 30, 2010 (through May 26 , 2010)(1)	7.42	4.83	—	—	—

(1)
Our common units began trading ex-Right on May 25, 2010.

        We had also previously issued 20,691,495 subordinated units, for which there was no established market. There was one holder of record of our subordinated units as of March 31, 2010. In connection with the Global Transaction Agreement, on May 24, 2010, the subordinated units were contributed to us and cancelled.

        The last reported sale price of our common units on the NASDAQ Global Select Market on May 26, 2010 was $5.19.

 CASH DISTRIBUTION POLICY AND PROVISIONS OF OUR
PARTNERSHIP AGREEMENT RELATING TO CASH DISTRIBUTIONS

Distributions of Available Cash

        General.    Subject to applicable law, within 45 days after the end of each quarter, we will distribute all of our available cash to our unitholders of record on the applicable record date. We will make distributions of available cash to all unitholders, including holders of our common units and general partner units, pro rata. If we elect to exercise the GP Acquisition Option, the general partner units will cease to have an interest in the distributions, and all available cash will be distributed to our common unitholders, pro rata.

        Available cash (which is defined in our Second Amended and Restated Agreement of Limited Partnership) means, for any fiscal quarter, (a) all cash on hand at the end of that quarter plus, if our general partner so determines, all or a portion of cash on hand on the date of determination of available cash for that quarter less (b) the amount of cash reserves established by our general partner to provide for the proper conduct of our business, comply with applicable law, any of our debt instruments or other agreements or provide funds for distributions to our unitholders for any one or more of the next four quarters. The definition of available cash permits us to borrow cash to make distributions in times when we do not have sufficient cash on hand and to reserve cash for, among other things, the proper conduct of our business instead of distributing all of such cash.

        Following the completion of the transactions contemplated by the Global Transaction Agreement, and subject to market conditions at that time, our management team intends to recommend to our board of directors an increase to the distribution per unit. Currently, we anticipate recommending a quarterly distribution at an annualized rate in the range of $0.40 to $0.60 per unit commencing no later than the distribution with respect to the fourth quarter of 2010. We expect this distribution level will allow us to retain a meaningful percentage of our available cash to fund potential organic growth projects and to further reduce our Total Leverage Ratio (as defined in our revolving credit facility) to our targeted range of less than 3.50. This initial distribution range and expected level of cash reserves assumes realized commodity prices are approximately in-line with management's forecasts. Our estimated range for the distribution is subject to change should factors affecting the general business climate or our specific operations differ from our current expectations. All actual distributions paid will be determined and declared at the discretion of our board of directors.

        We plan to institute a new distribution policy after we have reached our targeted range for our Total Leverage Ratio. This policy will include a "baseline distribution" that we believe would be sustainable in low commodity price environments. The initial baseline distribution would be established by our board of directors based on information available to it at that time and would not necessarily bear any relationship to the $0.40 to $0.60 per unit distribution discussed above. The initial baseline distribution would be adjusted to reflect the long-term impact of subsequent significant acquisitions and organic growth projects. Furthermore, under the policy, if we generate distributable cash flow in excess of that required to make the baseline distribution, we would distribute 50% of the excess distributable cash flow above the amount required to cover the actual distribution by at least 120% (i.e., a coverage ratio of at least 1.20).

        In making the determination to establish the baseline distribution and future distribution coverage ratios, our board of directors will take into account the projected capital requirements of the partnership, its view of future commodity prices, economic conditions present and forecasted in the United States and other economies around the world, and other variables that it believes could impact the near and long term sustainability of the baseline distribution. In order to reduce the volatility in our distributions, our board of directors may decide to make the baseline distribution, even in quarters in which we do not generate sufficient Distributable Cash Flow to fund such distributions, by using borrowings from our revolving credit facility. Under our new distribution policy, we plan to continue with our strategy of utilizing derivatives to mitigate the impact of changes in commodity prices on our financial results.

        Our board of directors will evaluate our distribution policy from time to time as conditions warrant in the future.

        The statements regarding our future cash distributions contained in this section are forward-looking statements and are subject to risks and uncertainties, including those described under "Forward-Looking Statements."

        Rationale for Our Cash Distribution Policy.    Our cash distribution policy reflects a basic judgment that, generally, our common unitholders will be better served by us distributing our cash available after expenses and reserves rather than retaining it. Because we are not subject to an entity-level federal income tax, we have more cash to distribute to you than would be the case were we subject to tax. However, we believe that our distribution policy, which, unlike the majority of publicly-traded MLPs, contemplates circumstances in which we may reduce our distribution per unit in response to fluctuations in commodity prices, is appropriate given our relative sensitivity to movements in commodity prices. We believe this distribution mechanism allows our unitholders to benefit from rising prices while providing an additional source of liquidity to us in periods of low commodity prices. We further believe this distribution policy will provide us with additional flexibility to manage our leverage levels and to fund our organic growth projects.

        Contractual Restrictions on Our Ability to Distribute Available Cash.    Restrictions contained in our revolving credit facility limit our ability to make distributions. Specifically, our revolving credit facility contains material financial tests and covenants that we must satisfy. Our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference into this prospectus supplement, contains a description of our revolving credit facility. Should we be unable to satisfy these restrictions or if we are otherwise in default under our revolving credit facility, we would be prohibited from making cash distributions to our unitholders notwithstanding our stated cash distribution policy.

General Partner Units

        Our Second Amended and Restated Agreement of Limited Partnership provides that our general partner will be entitled to 1.37% of all distributions, as of May 25, 2010, that we make prior to our liquidation. Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its 1.37% general partner interest if we issue additional units. Our general partner's 1.37% interest, and the percentage of our cash distributions to which our general partner is entitled, may be proportionately reduced as we issue additional units in the future and as our general partner does not contribute a proportionate amount of capital to us in order to maintain its then current general partner interest. Our general partner will be entitled to make a capital contribution in order to maintain its then current general partner interest in the form of the contribution to us of our general partner common units based on the current market value of the contributed common units. If we elect to exercise the GP Acquisition Option, the general partner units will be terminated and will cease to have an interest in the distributions.

Distributions of Cash Upon Liquidation

        If we dissolve in accordance with our Second Amended and Restated Agreement of Limited Partnership, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to our unitholders, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of its assets in liquidation.

THE PARTNERSHIP AGREEMENT

        The following is a summary of the material provisions of our Second Amended and Restated Agreement of Limited Partnership, which we refer to as our "Amended and Restated Partnership Agreement." The Amended and Restated Partnership Agreement is filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on May 25, 2010.

        We summarize the following provisions of our Amended and Restated Partnership Agreement elsewhere in this prospectus supplement:

  •
  with regard to distributions of available cash, please read "Cash Distribution Policy and Provisions of Our Partnership Agreement Related to Cash Distributions;" and

  •
  with regard to allocations of taxable income and taxable loss, please read "Material U.S. Federal Income Tax Considerations."

Organization and Duration

        Our partnership was organized in May 2006 and will have a perpetual existence.

Purpose

        Our purpose under the Amended and Restated Partnership Agreement is limited to any business activity that is approved by our general partner and that lawfully may be conducted by a limited partnership organized under Delaware law; provided, that our general partner shall not cause us to engage, directly or indirectly, in any business activity that the general partner determines would cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes.

        Although our general partner has the ability to cause us and our subsidiaries to engage in activities other than the business of acquiring, drilling and producing crude oil, condensate and natural gas; the business of gathering, compressing, treating, processing, transporting and selling natural gas and the business of transporting and selling NGLs, our general partner has no current plans to do so and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. Our general partner is authorized in general to perform all acts it determines to be necessary or appropriate to carry out our purposes and to conduct our business.

Power of Attorney

        Each limited partner, and each person who acquires a unit from a unitholder, by accepting the common unit, automatically grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our general partner the authority to amend, and to make consents and waivers under, our Amended and Restated Partnership Agreement.

Cash Distributions

        Our Amended and Restated Partnership Agreement specifies the manner in which we will make cash distributions to holders of our common units and other partnership securities as well as to our general partner in respect of its general partner interest. For a description of these cash distribution provisions, please read "Cash Distribution Policy and Provisions of Our Partnership Agreement Related to Cash Distributions."

Capital Contributions

        Unitholders are not obligated to make additional capital contributions, except as described below under "—Limited Liability."

        Prior to the exercise of the GP Acquisition Option (the "GP Acquisition"), our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its 1.37% general partner interest if we issue additional units. Our general partner's interest, and the percentage of our cash distributions to which it is entitled, will be proportionately reduced if we issue additional units in the future and our general partner does not contribute a proportionate amount of capital to us to maintain its general partner interest. Our general partner will be entitled to make a capital contribution in order to maintain its general partner interest in the form of the contribution to us of common units based on the current market value of the contributed common units. Following the GP Acquisition, no capital contributions may be made in respect of our general partner's interest.

Voting Rights

        The following is a summary of the unitholder vote required for the matters specified below. Matters requiring the approval of a "unit majority" require the approval of a majority of the common units voting as a class.

        In voting their common units, our general partner and its affiliates will have no fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners.

Issuance of additional units	No approval right.
Amendment of the Amended and Restated Partnership Agreement

Certain amendments may be made by the general partner without the approval of the unitholders. Other amendments generally require the approval of a unit majority. Please read "—Amendment of the Partnership Agreement."

Merger of our partnership or the sale of all or substantially all of our assets	Unit majority in certain circumstances. Please read "—Merger, Consolidation, Conversion, Sale or Other Disposition of Assets."
Dissolution of our partnership	Unit majority. Please read "—Termination and Dissolution."
Continuation of our business upon dissolution	Unit majority. Please read "—Termination and Dissolution."
Withdrawal of the general partner

Under most circumstances, the approval of a majority of the common units, excluding common units held by our general partner and its affiliates, is required for the withdrawal of our general partner prior to September 30, 2016 in a manner that would cause a dissolution of our partnership. Following the GP Acquisition, our general partner may no longer withdraw as general partner. Please read "—Withdrawal or Removal of the General Partner."

Removal of the general partner

If such removal is prior to the GP Acquisition, not less than 66 2/3% of the outstanding units, voting as a single class, including units held by our general partner and its affiliates; if such removal is after the GP Acquisition, then 100% of the outstanding units, including those held by our general partner and its affiliates. Please read "—Withdrawal or Removal of the General Partner."

Transfer of the general partner interest

Prior to the GP Acquisition, our general partner may transfer all, but not less than all, of its general partner interest in us without a vote of our unitholders to an affiliate or another person in connection with its merger or consolidation with or into, or sale of all or substantially all of its assets, to such person. Prior to the GP Acquisition, the approval of a majority of the common units, excluding common units held by our general partner and its affiliates, is required in other circumstances for a transfer of the general partner interest to a third party prior to September 30, 2016. Following the GP Acquisition, our general partner may not transfer its general partner interest in us. See "—Transfer of General Partner Units."

Transfer of ownership interests in our general partner

No approval required prior to the GP Acquisition. Following the GP Acquisition, our general partner must remain a direct or indirect subsidiary of us. Please read "—Transfer of Ownership Interests in the General Partner."

Limited Liability

        Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Act and that he otherwise acts in conformity with the provisions of the Amended and Restated Partnership Agreement, his liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital he is obligated to contribute to us for his common units plus his share of any undistributed profits and assets. If it were determined, however, that the right, or exercise of the right, by the limited partners as a group:

  •
  to remove or replace the general partner;

  •
  to approve some amendments to the Amended and Restated Partnership Agreement; or

  •
  to take other action under the Amended and Restated Partnership Agreement;

constituted "participation in the control" of our business for the purposes of the Delaware Act, then the limited partners could be held personally liable for our obligations under the laws of Delaware, to the same extent as the general partner. This liability would extend to persons who transact business with us who reasonably believe that the limited partner is a general partner. Neither the Amended and Restated Partnership Agreement nor the Delaware Act specifically provides for legal recourse against the general partner if a limited partner were to lose limited liability through any fault of the general partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of a claim in Delaware case law.

        Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, a substituted limited partner of a limited partnership is liable for the obligations of his assignor to make contributions to the partnership, except that such person is not obligated for liabilities unknown to him at the time he became a limited partner and that could not be ascertained from the Amended and Restated Partnership Agreement.

        Our subsidiaries conduct business in three states and we may have subsidiaries that conduct business in other states in the future. Maintenance of our limited liability as a limited partner of the operating partnership may require compliance with legal requirements in the jurisdictions in which the operating partnership conducts business, including qualifying our subsidiaries to do business there.

        Limitations on the liability of limited partners for the obligations of a limited partner have not been clearly established in many jurisdictions. If, by virtue of our partnership interest in our operating partnership or otherwise, it were determined that we were conducting business in any state without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by the limited partners as a group to remove or replace the general partner, to approve some amendments to the Amended and Restated Partnership Agreement, or to take other action under the Amended and Restated Partnership Agreement constituted "participation in the control" of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as the general partner under the circumstances. We will operate in a manner that the general partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Issuance of Additional Securities

        Our Amended and Restated Partnership Agreement authorizes us to issue an unlimited number of additional partnership securities for the consideration and on the terms and conditions determined by our general partner without the approval of the unitholders.

        It is possible that we will fund acquisitions through the issuance of additional common units or other partnership securities. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our distributions of available cash. In addition, the issuance of additional common units or other partnership securities may dilute the value of the interests of the then-existing holders of common units in our net assets.

        In accordance with Delaware law and the provisions of our Amended and Restated Partnership Agreement, we may also issue additional partnership securities that, as determined by our general partner, may have special voting rights to which the common units are not entitled. In addition, our Amended and Restated Partnership Agreement does not prohibit the issuance by our subsidiaries of equity securities, which may effectively rank senior to the common units.

        Prior to the GP Acquisition, upon issuance of additional partnership securities, our general partner will be entitled, but not required, to make additional capital contributions to the extent necessary to maintain its general partner interest in us. Our general partner's interest in us will be reduced if we issue additional units in the future and our general partner does not contribute a proportionate amount of capital to us to maintain its general partner interest. Following the GP Acquisition, our general partner's interest in us will be zero, and no capital contributions may be made in respect of our general partner's interest.

        Prior to the GP Acquisition, our general partner will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units or other partnership securities whenever, and on the same terms that, we issue those securities to persons other than our general partner and its affiliates, to the extent necessary to maintain the percentage interest of the general partner and its affiliates, including such interest represented by common units, that existed immediately prior to each issuance. Following the GP Acquisition, this right will automatically terminate. The holders of common units will not have preemptive rights to acquire additional common units or other partnership securities.

Amendment of the Partnership Agreement

        General.    Amendments to our Amended and Restated Partnership Agreement may be proposed only by or with the consent of our general partner. However, our general partner will have no duty or obligation to propose any amendment and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. In order to adopt a proposed amendment, other than the amendments discussed below, our general partner is required to seek written approval of the holders of the number of units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a unit majority.

        Prohibited Amendments.    No amendment may be made that would:

  •
  enlarge the obligations of any limited partner without its consent, unless approved by at least a majority of the type or class of limited partner interests so affected; or

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  enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without the consent of our general partner, which consent may be given or withheld at its option.

        The provision of our Amended and Restated Partnership Agreement preventing the amendments having the effects described in any of the clauses above can be amended upon the approval of the holders of at least 90% of the outstanding units voting together as a single class (including units owned by our general partner and its affiliates). As of May 25, 2010, our general partner and its affiliates owned approximately 26% of the outstanding common units (including unvested restricted common units currently issued under our long-term incentive plan).

        No Unitholder Approval.    Our general partner may generally make amendments to our Amended and Restated Partnership Agreement without the approval of any limited partner or assignee to reflect:

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  a change in our name, the location of our principal place of business, our registered agent or our registered office;

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  the admission, substitution, withdrawal or removal of partners in accordance with our Amended and Restated Partnership Agreement;

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  a change that our general partner determines to be necessary or appropriate to qualify or continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that neither we nor the operating partnership nor any of its subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

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  an amendment that is necessary, in the opinion of our counsel, to prevent us or our general partner or its directors, officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisors Act of 1940, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, or ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

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  any amendment expressly permitted in our Amended and Restated Partnership Agreement to be made by our general partner acting alone;

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  an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our Amended and Restated Partnership Agreement;

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  any amendment that our general partner determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership or other entity, as otherwise permitted by our Amended and Restated Partnership Agreement;

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  a change in our fiscal year or taxable year and related changes;

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  conversions into, mergers with or conveyances to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the conversion, merger or conveyance other than those it receives by way of the conversion, merger or conveyance; or

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  any other amendments substantially similar to any of the matters described in the clauses above.

        In addition, our general partner may make amendments to our Amended and Restated Partnership Agreement without the approval of any limited partner if our general partner determines that those amendments:

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  do not adversely affect the limited partners (or any particular class of limited partners) in any material respect;

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  are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

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  are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed for trading;

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  are necessary or appropriate for any action taken by our general partner relating to splits or combinations of units under the provisions of our Amended and Restated Partnership Agreement; or

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  are required to effect the intent expressed in the registration statement from our initial public offering or the proxy statement for the special meeting at which our Amended and Restated Partnership Agreement was approved or the intent of the provisions of our Amended and Restated Partnership Agreement or are otherwise contemplated by our Amended and Restated Partnership Agreement.

        Opinion of Counsel and Unitholder Approval.    Our general partner will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the limited partners or result in our being treated as an entity for federal income tax purposes in connection with any of the amendments. No other amendments to our Amended and Restated Partnership Agreement will become effective without the approval of holders of at least 90% of the outstanding units voting as a single class unless we first obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any of our limited partners.

        In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding units in relation to other classes of units will require the approval of at least a majority of the type or class of units so affected. Any amendment that reduces the voting percentage required to take any action is required to be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the voting requirement sought to be reduced.

Merger, Consolidation, Conversion, Sale or Other Disposition of Assets

        A merger, consolidation or conversion of us requires the prior consent of our general partner. However, our general partner will have no duty or obligation to consent to any merger, consolidation or conversion and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interest of us or the limited partners.

        In addition, the Amended and Restated Partnership Agreement generally prohibits our general partner without the prior approval of the holders of a unit majority, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination, or approving on our behalf the sale, exchange or other disposition of all or substantially all of the assets of our subsidiaries. Our general partner may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without that approval. Our general partner may also sell all or substantially all of our assets under a foreclosure or other realization upon those encumbrances without that approval. Finally, our general partner may consummate any merger without the prior approval of our unitholders if we are the surviving entity in the transaction, our general partner has received an opinion of counsel regarding limited liability and tax matters, the transaction would not result in a material amendment to the Amended and Restated Partnership Agreement, each of our units will be an identical unit of our partnership following the transaction, and the partnership securities to be issued do not exceed 20% of our outstanding partnership securities immediately prior to the transaction.

        If the conditions specified in the Amended and Restated Partnership Agreement are satisfied, our general partner may convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey all of our assets to, a newly formed entity if the sole purpose of that conversion, merger or conveyance is to effect a mere change in our legal form into another limited liability entity, our general partner has received an opinion of counsel regarding limited liability and tax matters, and the governing instruments of the new entity provide the limited partners and the general partner with the same rights and obligations as contained in the Amended and Restated Partnership Agreement. The unitholders are not entitled to dissenters' rights of appraisal under the Amended and Restated Partnership Agreement or applicable Delaware law in the event of a conversion, merger or consolidation, a sale of substantially all of our assets or any other similar transaction or event.

Termination and Dissolution

        We will continue as a limited partnership until terminated under our Amended and Restated Partnership Agreement. We will dissolve upon:

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  the election of our general partner to dissolve us, if approved by the holders of units representing a unit majority;

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  there being no limited partners, unless we are continued without dissolution in accordance with applicable Delaware law;

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  the entry of a decree of judicial dissolution of our partnership; or

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  the withdrawal or removal of our general partner or any other event that results in its ceasing to be our general partner other than by reason of a transfer of its general partner interest in accordance with our Amended and Restated Partnership Agreement or withdrawal or removal following approval and admission of a successor.

        Upon a dissolution under the last clause above, the holders of a unit majority may also elect, within specific time limitations, to continue our business on the same terms and conditions described in our Amended and Restated Partnership Agreement by appointing as a successor general partner an entity approved by the holders of units representing a unit majority, subject to our receipt of an opinion of counsel to the effect that:

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  the action would not result in the loss of limited liability of any limited partner; and

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  neither our partnership, our operating partnership nor any of our other subsidiaries would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of that right to continue.

Liquidation and Distribution of Proceeds

        Upon our dissolution, unless we are continued as a new limited partnership, the liquidator authorized to wind up our affairs will, acting with all of the powers of our general partner that are necessary or appropriate to liquidate our assets and apply the proceeds of the liquidation as described in "Cash Distribution Policy and Provisions of Our Partnership Agreement Related to Cash Distributions—Distribution of Cash Upon Liquidation." The liquidator may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to our partners.

Withdrawal or Removal of the General Partner

        Except as described below, our general partner has agreed not to withdraw voluntarily as our general partner prior to September 30, 2016 without obtaining the approval of the holders of at least a majority of the outstanding common units, excluding common units held by the general partner and its affiliates, and furnishing an opinion of counsel regarding limited liability and tax matters. On or after September 30, 2016, if the GP Acquisition has not occurred, our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days' written notice, and that withdrawal will not constitute a violation of our Amended and Restated Partnership Agreement. Notwithstanding the information above, prior to the GP Acquisition, our general partner may withdraw without unitholder approval upon 90 days' notice to the limited partners if at least 50% of the outstanding common units are held or controlled by one person and its affiliates other than the general partner and its affiliates. Following the GP Acquisition, our general partner may no longer withdraw as general partner. In addition, prior to the GP Acquisition, the Amended and Restated Partnership Agreement permits our general partner in some instances to sell or otherwise transfer all of its general partner interest in us without the approval of the unitholders. Please read "—Transfer of General Partner Units."

        Upon withdrawal of our general partner under any circumstances, other than as a result of a transfer by our general partner of all or a part of its general partner interest in us, the holders of a unit majority, voting as separate classes, may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within a specified period after that withdrawal, the holders of a unit majority agree in writing to continue our business and to appoint a successor general partner. Please read "—Termination and Dissolution."

        Prior to the GP Acquisition, our general partner may not be removed unless that removal is approved by the vote of the holders of not less than two-thirds of the outstanding units, voting together as a single class, including units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Following the GP Acquisition, our general partner may not be removed unless that removal is approved by the vote of the holders of not less than 100% of the outstanding units, voting together as a single class, including units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of our general partner is also subject to the approval of a successor general partner by the vote of the holders of a majority of the outstanding common units voting as a separate class. The ownership of more than one-third of the outstanding units by our general partner and its affiliates would give them the practical ability to prevent our general partner's removal prior to the GP Acquisition. As of May 25, 2010, our general partner and its affiliates owned approximately 26% of the outstanding common units (including unvested restricted common units currently issued under our long-term incentive plan).

        In the event of removal of a general partner under circumstances where cause exists or withdrawal of a general partner where that withdrawal violates our Amended and Restated Partnership Agreement, a successor general partner will have the option to purchase the general partner interest of the departing general partner for a cash payment equal to the fair market value of those interests. Under all other circumstances where a general partner withdraws or is removed by the limited partners, the departing general partner will have the option to require the successor general partner to purchase the general partner interest of the departing general partner for fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. Or, if the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

        If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner's general partner interest will automatically convert into common units equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

        In addition, we will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing general partner or its affiliates for our benefit.

Transfer of General Partner Units

        Prior to the GP Acquisition, except for transfer by our general partner of all, but not less than all, of its general partner units to:

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  an affiliate of our general partner (other than an individual); or

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  another entity as part of the merger or consolidation of our general partner with or into another entity or the transfer by our general partner of all or substantially all of its assets to another entity, our general partner may not transfer all or any of its general partner units to another person prior to September 30, 2016 without the approval of the holders of at least a majority of the outstanding common units, excluding common units held by our general partner and its affiliates. As a condition of this transfer, the transferee must assume, among other things, the rights and duties of our general partner, agree to be bound by the provisions of our Amended and Restated Partnership Agreement, and furnish an opinion of counsel regarding limited liability and tax matters.

        Following the GP Acquisition, our general partner may not transfer any of its general partner units or otherwise delegate the power and authority to manage and control our business and affairs.

Transfer of Ownership Interests in the General Partner

        Our Amended and Restated Partnership Agreement does not restrict ERH and its affiliates, prior to the GP Acquisition, from selling or transferring all or part of its partnership interests in ERGP, or its membership interest in G&P LLC to an affiliate or third party without the approval of our unitholders. Pursuant to the Global Transaction Agreement, ERH has agreed not to sell, transfer or permit any encumbrance to exist with respect to its partnership interests in ERGP or its membership interest in G&P LLC without the prior consent of our conflicts committee. Following the GP Acquisition, our general partner must remain a direct or indirect subsidiary of EROC.

Transfer of Partnership Securities by the NGP Parties

        Prior to May 21, 2015 or the expiration of the GP Acquisition Option, the NGP Parties (individually or collectively) may not, without the prior approval of our conflicts committee, sell 5% or more of the partnership securities of any class (including securities underlying outstanding warrants) for a sales price that exceeds the market price of our common units by 5% or more except in a broadly distributed underwritten public equity offering or where such premium is shared pro rata with all unitholders.

Change of Management Provisions

        Our Amended and Restated Partnership Agreement contains specific provisions that are intended to discourage a person or group from attempting to remove ERGP as our general partner or otherwise change our management. If any person or group other than our general partner and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. Prior to the GP Acquisition, this loss of voting rights does not apply to any person or group that acquires the units from our general partner or its affiliates and any transferees of that person or group approved by our general partner or to any person or group who acquires the units with the prior approval of the board of directors of our general partner. Following the GP Acquisition, this loss of voting rights does not apply to the NGP Parties, to any person or group who acquires the units with the prior approval of the board of directors of our general partner following the GP Acquisition and any other person or group designated by the board of directors of our general partner following the GP Acquisition.

Limited Call Right

        If at any time prior to the GP Acquisition, our general partner and its affiliates own more than 80% of the then-issued and outstanding limited partner interests of any class, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the limited partner interests of the class held by unaffiliated persons as of a record date to be selected by our general partner, on at least 10 but not more than 60 days notice. The purchase price in the event of this purchase is the greater of:

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  the highest cash price paid by either of our general partner or any of its affiliates for any limited partner interests of the class purchased within the 90 days preceding the date on which our general partner first mails notice of its election to purchase those limited partner interests; and

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  the current market price as of the date three days before the date the notice is mailed.

As a result of our general partner's right to purchase outstanding limited partner interests, a holder of limited partner interests may have his limited partner interests purchased at a price that may be lower than market prices at various times prior to such purchase or lower than a unitholder may anticipate the market price to be in the future. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of his common units in the market.

        This right automatically terminates upon the GP Acquisition.

Meetings; Voting

        Except as described below regarding a person or group owning 20% or more of any class of units then outstanding, record holders of units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited.

        Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of the number of units necessary to authorize or take that action at a meeting. Special meetings of the unitholders may be called by our general partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. In addition, following the GP Acquisition, we will hold annual meetings for the election of a portion of our directors. Please read "—Board of Directors Following the GP Acquisition." Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called represented in person or by proxy will constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

        Each record holder of a unit has a vote according to his percentage interest in us, although additional limited partner interests having special voting rights could be issued. Please read "—Issuance of Additional Securities." However, if at any time any person or group acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Prior to the GP Acquisition, this restriction des not apply to our general partner and its affiliates, or a direct or subsequently approved transferee of our general partner or its affiliates. Following the GP Acquisition, this restriction does not apply to the NGP Parties and certain other holders. Please read "—Change of Management Provisions." Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

        Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of common units under our Amended and Restated Partnership Agreement will be delivered to the record holder by us or by the transfer agent.

Board of Directors Following the GP Acquisition

        Following the GP Acquisition, the size of the Eagle Rock Board would be automatically reconstituted to include two new additional independent directors appointed by the Eagle Rock Conflicts Committee, for a total of nine directors, as described below. Those nine directors would be comprised of:

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  five directors elected by our common unitholders other than the NGP Parties (the "Elected Directors"), three of which must be independent;

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  one management director (the "Management Director"), which will be the chief executive officer of G&P or his designee; and

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  three directors appointed by Natural Gas Partners (the "NGP Directors").

        The initial NGP Directors will be appointed by Natural Gas Partners promptly following the GP Acquisition. The remaining independent directors at such time and the additional independent directors appointed by the Eagle Rock Conflicts Committee will constitute Elected Directors. The directors will be classified with respect to their term of office into three classes as equal in number as possible. No class will contain more than one NGP Director.

        Each calendar year following the GP Acquisition, we will hold an annual meeting of our limited partners to elect a number of individuals equal to the number of Elected Directors whose terms expire at such annual meeting to hold office until the third succeeding annual meeting or until such director's earlier death, resignation or removal. The individuals to stand for election as Elected Directors must be nominated by either a majority of the Elected Directors on the Eagle Rock Board or a limited partner holding at least 20% of our outstanding common units at the time of notice for nomination. In order for a limited partner to make such nomination, it must provide notice of the nomination to our general partner not earlier than 135 days or less than 120 days prior to the anniversary of the preceding year's annual meeting and comply with certain other requirements set forth in our Amended and Restated Partnership Agreement. The Elected Directors will be elected by a plurality of the votes cast. The NGP Parties are not entitled to vote in any election of Elected Directors unless the NGP Parties' ownership interest in our outstanding common units falls below 5%. In addition, at each annual meeting, the NGP Parties will appoint a number of individuals equal to the number of NGP Directors whose terms expire at such annual meeting, to hold office until the third succeeding annual meeting or until such director's earlier death, resignation or removal.

        An Elected Director may be removed only for cause upon the vote of a majority of other Elected Directors. An NGP Director may be removed at any time by Natural Gas Partners or for cause by a majority of the remaining directors. In addition, if at any time that the NGP Parties' ownership interest in our outstanding common units falls below 20% or 10%, however, Natural Gas Partners will only have the right to nominate and elect two or one NGP Directors, respectively. If the NGP Parties' ownership interest in our outstanding common units falls below 5%, then all of our directors will be elected by our common unitholders.

        Any vacancies in Elected Directors (whether due to death, resignation or removal of an Elected Director or an increase in the total number of Elected Directors) may be filled, until the next annual meeting at which the term of such class expires, by a majority of the remaining Elected Directors then in office. An Elected Director may be removed only for cause and only upon a vote of the majority of the remaining Elected Directors then in office. Any vacancies in NGP Directors may be filled by Natural Gas Partners in its sole discretion.

Status as Limited Partner

        By transfer of common units in accordance with our Amended and Restated Partnership Agreement, each transferee of common units shall be admitted as a limited partner with respect to the common units transferred when such transfer and admission is reflected in our books and records. Except as described under "—Limited Liability," the common units will be fully paid, and unitholders will not be required to make additional contributions.

Non-Citizen Assignees; Redemption

        If we are or become subject to federal, state or local laws or regulations that, in the reasonable determination of our general partner, create a substantial risk of cancellation or forfeiture of any property that we have an interest in because of the nationality, citizenship or other related status of any limited partner, we may redeem the units held by the limited partner at their current market price. In order to avoid any cancellation or forfeiture, our general partner may require each limited partner to furnish information about his nationality, citizenship or related status. If a limited partner fails to furnish information about his nationality, citizenship or other related status within 30 days after a request for the information or our general partner determines after receipt of the information that the limited partner is not an eligible citizen, the limited partner may be treated as a non-citizen assignee. A non-citizen assignee, is entitled to an interest equivalent to that of a limited partner for the right to share in allocations and distributions from us, including liquidating distributions. A non-citizen assignee does not have the right to direct the voting of his units and may not receive distributions in-kind upon our liquidation.

Indemnification

        Under our Amended and Restated Partnership Agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

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  our general partner;

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  any departing general partner;

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  any person who is or was an affiliate of a general partner or any departing general partner;

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  any person who is or was a director, officer, member, partner, fiduciary or trustee of any entity set forth in the preceding three bullet points;

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  any person who is or was serving as director, officer, member, partner, fiduciary or trustee of another person at the request of our general partner or any departing general partner; and

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  any person designated by our general partner.

        Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our Amended and Restated Partnership Agreement.

        In addition to the indemnification provisions in our Amended and Restated Partnership Agreement, we have also entered into indemnification agreements with the officers and directors of G&P. Please read "Special Factors—Interests of Certain Persons in the Recapitalization and Related Transactions—Directors' and Officers' Indemnification Agreements."

Reimbursement of Expenses

        Our Amended and Restated Partnership Agreement requires us to reimburse our general partner for all direct and indirect expenses it incurs or payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by our general partner in connection with operating our business. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf and expenses allocated to our general partner by its affiliates. The general partner is entitled to determine in good faith the expenses that are allocable to us.

Books and Reports

        Our general partner is required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax and fiscal reporting purposes, our fiscal year is the calendar year.

        We will furnish or make available to record holders of common units, within 120 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent public accountants. Except for our fourth quarter, we will also furnish or make available summary financial information within 90 days after the close of each quarter.

        We will furnish each record holder of a unit with information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to unitholders will depend on the cooperation of unitholders in supplying us with specific information. Every unitholder will receive information to assist him in determining his federal and state tax liability and filing his federal and state income tax returns, regardless of whether he supplies us with information.

Right to Inspect Our Books and Records

        Our Amended and Restated Partnership Agreement provides that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable written demand stating the purpose of such demand and at his own expense, have furnished to him:

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  a current list of the name and last known address of each partner;

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  a copy of our tax returns;

  •
  information as to the amount of cash, and a description and statement of the agreed value of any other property or services, contributed or to be contributed by each partner and the date on which each partner became a partner;

  •
  copies of our Amended and Restated Partnership Agreement, our certificate of limited partnership, related amendments and powers of attorney under which they have been executed;

  •
  information regarding the status of our business and financial condition; and

  •
  any other information regarding our affairs as is just and reasonable.

        Our general partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our general partner believes in good faith is not in our best interests or that we are required by law or by agreements with third parties to keep confidential.

Registration Rights

        Under our Amended and Restated Partnership Agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws any common units or other partnership securities proposed to be sold by our general partner or any of its affiliates or their assignees if an exemption from the registration requirements is not otherwise available. These registration rights continue for two years following any withdrawal or removal of Eagle Rock Energy GP, L.P. as general partner. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and fees.

DESCRIPTION OF THE WARRANTS

        The following is a summary of the material provisions of the Warrants. The form of Warrant Agent Agreement is filed as Exhibit 4.3 and the form of Warrant Certificate is filed as Exhibit 4.4 to our Current Report on Form 8-K filed with the SEC on May 27, 2010.

Overview

        The warrants to be issued pursuant to exercise of the Rights will be separately transferable following their issuance and through 5:00 p.m., New York time, on May 15, 2012, and will expire thereafter. The warrants may be exercised for $6.00 per common unit on certain specified days during the period beginning on August 15, 2010 and ending on May 15, 2012. The warrants are exercisable only on each March 15, May 15, August 15 and November 15 during the period in which the warrants remain outstanding. The warrants will be listed on the NASDAQ Global Select Market under the symbol "EROCW." The common units underlying the warrants, upon issuance, will also be traded on the NASDAQ Global Select Market under the symbol EROC.

        The warrants do not confer upon the holder any voting or any other rights of our unitholders.

Delivery of the Warrants

        The warrants will be issued pursuant to a warrant agreement by and between the Company and American Stock Transfer & Trust Company, LLC, the warrant agent.

        Certificates for all warrants acquired will be mailed as soon as practicable after this rights offering has expired, payment for the common units and warrants subscribed for has cleared, and all prorating calculations and reductions contemplated by the terms of this rights offering have been effected. If your common units are held of record by Cede & Co. or by any other depository or nominee through the facilities of DTC on your behalf or on your broker's, dealer's, custodian bank's, trustee's or other nominee's behalf, you will have any warrants credited to the account of Cede & Co. or the other depository or nominee as soon as practicable after this rights offering has expired, payment for the common units and warrants subscribed for has cleared, and all prorating calculations and reductions contemplated by the terms of this rights offering have been effected.

Exercise of the Warrants

        The warrants may only be exercised on each March 15, May 15, August 15 and November 15 prior to or on the day of their expiration. The warrants will be evidenced by certificates, which may be physical certificates, but will more likely be electronic certificates issued through the facilities of DTC. Warrants may be exercised by completing and signing the form of election to purchase and delivering the completed and duly executed form of election to purchase to the warrant agent, together with the warrant certificate and payment in full for the common units purchased thereunder. Completed warrant certificates and related payments must be received by the warrant agent on or prior to each of March 15, May 15, August 15 or November 15 on or before the expiration date of the warrants, at the offices of the warrant agent at the address set forth below.

Warrant Certificate Delivery Method	Address/Number
By Hand Delivery, Mail or Overnight Courier	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

Beneficial Owners of Warrants

        Warrant holders whose warrants are held by a nominee, such as a broker, dealer, custodian bank, trustee or other nominee, must contact that nominee to exercise their warrants. In that case, the nominee will exercise the warrants on behalf of the Record Date unitholder and arrange for proper payment.

        You should complete and return to your broker, dealer, custodian bank, or other nominee the applicable warrant exercise documents provided by such nominee. While we will not charge any fee or sales commission to holders for exercising their warrants (other than the subscription price), if you exercise your warrants and/or sell any underlying common units through a broker, dealer, custodian bank, trustee or other nominee, you are responsible for any fees charged by your broker, dealer, custodian bank, trustee or other nominee.

Payment for Common Units

        All payments by a warrant holder must be in U.S. dollars by money order or check or bank draft drawn on a bank or branch located in the U.S. and payable to American Stock Transfer & Trust Company, LLC, Warrant Agent FBO Eagle Rock Energy Partners, L.P. Payment also may be made by wire transfer to JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354616 American Stock Transfer FBO Eagle Rock Energy Partners, L.P., with reference to the warrant holder's name.

        The method of delivery of payment of the exercise price to us will be at the election and risk of the participating holders, but if sent by mail it is recommended that such payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the warrant agent and clearance of payment at or prior to 5:00 p.m., New York City time, on the respective exercise date. Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier's check or money order or wire transfer.

        Whichever of the methods described above is used, issuance of the common units purchased is subject to collection of checks and actual payment.

Adjustments

        The exercise price of the warrants and the number of common units issuable upon exercise of the warrants are subject to adjustment in certain circumstances. If we make a distribution payable in common units, subdivide our outstanding common units into a larger number or combine our outstanding common units into a smaller number, then the exercise price for the warrants shall be multiplied by a fraction of which the numerator shall be the number of common units outstanding immediately before such event and of which the denominator shall be the number of common units outstanding immediately after such event. Simultaneously with any adjustment to the exercise price, the number of common units that may be purchased upon exercise of a warrant shall be increased or decreased proportionately, as applicable, so that after such adjustment the aggregate exercise price payable under all warrants shall be the same as the aggregate exercise price in effect immediately prior to such adjustment.

        If, at any time while the warrants are outstanding, (i) we effect any merger or consolidation with or into (whether or not we are the surviving entity) another person or (ii) we effect any sale, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one or a series of related transactions, in each of cases (i) and (ii), pursuant to which the common units are effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of common units described above) (in any such case, a "Fundamental

Transaction"), then the holder shall have the right thereafter to receive, upon exercise of a warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of common units then issuable upon exercise in full of such holder's warrants.

 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a discussion of the material U.S. federal income tax consequences of this rights offering. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), existing final and proposed Treasury regulations promulgated under the Internal Revenue Code (the "Treasury Regulations"), administrative rulings and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. We have not sought a ruling from the Internal Revenue Service, which is referred to as the "IRS," with respect to any of the tax matters discussed below, and the IRS would not be precluded from taking positions contrary to those described herein. As a result, no assurance can be given that the IRS will agree with all of the tax characterizations and the tax consequences described below.

        This discussion does not purport to be a complete description of all U.S. federal income tax consequences of this rights offering. Moreover, this discussion focuses on our unitholders who are individual citizens or residents of the United States and has only limited application to corporations, estates, trusts, nonresident aliens, other unitholders subject to specialized tax treatment, such as tax-exempt institutions, non-U.S. persons, individual retirement accounts (IRAs), real estate investment trusts (REITs), mutual funds (RICs), dealers in securities or currencies, traders in securities that elect to mark-to-market, unitholders who acquired our units from us in exchange for property other than cash (and those who acquired their units from such unitholders other than by purchase through a national securities exchange), affiliates of our general partner, or persons who hold our common units as part of a hedge, straddle or conversion transaction. Also, this discussion assumes that our common units are held as capital assets (within the meaning of Section 1221 of the Internal Revenue Code) at the time of this rights offering. Furthermore, except as specifically provided, this discussion does not address the tax considerations arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable treaty.

        If you are an entity or arrangement classified as a partnership for U.S. federal income tax purposes, the tax treatment of each of your partners generally will depend upon the status of the partner and upon the activities of the partnership. You are encouraged to consult your own tax advisor.

        As stated above, no ruling has been or will be requested from the IRS with respect to the tax consequences of this rights offering. Instead, we will rely on the opinions of Vinson & Elkins L.L.P. Unlike a ruling, an opinion of counsel represents only that counsel's best legal judgment and does not bind the IRS or the courts. Some tax aspects of this rights offering are not certain and no assurance can be given that the opinions and statements made herein with respect to tax matters will be sustained by a court if contested by the IRS. Furthermore, the tax treatment of this rights offering may be significantly modified by future legislative, regulatory or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

        Other than as described herein, no opinions are being given with respect to any other tax matters arising from this rights offering. Moreover, the discussion herein assumes that the rights offering is consummated in the manner described in this prospectus supplement.

        THE FOLLOWING DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE. YOU SHOULD CONSULT WITH, AND MUST RELY ON, YOUR OWN TAX ADVISORS IN ANALYZING THE FEDERAL, STATE, LOCAL AND FOREIGN CONSEQUENCES PARTICULAR TO YOU OF THIS RIGHTS OFFERING, INCLUDING THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

The Rights Offering

        Through this rights offering, you will receive 0.35 Rights for each common unit you held of record as of the Record Date. Each whole Right will entitle you to acquire, for a subscription price of $2.50 per unit, both a newly-issued common unit and a detachable warrant to purchase an additional common unit at $6.00 per unit for a period of two years following the completion of this rights offering. The Rights will be freely transferrable and have been approved for listing on the NASDAQ. For a discussion of the anticipated tax consequences associated with the warrants, see "—The Warrants" below.

  Rights Distribution

        Except as described below with respect to the receipt of Rights, which may be taxable to you under certain limited circumstances, we intend to treat the distribution of the Rights as a non-taxable distribution.

        Although the treatment is not certain and meritorious arguments exist to the contrary, for reasons, including that the Rights are freely tradeable as a separate security, we intend to treat the Rights as "marketable securities" under Section 731(c) of the Internal Revenue Code. In that case, the distribution of the Rights should be treated as a cash distribution from us of an amount equal to the fair market value of the Rights if the cash distribution would be taxable to you. Cash distributions made by us to you generally will not be taxable to you for federal income tax purposes, except to the extent the amount of any such cash distributions exceeds your tax basis in your common units immediately before the distribution. Cash distributions made by us to you in an amount in excess of your tax basis in your common units generally will be considered to be gain from the sale or exchange of those common units.

        The precise value of the Rights is not currently known, but we intend to take the position that the fair market value of the Rights is equal to the weighted average trading price of the Rights for the period that the Rights are traded. Because of the prices at which our unitholders purchased their respective common units, we do not anticipate that you will recognize gain as a result of this rights distribution.

  Disposition of Rights

  Rights Received by Distribution on Common Units

        In general, if you choose to sell part of or all of your Rights, you will recognize gain or loss for federal income tax purposes in an amount equal to the difference, if any, between your amount realized and your basis in your Rights sold. Your amount realized upon the sale of the Rights will be measured by the sum of all consideration you receive. Assuming the distribution of Rights to you is not taxable, to determine your basis in the Rights you receive from us, you must equitably apportion your tax basis in your interests in us between your common units and your Rights. Equitable apportionment generally means that the tax basis allocated to the interest being sold (here a Right) equals an amount that bears the same relation to your tax basis in your entire interest in us (your common units and your Rights) as the value of your interest sold (the Right) bears to the value of your entire interest in us (your common units and your Rights). The precise value of the Rights and common units are not currently known. We intend to take the position that the fair market value of the Rights and common units will be established by using their respective weighted average trading prices for the period that the Rights are traded. You may use the actual sales price you receive in determining the equitable apportionment of your basis among the Rights you receive and your common units. Due to the limited period in which the Rights will be outstanding, any gain or loss from the disposition of such Rights should be short-term capital gain or loss.

  Rights Acquired on Secondary Market

        In general, if you acquired your Rights on the secondary market and you choose to sell part of or all of such Rights, you will recognize gain or loss for federal income tax purposes in an amount equal to the difference, if any, between your amount realized and your basis in your Rights sold. Your amount realized upon the sale of the Rights will be measured by the sum of all consideration you receive. In general, your basis in your Rights will equal the amount you paid to purchase such Rights on the secondary market. Due to the limited period in which the Rights will be outstanding, any gain or loss from the disposition of such Rights should be short-term capital gain or loss.

  Non-Partner Status of Holders of Rights

        Ownership of a Right alone should not cause you, or another holder to which you transfer such Right, to be treated as one of our partners, as the Rights do not convey any interest in our capital or profits unless or until the point at which a Right is exercised and a newly issued common unit is issued.

  Exercise of Rights

  Treatment of Exercising Rights Holders

        If you exercise your Rights, you will receive, in exchange for the subscription price, one common unit and one warrant to purchase another common unit pursuant to the terms of the warrant. Except as otherwise modified herein, for a discussion of the tax considerations of purchasing, owning, and disposing of common units, please read "Material Tax Consequences" in the accompanying prospectus.

        Although there is no direct and controlling authority addressing the allocation of your tax basis among the common unit and the warrant to purchase another common unit that you receive upon exercise of your Right, we will take the position that the exercise price for the Right should be allocated among the common unit and the warrant based upon their relative fair market values, because the subscription price for the Right is paid in exchange for two separate interests in us. If you purchased your Rights on the secondary market, the amount you paid to purchase your Right would be similarly allocated among your basis in the common unit and your basis in the warrant. The precise value of the warrants is not currently known, but we will take the position that the fair market value of the warrants is equal to the weighted average trading price of the warrants for the first 20 business days that the warrants are traded.

        Your initial per unit capital account with respect to the common unit issued upon the exercise of a Right will equal the amount of the subscription price that is allocated to the purchase of the common unit (the "Right Contributed Capital"). However, under the terms of the partnership agreement and in accordance with Internal Revenue Code Section 704(b) and the Treasury Regulations thereunder, immediately prior to the exercise of the Rights, the capital accounts of all other common units will be adjusted to take into account the fair market value of our assets at such time (the "Fair Value Capital"). Because we cannot match transferors and transferees of units, we must maintain uniformity of the economic and tax characteristics of our common units to a purchaser of these common units. Therefore, under the terms of our partnership agreement, we will be required to make a special allocation of gross income to you if you exercise your right to purchase a common unit equal to the excess of the Fair Value Capital per common unit over the Right Contributed Capital. Note that if you purchased your Rights on the secondary market, you will have additional outside basis attributable to the price you paid to purchase the Rights; such amount will not be reflected in your capital account and will not be taken into account in determining the size of the special gross income allocations discussed above.

        Because the special gross income allocations to the holders of common units issued upon the exercise of the Rights will reduce the net income otherwise allocable to our general partner and unitholders, the net effect of these special gross income allocations to any exercising Rights holder will depend upon the level of participation among all holders of Rights. Namely, the higher the level of overall participation in the rights offering, the lesser the net effect of these gross income allocations will be upon the net income allocated to any exercising Right holder. However, it is possible that the full gross income allocation will be taxable to those who exercise their Rights.

        Even if you fully exercise your Rights, as a result of rounding down of partial Rights you may suffer a decrease in your percentage interest in us and, therefore, a decrease in your share of our liabilities. This, in turn, will result in a corresponding deemed distribution of cash pursuant to Section 752 of the Internal Revenue Code. See "—Potential for Income or Gain Recognition as a Result of Reducing Debt Shifts," below, for a discussion regarding the impact of a reduction in the portion of our liabilities allocated to a unitholder.

        The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all of those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an "equitable apportionment" method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner's tax basis in his entire interest in the partnership as the value of the interest sold bears to the value of the partner's entire interest in the partnership. Treasury Regulations under Section 1223 of the Internal Revenue Code allow a selling unitholder who can identify common units transferred with an ascertainable holding period to elect to use the actual holding period of the common units transferred. Thus, according to the ruling discussed above, you will be unable to select high or low basis common units to sell as would be the case with corporate stock, but, according to the regulations, you may designate specific common units sold for purposes of determining the holding period of units transferred. If you elect to use the actual holding period of common units transferred, you must consistently use that identification method for all subsequent sales or exchanges of common units. You should consult your own tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

  Treatment of Non-Exercising Rights Holders

        If you do not exercise your Rights, you will suffer a decrease in your percentage interest in us and, therefore, a decrease in your share of our liabilities. This, in turn, will result in a corresponding deemed distribution pursuant to Section 752 of the Internal Revenue Code. As described below, you will not recognize taxable gain as a result of the shift in our liabilities if your tax basis in your common units is positive without including any basis associated with your allocable share of our liabilities. See "—Potential for Income or Gain Recognition as a Result of Reducing Debt Shifts," below, for a discussion regarding the impact of a reduction in the portion of our liabilities allocated to a unitholder.

        Although there is no direct and controlling authority addressing your ability to recognize a loss upon failing to exercise or otherwise dispose of a Right, it is anticipated that no loss would be recognizable and that you would recombine the tax basis that may otherwise have been equitably apportioned to your Rights with the tax basis apportioned to your common units.

The Warrants

        As described above, upon your exercise of a Right, you will acquire a common unit and a warrant. Under the terms of these warrants, you will be entitled to purchase an additional common unit, at an exercise price of $6.00, which may be exercised during the two-year period following the completion of this rights offering on any exercise date provided in the warrant. The warrants will be freely transferable, and it is expected that they will trade on a national securities exchange.

        The tax consequences relating to the issuance and exercise of the warrants are unclear under current law. There is no direct legal authority as to the proper federal income tax treatment of the warrants, and we do not intend to request a ruling from the IRS regarding the warrants. In the absence of contrary precedential authority, we will follow proposed Treasury Regulations issued on January 22, 2003, relating to the tax treatment of noncompensatory options and convertible instruments issued by partnerships (the "Noncompensatory Option Regulations"). It is important to note that the Noncompensatory Option Regulations are proposed Treasury Regulations that are not finalized and are subject to change. In fact, the IRS could assert other characterizations of the warrants because proposed Treasury Regulations have no force and effect of law, as they are viewed merely as suggestions made for public comment. Consequently, if the warrants are issued, no assurance can be provided that the issuance and exercise of the warrants will be tax free or that our methods to be adopted for allocating income and loss among our unitholders to take into account the outstanding warrants will be given effect for federal income tax purposes. Thus, the discussion herein related to the treatment of the warrants describes the anticipated tax consequences under the proposed Noncompensatory Option Regulations. Accordingly, Vinson & Elkins L.L.P. is not opining with respect to such discussion.

  Issuance of Warrants

        Under Proposed Treasury Regulation Sections 1.704-1, 1.721-2 and 1.761-3, the issuance of a warrant is treated as an "open transaction" for federal income tax purposes. Thus, you should not recognize gain or loss upon the issuance of the warrants.

  Non-Partner Status of Holders of Warrants

        Ownership of a warrant alone should not cause you to be treated as one of our partners, as the warrants do not convey any interest in our capital or profits unless or until the point at which a warrant is exercised and a newly issued common unit is issued.

  Exercise of Warrants

  Treatment of Exercising Warrant Holders

        Upon the exercise of a warrant, the open transaction will be closed, and you will be treated as having contributed in exchange for a newly issued common unit an amount of money equal to the sum of the portion of the subscription price allocable to the purchase of the warrant and the amount paid to exercise such warrant and purchase the common unit (together, the "Warrant Contributed Capital"). It is anticipated that the Warrant Contributed Capital will be less than the Fair Value Capital per common unit at the time the warrants are exercised. However, we are required to maintain uniformity of the economic and tax characteristics of the common units to a purchaser of these common units. To address this potential for a discrepancy among the capital accounts of the common units issued upon exercise of warrants and other common units currently outstanding, the Amended and Restated Partnership Agreement adopts the methods and principles proposed in the Noncompensatory Option Regulations. In accordance with the Noncompensatory Option Regulations, the Amended and Restated Partnership Agreement provides (i) a method for interim adjustments to the capital accounts upon certain unrelated events, such as the issuances of additional common units by us in exchange for either cash or property contributions, while the warrants are outstanding, (ii) a method for adjustments to the capital accounts upon the exercise of a warrant, and (iii) the use of special allocations among the unitholders to address any discrepancy between the Warrant Contributed Capital and the Fair Value Capital per common unit at the time the warrants are exercised. Pursuant to these methods and principles, if you exercise a warrant, you will bear the burden of the difference between the Warrant Contributed Capital and the Fair Value Capital per common unit over a number of years in a manner that is consistent with the treatment of the contribution of appreciated property to us. The net effect of these special allocations to any current unitholder will depend upon many factors, including the level of participation among all holders of warrants, the size of the discrepancy between the Warrant Contributed Capital and the Fair Value Capital per common unit and the tax life of the assets held by us at the time the warrants are being exercised.

  Treatment of Other Unitholders

        The exercise of warrants will result in the issuance of additional common units. The issuance of additional common units will decrease a common unitholder's percentage interest in us and, therefore, decrease a common unitholder's share of our liabilities, which, in turn, will result in a corresponding deemed distribution of cash pursuant to Section 752 of the Internal Revenue Code. See "—Potential for Income or Gain Recognition as a Result of Reducing Debt Shifts," below, for a discussion regarding the impact of a reduction in the portion of our liabilities allocated to a unitholder.

  Lapse of the Warrants

  Treatment of the Warrant Holders

        Upon the lapse of a warrant, the open transaction will be closed. However, you will not have contributed any property in exchange for a partnership interest. Instead, you will be treated as having purchased an option and allowed that option to lapse. Therefore, it is anticipated that you would recognize a capital loss equal to the portion of the subscription price allocable to the purchase of the warrant.

  Treatment of Other Unitholders

        In the event that you allow your warrants to lapse, we and our unitholders will recognize income equal to the aggregate amounts paid for the warrants that lapse.

Potential for Income or Gain Recognition as a Result of Reducing Debt Shifts

        As a result of this rights offering, a portion of our liabilities currently allocable to our existing common unitholders will be shifted to the holders of new common units issued upon the exercise of the Rights and warrants. You will not recognize taxable gain as a result of the shift in our liabilities if your tax basis in your common units is positive without including any basis associated with your allocable share of our liabilities.

        Your initial tax basis in your common units consists of the amount you paid for your common units plus your share of our liabilities. Your basis is increased by allocations of income and decreased, but not below zero, by allocations of losses and any decreases in your share of our liabilities. A significant portion of our liabilities are considered nonrecourse liabilities. For these purposes, "nonrecourse liabilities" are our liabilities for which no partner, including the general partner, bears the economic risk of loss. Our nonrecourse liabilities generally are allocated among our unitholders based on each unitholder's share of our profits. As stated above, this rights offering may result in a reduction in your allocable share of our liabilities, which is referred to as a "reducing debt shift." In such case, you will be deemed to have received a cash distribution equal to the amount of the reducing debt shift.

        Distributions made by us to you generally will not be taxable to you for federal income tax purposes, except to the extent the amount of any such cash distribution exceeds your tax basis in your common units immediately before the distribution. Cash distributions from us that are in excess of your tax basis generally will be considered to be gain from the sale or exchange of your common units. Thus, if a reducing debt shift results in a deemed cash distribution that exceeds your basis in your common units, you would recognize gain in an amount equal to such excess. However, you generally would not recognize taxable gain if your tax basis in your common units is positive without including any basis associated with your share of our liabilities. In light of the prices at which we understand the holders of our common units have purchased their respective common units, it is not anticipated that you will recognize a taxable gain as a result of any potential reducing debt shifts caused by this rights offering; however, we have not received an opinion with respect to the reducing debt shifts and no assurance can be given with respect to potential gain recognition as a result of any such shift.

        THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATIONAL PURPOSES ONLY. ACCORDINGLY, YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR FEDERAL, STATE, LOCAL AND NON-UNITED STATES TAX CONSEQUENCES OF THE RECEIPT OF THE RIGHTS IN THIS RIGHTS OFFERING AND THE OWNERSHIP, EXERCISE AND DISPOSITION OF THE RIGHTS, AND THE COMMON UNITS AND WARRANTS RECEIVED ON THE EXERCISE THEREOF, APPLICABLE TO YOUR OWN PARTICULAR TAX SITUATION.

PLAN OF DISTRIBUTION

        On or about June 1, 2010, we will distribute the Rights, Rights Certificates and copies of this prospectus supplement to the holders of our common units on the Record Date and to our general partner on account of its general partner units. Rights holders who wish to exercise their Rights and purchase common units must complete the Rights Certificate and, if applicable, the Notice of Guaranteed Delivery and return it with payment for the common units to the subscription agent at the following address:

Rights Certificate Delivery Method	Address/Number
By Hand Delivery, Mail or Overnight Courier	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

        See "The Rights Offering—Methods for Exercising Rights" and "The Rights Offering—Guaranteed Delivery Procedures." If you have any questions, you should contact Morrow & Co., LLC, our information agent for this rights offering, at (203) 658-9400 (for brokerage firms and banks) or (800) 607-0088 (for unitholders).

        Other than as described in this prospectus supplement, we do not know of any existing agreements between any unitholder, broker, dealer, underwriter or agent relating to the sale or distribution of the underlying common units.

 LEGAL MATTERS

        Vinson & Elkins, L.L.P., Houston, Texas, will pass upon the validity of the common units and warrants offered pursuant to this prospectus supplement.

EXPERTS

        The consolidated financial statements of Eagle Rock Energy Partners, L.P. as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009 and the effectiveness of our internal control over financial reporting as of December 31, 2009 incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended December 31, 2009, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Partnership's change in its method of accounting for oil and gas reserves). Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The purchase price allocations for the acquisitions of certain entities from Laser Midstream Energy II, LP and Laser Midstream Company, LLC and of Escambia Asset Co., LLC and Escambia Operating Co., LLC, both transactions completed in 2007, and the acquisition of Millennium Midstream Partners, L.P., completed in 2008, and described in our Annual Report on Form 10-K for the year ended December 31, 2009, were completed with the assistance of K.E. Andrews & Company, a third-party valuation specialist.

        The information included in this prospectus supplement or incorporated by reference into this prospectus supplement regarding estimated quantities of proved reserves and their present value is based, in part, on estimates of the proved reserves and present values of proved reserves as of December 31, 2009 based on a reserve report as of December 31, 2009 prepared by Cawley, Gillespie & Associates, Inc., independent petroleum engineers. These estimates are included in this prospectus in reliance upon the authority of the firm as experts in these matters.

Annex A

FORM OF INSTRUCTIONS

AS TO USE OF
EAGLE ROCK ENERGY PARTNERS, L.P.
RIGHTS CERTIFICATES

CONSULT THE INFORMATION AGENT, YOUR BANK OR BROKER
AS TO ANY QUESTIONS

        The following instructions relate to a rights offering (the "Rights Offering") by Eagle Rock Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), to the holders of record (the "Record Holders") of its common units representing limited partner interests (the "Common Units"), as described in the Partnership's prospectus supplement (the "Prospectus") dated May 27, 2010. Record Holders of Common Units as of 5:00 p.m., New York City time, on May 27, 2010 (the "Record Date") are receiving transferable subscription rights (the "Rights") to subscribe for and purchase (i) one Common Unit and (ii) one warrant (the "Warrant") to purchase one Common Unit. An aggregate of 21,557,164 underlying Common Units and 21,557,164 Warrants to purchase Common Units are being offered pursuant to the Prospectus. Each Record Holder will receive 0.35 Rights for each Common Unit owned of record as of 5:00 p.m., New York City time, on the Record Date. The Rights will expire, if not exercised, at 5:00 p.m., New York City time, on June 30, 2010 (as it may be extended, the "Expiration Date"), unless extended by the Partnership as described in the Prospectus. After the Expiration Date, unexercised Rights will be null and void.

        The Partnership will not be obligated to honor any purported exercise of Rights received by American Stock Transfer & Trust Company, LLC (the "Subscription Agent") after 5:00 p.m., New York City time, on the Expiration Date, regardless of when the documents relating to such exercise were sent, except pursuant to the Guaranteed Delivery Procedures described below. The Partnership may extend the Expiration Date in certain circumstances by giving oral or written notice to the Subscription Agent on or before the Expiration Date, followed by a press release no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

        The Common Units are traded on the NASDAQ Global Select Market ("NASDAQ") under the symbol "EROC." The Rights are transferable and have been approved for listing on NASDAQ under the symbol "EROCR." The Rights will be evidenced by Rights certificates (the "Rights Certificates"), which will be transferable until the close of business on the Expiration Date, at which time they will cease to have value. The Warrants will be transferable upon issuance and will be listed on NASDAQ under the symbol "EROCW."

        No fractional Common Units will be issued. If your Rights would allow you to purchase a fractional Common Unit, you may exercise your Rights only by rounding down to the nearest whole Common Unit or by paying for any lesser number of whole underlying Common Units.

        Each whole Right entitles the holder thereof to purchase (i) one Common Unit and (ii) one Warrant (the "Basic Subscription Right") at the cash price of $2.50 (the "Subscription Price"). In addition, you are entitled to subscribe for additional Common Units and Warrants at the same Subscription Price (the "Over-Subscription Right"). Over-Subscription Rights will be fulfilled with any excess Common Units and Warrants (the "Excess Common Units and Warrants") for which Basic Subscription Rights are not exercised. If all Basic Subscription Rights are exercised, then no Over-Subscription Rights will be fulfilled. If the number of Common Units for which Over-Subscription Rights are exercised exceeds the number of Excess Common Units and Warrants, then exercised Over-Subscription Rights will be fulfilled pro rata based on the number of Basic Subscription Rights each such holder exercised.

        The number of Basic Subscription Rights to which you are entitled is printed on the face of your Rights Certificate. You should indicate your wishes with regard to the exercise of your Basic Subscription Rights and Over-Subscription Rights by completing the appropriate portions of your Rights Certificate and returning the certificate to the Subscription Agent in the envelope provided, in accordance with these instructions and the terms set forth in the Prospectus.

        YOUR RIGHTS CERTIFICATES, OR NOTICE OF GUARANTEED DELIVERY, AND SUBSCRIPTION PRICE PAYMENT, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, BY 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. ONCE A HOLDER OF RIGHTS HAS EXERCISED ITS SUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED. RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION DATE OF THE RIGHTS OFFERING WILL EXPIRE WITHOUT ANY VALUE.

1.     Method of Subscription—Exercise of Rights

        Rights are evidenced by Rights Certificates, which may be physical certificates, but will more likely be electronic certificates issued through the facilities of DTC. Rights may be exercised by completing and signing the Rights Certificate and mailing it in the envelope provided, or otherwise delivering the completed and duly executed Rights Certificate to the Subscription Agent, together with payment in full for the Common Units and Warrants at the subscription price by the Expiration Date, unless delivery of the Rights Certificate is effected pursuant to the guaranteed delivery procedures. Completed Rights Certificates and related payments must be received by the Subscription Agent prior to 5:00 p.m., New York City time, on or before the Expiration Date, at the offices of the Subscription Agent at the address set forth above, unless delivery of the Rights Certificate is effected pursuant to the guaranteed delivery procedures described below.

        Rights holders may exercise their Over-Subscription Rights by indicating on their Rights Certificate the number of additional Common Units and Warrants they are willing to acquire. If sufficient Excess Common Units and Warrants are available after the exercise of the Basic Subscription Right, all Over-Subscription Rights will be honored in full; otherwise, remaining Excess Common Units and Warrants will be allocated on a pro rata basis. All proration calculations related to Over-Subscription Rights will be made based on each individual exercise of Rights and will not be aggregated by holder.

        Record Date unitholders whose Common Units are held by a nominee, such as a broker, dealer, custodian bank, trustee or other nominee, must contact that nominee to exercise their Rights. In that case, the nominee will exercise the Rights on behalf of the Record Date unitholder and arrange for proper payment.

        You should complete and send to that record holder the applicable subscription documents from your record holder with the other Rights Offering materials. While we will not charge any fee or sales commission to Rights holders for exercising their Rights (other than the Subscription Price), if you exercise your Rights and/or sell any underlying Common Units or Warrants through a broker, dealer, custodian bank, trustee or other nominee, you are responsible for any fees charged by your broker, dealer, custodian bank, trustee or other nominee.

        All exercises of Rights are irrevocable. Once you send in your Rights Certificate or Notice of Guaranteed Delivery and payment, you cannot revoke the exercise of either your Basic Subscription Rights or Over-Subscription Rights, even if the market price of our Common Units is below the Subscription Price. You should not exercise your Rights unless you are certain that you wish to purchase additional Common Units and Warrants at the Subscription Price.

        The Partnership will accept only properly completed and duly executed Rights Certificates actually received at any of the addresses listed below, at or prior to 5:00 p.m., New York City time, on the

Expiration Date, unless delivery of the Rights Certificate is effected pursuant to the guaranteed delivery procedures.

Rights Certificate Delivery Method	Address/Number
By Hand Delivery, mail or overnight courier	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

        Delivery to an address other than the address listed above will not constitute valid delivery and, accordingly, may be rejected by the Partnership.

2.     Issuance of Common Units and Warrants

        Unitholders whose Common Units are held of record by Cede & Co. or by any other depository or nominee on their behalf or on behalf of their broker, dealer, custodian bank, trustee or other nominee will have any Common Units and Warrants that they acquire credited to the account of Cede & Co. or the other depository or nominee. With respect to all other unitholders, certificates for all Common Units and Warrants acquired will be mailed. Any such mailing or crediting will occur as soon as practicable after this rights offering has expired, payment for the Common Units and Warrants subscribed for has cleared, and all prorating calculations and reductions contemplated by the terms of this rights offering have been effected.

3.     Sale or Transfer of Rights

        (a)    Sale of Rights Through a Commercial Bank or Broker.    To sell Rights evidenced by a Rights Certificate through your commercial bank or broker, sign Form 2 of your Rights Certificate leaving the rest of the Form blank (your broker will add the buyer's name later). You must have your signature on Form 2 guaranteed in Form 5 by an Eligible Institution and deliver your Rights Certificate and the accompanying envelope to your commercial bank or broker. Your Rights Certificate should be delivered to your commercial bank or broker in ample time for it to be exercised. If Form 2 is completed without designating a transferee, the Subscription Agent may thereafter treat the bearer of the Rights Certificate as the absolute owner of all of the Rights evidenced by such Rights Certificate for all purposes, and the Subscription Agent shall not be affected by any notice to the contrary. Because your commercial bank or broker cannot issue Rights Certificates, if you wish to sell less than all of the Rights evidenced by a Rights Certificate, either you or your commercial bank or broker must instruct the Subscription Agent as to the action to be taken with respect to the Rights not sold, or you or your commercial bank or broker must first have your Rights Certificate divided into Rights Certificates of appropriate denominations by following the instructions in Section 4 of these instructions. The Rights Certificates evidencing the number of Rights you intend to sell can then be transferred by your commercial bank or broker in accordance with the instructions in this Section 3(a).

        (b)    Transfer of Rights to a Designated Transferee.    To transfer your Rights to a transferee other than a commercial bank or broker, you must complete Form 2 in its entirety, execute the Rights Certificate and have your signature guaranteed in Form 5 by an Eligible Institution. A Rights Certificate that has been properly transferred in its entirety may be exercised by a new holder without having a new Rights Certificate issued. In order to exercise, or otherwise take action with respect to, such a transferred Rights Certificate, the new holder should deliver the Rights Certificate, together with payment of the applicable Subscription Price and complete separate instructions signed by the new holder, to the Subscription Agent in ample time to permit the Subscription Agent to take the desired action. Because only the Subscription Agent can issue Rights Certificates, if you wish to transfer less than all of the Rights evidenced by your Rights Certificate to a designated transferee, you must instruct the Subscription Agent as to the action to be taken with respect to the Rights not sold or transferred, or you must divide your Rights Certificate into Rights Certificates of appropriate smaller denominations by following the instructions in Section 4 below. The Rights Certificate evidencing the number of Rights you intend to transfer can then be transferred by following the instructions in this Section 3(b).

        (c)   Rights holders wishing to transfer a portion of their Rights (or all of their Rights in separate portions) should allow a sufficient amount of time prior to the Expiration Date for (i) the transfer instructions to be received and processed by the Subscription Agent, (ii) a new Rights Certificate to be issued and transmitted to the transferee or transferees with respect to transferred Rights and to the transferor with respect to retained Rights, if any, and (iii) the Rights evidenced by such new Rights Certificates to be exercised or sold by the recipients thereof. The Subscription Agent will facilitate transfers of Rights Certificates only until 5:00 p.m., New York City time, on June 25, 2010, the third business day before the Expiration Date.

        (d)   Neither the Partnership nor the Subscription Agent shall have any liability to a transferee or transferor of Rights if Rights Certificates or any other required documents are not received in time for exercise or sale prior to the Expiration Date.

        (e)    Commissions, Fees and Expenses.    The Partnership will pay all fees charged by the Subscription Agent, other than fees associated with the sale or transfer of Rights, and the fees charged by the Information Agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the Rights. Neither the Partnership nor the Subscription Agent nor the Information Agent will pay such expenses. The Partnership has agreed to indemnify the Subscription Agent from certain liabilities that they may incur in connection with the issuance of the Rights and the Common Units if you exercise your Rights.

4.     Division of Rights Certificate into Smaller Denominations

        To have a Rights Certificate divided into smaller denominations, send your Rights Certificate, together with complete separate instructions (including specification of the denominations into which you wish your Rights to be divided) signed by you, to the Subscription Agent, allowing a sufficient amount of time for new Rights Certificates to be issued and returned so that they can be used prior to the Expiration Date. Alternatively, you may ask a commercial bank or broker to effect such actions on your behalf. The Subscription Agent will facilitate subdivisions of Rights Certificates only until 5:00 p.m., New York City time, on June 25, 2010, three business days prior to the Expiration Date. Your signature must be guaranteed in Form 5 by an Eligible Institution if any of the new Rights Certificates are to be issued in a name other than that in which the old Rights Certificate was issued. As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you or your transferee may not receive such new Rights Certificates in time to enable the Rights holder to complete a sale or exercise by the Expiration Date. Neither the Partnership nor the Subscription Agent nor the Information Agent will be liable to either a transferor or transferee for any such delays.

5.     Execution

        (a)    Execution by Registered Holder.    The signature on the Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Rights Certificate without any alteration or change whatsoever. Persons who sign the Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

        (b)    Execution by Person Other than Registered Holder.    If the Rights Certificate is executed by a person other than the holder named on the face of the Rights Certificate, proper evidence of authority of the person executing the Rights Certificate must accompany the same unless the Subscription Agent, in its discretion, dispenses with proof of authority.

        (c)    Signature Guarantees.    Your signature must be guaranteed in Form 5 by an Eligible Institution, unless you are an Eligible Institution or your Rights Certificate provides that units are to be delivered to you as record holder of those Rights.

6.     Method of Delivery

        The method of delivery of Rights Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Rights holder. If sent by mail, it is recommended that such certificates and payments be sent by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of payment prior to 5:00 p.m., New York City time, on the Expiration Date.

7.     Special Provisions Relating to the Delivery of Rights Through the Depository Trust Company

        In the case of Rights that are held of record through the Depository Trust Company (the "Book-Entry Transfer Facility"), exercises of the Rights may be effected by instructing the Book-Entry Transfer Facility to transfer Rights from the Book-Entry Transfer Facility account of such holder to the Book-Entry Transfer Facility account of the Subscription Agent, together with certification as to the aggregate number of Rights exercised and the number of Common Units and Warrants thereby subscribed for pursuant to the Basic Subscription Right and Over-Subscription Right by each beneficial owner of Rights on whose behalf such nominee is acting, and payment of your Subscription Price for each Common Unit and Warrant subscribed for pursuant to the Basic Subscription Right and Over-Subscription Right.

        If your Rights are held of record by a broker, custodian bank or other nominee on your behalf, you may sell your Rights by contacting your broker, custodian bank or other nominee through which you hold your Rights.

Annex B

FORM OF LETTER TO UNITHOLDERS WHO ARE
RECORD HOLDERS

EAGLE ROCK ENERGY PARTNERS, L.P.

Common Units and Warrants to Purchase Common Units

Offered Pursuant to Subscription Rights
Distributed to Unitholders
of Eagle Rock Energy Partners, L.P.

June 1, 2010

Dear Unitholder:

        This letter is being distributed by Eagle Rock Energy Partners, L.P. (the "Partnership") to all holders of record of its common units (the "Common Units") at 5:00 p.m., New York City time, on May 27, 2010 (the "Record Date"), in connection with a distribution in a rights offering (the "Rights Offering") of transferable subscription rights (the "Rights") to subscribe for and purchase (i) one Common Unit and (ii) one warrant (the "Warrant") to purchase one Common Unit. The Rights, the Warrants and the Common Units are described in the Partnership's prospectus supplement (the "Prospectus") dated May 27, 2010.

        In the Rights Offering, the Partnership is offering an aggregate of 21,557,164 Common Units and 21,557,164 Warrants, as described in the Prospectus.

        The Rights will expire, if not exercised, at 5:00 p.m., New York City time, on June 30, 2010 (as it may be extended, the "Expiration Date"), unless extended by the Partnership, as described in the Prospectus.

        As described in the accompanying Prospectus, you will receive 0.35 Rights for each Common Unit owned of record as of 5:00 p.m., New York City time, on the Record Date.

        Each whole Right entitles the holder thereof to purchase (i) one Common Unit and (ii) one Warrant (the "Basic Subscription Right"), at the cash price of $2.50 (the "Subscription Price"). In addition you are entitled to subscribe for additional Common Units and Warrants at the same Subscription Price (the "Over-Subscription Right"). Over-Subscription Rights will be fulfilled with any excess Common Units and Warrants (the "Excess Common Units and Warrants") for which Basic Subscription Rights are not exercised. If all Basic Subscription Rights are exercised, then no Over-Subscription Rights will be fulfilled. If the number of Common Units for which Over-Subscription Rights are exercised exceeds the number of Excess Common Units and Warrants, then exercised Over-Subscription Rights will be fulfilled pro rata based on the number of Basic Subscription Rights each such holder exercised. All proration calculations related to Over-Subscription Rights will be made based on each individual exercise of Rights and will not be aggregated by holder.

        Each Warrant entitles the holder thereof to purchase one Common Unit at an exercise price of $6.00 per unit. The Warrants will expire at 5:00 p.m., New York City time, on May 15, 2012 and are only exercisable on each March 15, May 15, August 15 and November 15. See the Prospectus for more information about the Warrants.

        The Common Units are traded on the NASDAQ Global Select Market ("NASDAQ") under the symbol "EROC." The Rights are transferable and have been approved for listing on NASDAQ under the symbol "EROCR." The Rights will be evidenced by Rights certificates (the "Rights Certificates"), which will be transferable until the close of business on the last NASDAQ trading day preceding the

B-1

Expiration Date, at which time they will cease to have value. The Warrants will be transferable upon issuance and will be listed on NASDAQ under the symbol "EROCW."

        Enclosed are copies of the following documents:

  1.
  Prospectus;

  2.
  Rights Certificate;

  3.
  Instructions as to the Use of Eagle Rock Energy Partners, L.P. Subscription Rights Certificates;

  4.
  Notice of Guaranteed Delivery for Rights Certificates Issued by Eagle Rock Energy Partners, L.P.; and

  5.
  A return envelope addressed to American Stock Transfer & Trust Company, LLC, the Subscription Agent.

        Your prompt action is requested. To exercise the Rights, you must properly complete and sign the Rights Certificate (or the Notice of Guaranteed Delivery if you are following the Guaranteed Delivery Procedures) and forward it, with payment of the Subscription Price in full for each Common Unit and Warrant, as indicated in the Prospectus in the Section entitled "The Rights Offering."

        The Subscription Agent must receive the Rights Certificate or Notice of Guaranteed Delivery with payment in full of the Subscription Price, including final clearance of any checks, prior to 5:00 p.m., New York City time, on the Expiration Date. FAILURE TO RETURN THE PROPERLY COMPLETED RIGHTS CERTIFICATE WITH THE CORRECT PAYMENT WILL RESULT IN YOUR NOT BEING ABLE TO EXERCISE YOUR RIGHTS. A Rights holder cannot revoke the exercise of its Rights. Rights not exercised prior to the Expiration Date will expire.

        Additional copies of the enclosed materials may be obtained from Morrow & Co., LLC, the Information Agent. The Information Agent's telephone number is (203) 658-9400 (for brokerage firms and banks) or (800) 607-0088 (for unitholders). Any questions or requests for assistance concerning the Rights Offering should be directed to the Information Agent.

Very truly yours,
Eagle Rock Energy Partners, L.P.

B-2

Annex C

FORM OF LETTER TO NOMINEE HOLDERS WHOSE
CLIENTS ARE BENEFICIAL HOLDERS

EAGLE ROCK ENERGY PARTNERS, L.P.

Common Units and Warrants to Purchase Common Units

Offered Pursuant to Subscription Rights
Distributed to Unitholders
of Eagle Rock Energy Partners, L.P.

June 1, 2010

To Security Dealers, Commercial Banks, Trust Companies and Other Nominees:

        This letter is being distributed to securities dealers, commercial banks, trust companies and other nominees in connection with the rights offering (the "Rights Offering") by Eagle Rock Energy Partners, L.P. (the "Partnership") of transferable subscription rights (the "Rights") to subscribe for and purchase (i) one Common Unit and (ii) one warrant (the "Warrant") to purchase one Common Unit, distributed to all holders of record ("Record Holders") of Common Units, at 5:00 p.m., New York City time, on May 27, 2010 (the "Record Date"). The Rights, the Warrants and the Common Units are described in the Partnership's prospectus supplement (the "Prospectus") dated May 27, 2010.

        In the Rights Offering, the Partnership is offering an aggregate of 21,557,164 Common Units and 21,557,164 Warrants, as described in the Prospectus.

        The Rights will expire, if not exercised, at 5:00 p.m., New York City time, on June 30, 2010 (as it may be extended, the "Expiration Date"), unless extended by the Partnership, as described in the Prospectus.

        As described in the accompanying Prospectus, each beneficial owner of Common Units registered in your name or in the name of your nominee is entitled to 0.35 Rights for each Common Unit owned by such beneficial owner as of 5:00 p.m., New York City time, on the Record Date.

        Each whole Right entitles the beneficial owner thereof to purchase (i) one Common Unit and (ii) one Warrant (the "Basic Subscription Right"), at the cash price of $2.50 (the "Subscription Price"). In addition the beneficial owner is entitled to subscribe for additional Common Units and Warrants at the same Subscription Price (the "Over-Subscription Right"). Over-Subscription Rights will be fulfilled with any excess Common Units and Warrants (the "Excess Common Units and Warrants") for which Basic Subscription Rights are not exercised. If all Basic Subscription Rights are exercised, then no Over-Subscription Rights will be fulfilled. If the number of Common Units for which Over-Subscription Rights are exercised exceeds the number of Excess Common Units and Warrants, then exercised Over-Subscription Rights will be fulfilled pro rata based on the number of Basic Subscription Rights each such holder exercised. All proration calculations related to Over-Subscription Rights will be made based on each individual exercise of Rights and will not be aggregated by holder.

        Each Warrant entitles the beneficial owner thereof to purchase one Common Unit at an exercise price of $6.00 per unit. The Warrants will expire at 5:00 p.m., New York City time, on May 15, 2012 and are only exercisable on each March 15, May 15, August 15 and November 15. See the Prospectus for more information about the Warrants.

        The Common Units are traded on the NASDAQ Global Select Market ("NASDAQ") under the symbol "EROC." The Rights are transferable and have been approved for listing on NASDAQ under the symbol "EROCR." The Rights will be evidenced by Rights certificates (the "Rights Certificates"), which will be transferable until the close of business on the Expiration Date, at which time they will cease to have value. The Warrants will be transferable upon issuance and will be listed on NASDAQ under the symbol "EROCW."

        We are asking persons who hold Common Units beneficially and who have received the Rights distributable with respect to those units through a broker, dealer, commercial bank, trust company or other nominee, as well as persons who hold certificates of Common Units directly and prefer to have such institutions effect transactions relating to the Rights on their behalf, to contact the appropriate institution or nominee and request it to effect the transactions for them. In addition, we are asking beneficial owners who wish to obtain a separate Rights Certificate to contact the appropriate nominee as soon as possible and request that a separate Rights Certificate be issued.

        The Partnership will pay all fees charged by the Subscription Agent, other than fees associated with the sale or transfer of Rights, and the fees charged by the Information Agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the Rights. Neither we nor the Subscription Agent nor the Information Agent will pay such expenses.

        Enclosed are copies of the following documents:

  1.
  Prospectus;

  2.
  Rights Certificate;

  3.
  Instructions as to the Use of Eagle Rock Energy Partners, L.P. Subscription Rights Certificates;

  4.
  Notice of Guaranteed Delivery for Rights Certificates Issued by Eagle Rock Energy Partners, L.P.; and

  5.
  A return envelope addressed to American Stock Transfer & Trust Company, LLC, the Subscription Agent.

        Your prompt action is requested. To exercise Rights, you should deliver the properly completed and signed Rights Certificate (or Notice of Guaranteed Delivery if you are following the Guaranteed Delivery Procedures), with payment of the Subscription Price in full for each Common Unit and Warrant subscribed for, to the Subscription Agent, as indicated in the Prospectus. The Subscription Agent must receive the Rights Certificate or Notice of Guaranteed Delivery with payment of the Subscription Price, including final clearance of any checks, prior to 5:00 p.m., New York City time, on the Expiration Date. FAILURE TO RETURN THE PROPERLY COMPLETED RIGHTS CERTIFICATE WITH THE CORRECT PAYMENT WILL RESULT IN YOUR NOT BEING ABLE TO EXERCISE YOUR RIGHTS. A Rights holder cannot revoke the exercise of its Rights. Rights not exercised prior to the Expiration Date will expire.

        Additional copies of the enclosed materials may be obtained from Morrow & Co., LLC, the Information Agent. The Information Agent's telephone number is (203) 658-9400 (for brokerage firms and banks) or (800) 607-0088 (for unitholders). Any questions or requests for assistance concerning the Rights Offering should be directed to the Information Agent.

Very truly yours,
Eagle Rock Energy Partners, L.P.

NOTHING IN THE PROSPECTUS OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF EAGLE ROCK ENERGY PARTNERS, L.P., THE SUBSCRIPTION AGENT OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF THE SECURITIES ISSUABLE UPON VALID EXERCISE OF THE RIGHTS, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFERING EXCEPT FOR STATEMENTS MADE IN THE PROSPECTUS.

Annex D

FORM OF LETTER TO CLIENTS OF NOMINEE HOLDERS

EAGLE ROCK ENERGY PARTNERS, L.P.

Common Units and Warrants to Purchase Common Units

Offered Pursuant to Subscription Rights
Distributed to Unitholders
of Eagle Rock Energy Partners, L.P.

June 1, 2010

To Our Clients:

        Enclosed for your consideration is a prospectus supplement (the "Prospectus") dated May 27, 2010 relating to the rights offering (the "Rights Offering") by Eagle Rock Energy Partners, L.P. (the "Partnership") of transferable subscription rights (the "Rights") to subscribe for and purchase (i) one Common Unit and (ii) one warrant (the "Warrant") to purchase one Common Unit, distributed to all holders of record ("Record Holders") of Common Units, at 5:00 p.m., New York City time, on May 27, 2010 (the "Record Date"). The Rights, the Warrants and the Common Units are described in the Prospectus.

        In the Rights Offering, the Partnership is offering an aggregate of 21,557,164 Common Units and 21,557,164 Warrants, as described in the Prospectus.

        The Rights will expire, if not exercised, at 5:00 p.m., New York City time, on June 30, 2010 (as it may be extended, the "Expiration Date"), unless extended by the Partnership, as described in the Prospectus.

        As described in the accompanying Prospectus, you will receive 0.35 Rights for each Common Unit carried by us in your account as of 5:00 p.m., New York City time, on the Record Date.

        Each whole Right entitles the holder thereof to purchase (i) one Common Unit and (ii) one Warrant (the "Basic Subscription Right") at the cash price of $2.50 (the "Subscription Price"). In addition, you are entitled to subscribe for additional Common Units and Warrants at the same Subscription Price (the "Over-Subscription Right"). Over-Subscription Rights will be fulfilled with any excess Common Units and Warrants (the "Excess Common Units and Warrants") for which Basic Subscription Rights are not subscribed for. If all Basic Subscription Rights are exercised, then no Over-Subscription Rights will be fulfilled. If the number of Common Units for which Over-Subscription Rights are exercised exceeds the number of Excess Common Units and Warrants, then exercised Over-Subscription Rights will be fulfilled pro rata based on the number of Basic Subscription Rights each such holder exercised. All proration calculations related to Over-Subscription Rights will be made based on each individual exercise of Rights and will not be aggregated by holder.

        Each Warrant entitles the holder thereof to purchase one Common Unit at an exercise price of $6.00 per unit. The Warrants will expire at 5:00 p.m., New York City time, on May 15, 2012 and are only exercisable on each March 15, May 15, August 15 and November 15. See the Prospectus for more information about the Warrants.

        The Common Units are traded on the NASDAQ Global Select Market ("NASDAQ") under the symbol "EROC." The Rights are transferable and have been approved for listing on NASDAQ under the symbol "EROCR." The Rights will be evidenced by Rights certificates (the "Rights Certificates"), which will be transferable until the close of business on the Expiration Date, at which time they will cease to have value. The Warrants will be transferable upon issuance and will be listed on NASDAQ under the symbol "EROCW."

        THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON UNITS CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES AND SALES OF RIGHTS MAY BE MADE ONLY BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any Common Units and Warrants to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus. However, we urge you to read the document carefully before instructing us to exercise your Rights.

        If you wish to have us, on your behalf, exercise the Rights for any Common Units and Warrants to which you are entitled, please so instruct us by completing, executing and returning to us the instruction form attached hereto. In addition, please provide instructions if you wish to sell any or all of the Rights to which you are entitled.

        Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise or sell Rights on your behalf in accordance with the provisions of the Rights Offering. The Rights Offering will expire at 5:00 p.m., New York City time, on the Expiration Date. Once you have exercised your Rights, such exercise may not be revoked.

        Additional copies of the enclosed materials may be obtained from Morrow & Co., LLC, the Information Agent. The Information Agent's telephone number is (203) 658-9400 (for brokerage firms and banks) or (800) 607-0088 (for unitholders). Any questions or requests for assistance concerning the Rights Offering should be directed to the Information Agent.

                      Very truly yours,

BENEFICIAL OWNER ELECTION FORM

        The undersigned acknowledges receipt of your letter and the enclosed materials relating to the grant of transferable rights (the "Rights") to purchase (i) one common unit (the "Common Units") and (ii) one warrant (the "Warrant") to purchase one Common Unit of Eagle Rock Energy Partners, L.P. (one Common Unit and one Warrant Collectively, a "Unit").

        This will instruct you whether to exercise Rights to purchase Units held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Partnership's prospectus supplement (the "Prospectus") dated May 27, 2010 and the related "Instructions as to Use of Eagle Rock Energy Partners, L.P. Subscription Rights Certificates."

        I (we) hereby instruct you as follows:

        (CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1. ☐	Please DO NOT EXERCISE RIGHTS for Units.
Box 2. ☐	Please EXERCISE RIGHTS for Units as set forth below:

    Number of Units being purchased:

    (a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

    I apply for                      Units            × $ 2.50 =            $
                  (no. of Units)      (Subscription Price)              (amount enclosed)

    (b) EXERCISE OF OVER-SUBSCRIPTION RIGHT

    If you wish to subscribe for additional Units pursuant to your Over-Subscription Right:

    I apply for                      Units                                                     × $ 2.50 =            $
                  (no. of Units)    (Subscription Price)              (amount enclosed)

    NOTE: ANY PRORATION OF YOUR OVER-SUBSCRIPTION RIGHT WILL BE BASED ON THE NUMBER OF BASIC SUBSCRIPTION RIGHTS THAT YOU EXERCISE HEREIN AND WILL NOT INCLUDE ANY OTHER EXERCISES BY YOU

    (c) Total Amount of Payment Enclosed = $

        I am (we are) making the total purchase price payment required in the following manner:

Box 3. ☐	Payment in the following amount is enclosed: $ ; or
Box 4. ☐	Please deduct payment of $ from the following account maintained by you as follows:

Type of Account	Account No.

    (The total of Box 3 and Box 4 must equal the total payment specified on the line (c) above.)

              I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

        •
        irrevocably elect to purchase the number of Units indicated above upon the terms and conditions specified in the Prospectus;

        •
        agree that if I (we) fail to pay for the Units I (we) have elected to purchase, you may exercise any remedies available to you under law; and

        •
        understand that my (our) exercise of Rights may not be withdrawn.

Box 5. ☐	Please sell [ ] of my Rights.

Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:
Capacity:
Address (including Zip Code):
Telephone Number:

 FORM OF NOMINEE HOLDER CERTIFICATION

        The undersigned, a bank, broker, trustee, depository or other nominee holder of rights (the "Rights") to purchase (i) one common unit (the "Common Units") and (ii) one warrant (the "Warrant") to purchase one Common Unit of Eagle Rock Energy Partners, L.P. (the "Partnership") pursuant to the rights offering (the "Rights Offering") described in the Partnership's prospectus supplement dated May 27, 2010, hereby certifies to the Partnership and to American Stock Transfer & Trust Company, LLC, as subscription agent for the Rights Offering, and to Morrow & Co., LLC, as information agent for the Rights Offering, that the undersigned has:

          (1)   exercised the number of Rights specified below on behalf of beneficial owners (which may include the undersigned); and

          (2)   listed separately below for each beneficial owner (without identifying the beneficial owner) the number of Rights each beneficial owner has elected to exercise.

        The undersigned further certifies that each subscriber for whose account the undersigned is subscribing for Common Units and Warrants is a bona fide beneficial owner of Common Units as of the record date for the Rights Offering and that such beneficial ownership is reflected on the undersigned's records. The undersigned agrees to provide the Partnership or its designee with such additional information as the Partnership deems reasonably necessary to verify the foregoing.

Number of Common Units Owned on the Record Date	Number of Basic Subscription Rights Exercised	Number of Over-Subscription Rights Exercised

Provide the following information if applicable:
Depository Trust Company ("DTC")

Participant Name:

DTC Participant Number:

DTC Basic Subscription Confirmation Number (s):

By:

Name:

Title:

Annex E

FORM OF NOTICE OF GUARANTEED DELIVERY
FOR
SUBSCRIPTION RIGHTS CERTIFICATES
ISSUED BY
EAGLE ROCK ENERGY PARTNERS, L.P.

        This form, or one substantially equivalent to this form, must be used to exercise the transferable subscription rights (the "Rights") pursuant to the rights offering (the "Rights Offering"), as described in the prospectus supplement (the "Prospectus") dated May 27, 2010 of Eagle Rock Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the "Rights Certificate(s)"), to the subscription agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., New York City time, on June 30, 2010, unless such time is extended by the Partnership as described in the Prospectus (as it may be extended, the "Expiration Date"). Such form must be delivered by hand or sent by telegram, facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Rights Offering—Notice of Guaranteed Delivery" in the Prospectus.

        Payment of the subscription price of $2.50 (the "Subscription Price") of common units (the "Common Units") and warrants (the "Warrants") subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the section of the Prospectus entitled "The Rights Offering" at or prior to 5:00 p.m., New York City time, on the Expiration Date, even if the Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the guaranteed delivery procedures thereof. See "The Rights Offering—Notice of Guaranteed Delivery" in the Prospectus.

        The Subscription Agent is American Stock Transfer & Trust Company, LLC.

Delivery Method	Address/Number
By Hand Delivery, mail or overnight courier:	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219
By Facsimile Transmission:	(718) 234-5001
Telephone Number for Confirmation:	(877) 248-6417
(718) 921-8317

        If you have any questions or require additional copies of relevant documents, please contact the information agent, Morrow & Co., LLC at (203) 658-9400 (for brokerage firms and banks) or (800) 607-0088 (for unitholders).

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

        The undersigned hereby represents that the undersigned is the holder of Rights Certificate(s) representing Right(s) and that such Rights Certificate(s) cannot be delivered to the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise his/her/its Rights to subscribe for            Common Units and Warrants underlying the Rights represented by such Rights Certificate(s).

        The undersigned understands that payment of the Subscription Price for each Common Unit and Warrant subscribed for pursuant to his/her/its Rights must be received by the Subscription Agent at or prior to 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount of $            either (check appropriate box):

        ☐    is being delivered to the Subscription Agent herewith

  Or

        ☐    has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

    ☐    Wire transfer of funds

      Name of transferor institution:

      Date of transfer:

      Confirmation number (if available):

    ☐    Certified check

    ☐    Bank draft (cashier's check)

      Name of maker:

      Date of check or draft:

      Check or draft:

      Bank on which check is drawn or issuer:

Signature(s)
Address
Names

Area Code and Tel. No.(s)

Rights Certificate No(s) (if available)

 GUARANTEE OF DELIVERY

(Not To Be Used for Rights Certificate Signature Guarantee)

        The undersigned, an "Eligible Guarantor Institution," as such term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

Dated:

Authorized Signature:

Name of Firm:

Address:

Area Code and Telephone Number:

        The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate(s) to the Subscription Agent within the time period shown in the Prospectus. Failure to do so could result in a financial loss to such institution.

PROSPECTUS

        Eagle Rock Energy Partners, L.P.
Eagle Rock Energy Finance Corp.

Common Units
Partnership Securities
Warrants
Rights
Debt Securities

        We may offer, from time to time, in one or more series:

  •
  common units representing limited partnership interests in Eagle Rock Energy Partners, L.P.;

  •
  partnership securities;

  •
  warrants to purchase common units, partnership securities or debt securities;

  •
  rights to purchase common units, partnership securities, warrants or debt securities; and

  •
  debt securities, which may be secured or unsecured senior debt securities.

        Eagle Rock Energy Finance Corp. may act as co-issuer of the debt securities, and all other direct or indirect subsidiaries of Eagle Rock Energy Partners, L.P., other than "minor" subsidiaries as such item is interpreted in securities regulations governing financial reporting for guarantors, may guarantee the debt securities.

        The securities we may offer:

  •
  will have a maximum aggregate offering price of $600,000,000;

  •
  will be offered at prices and on terms to be set forth in one or more accompanying prospectus supplements; and

  •
  may be offered separately or together, or in separate series.

        Our common units are traded on the Nasdaq Global Select Market under the symbol "EROC." We will provide information in the prospectus supplement for the trading market, if any, for any partnership securities, warrants, rights and debt securities we may offer.

        This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities we will provide a prospectus supplement that will contain specific information about those securities and the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest. You should also read the documents we refer to in the "Where You Can Find More Information" section of this prospectus for information on us and our financial statements.

        Limited partnerships are inherently different than corporations. You should carefully consider each of the factors described under "Risk Factors" beginning on page 2 of this prospectus before you make an investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 30, 2010

GUIDE TO READING THIS PROSPECTUS	ii
WHERE YOU CAN FIND MORE INFORMATION	ii
FORWARD-LOOKING STATEMENTS	iii
ABOUT EAGLE ROCK ENERGY PARTNERS, L.P.	1
RISK FACTORS	2
USE OF PROCEEDS	4
RATIO OF EARNINGS TO FIXED CHARGES	4
OUR CASH DISTRIBUTION POLICY AND RESTRICTIONS ON DISTRIBUTIONS	5
PROVISIONS OF OUR PARTNERSHIP AGREEMENT RELATING TO CASH DISTRIBUTIONS	8
CONFLICTS OF INTEREST AND FIDUCIARY DUTIES	17
THE PARTNERSHIP AGREEMENT	25
DESCRIPTION OF THE COMMON UNITS	38
DESCRIPTION OF PARTNERSHIP SECURITIES	40
DESCRIPTION OF THE WARRANTS	41
DESCRIPTION OF THE RIGHTS	42
DESCRIPTION OF DEBT SECURITIES	43
MATERIAL TAX CONSEQUENCES	52
INVESTMENT IN EAGLE ROCK ENERGY PARTNERS, L.P. BY EMPLOYEE BENEFIT PLANS	74
PLAN OF DISTRIBUTION	75
LEGAL MATTERS	76
EXPERTS	76

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. You should not assume that the information incorporated by reference or provided in this prospectus is accurate as of any date other than the date on the front of this prospectus.

i

GUIDE TO READING THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process or continuous offering process. Under this shelf registration process, we may, from time to time, sell up to $600,000,000 of the securities described in this prospectus in one or more offerings. Each time we offer securities, we will provide you with this prospectus and a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering, including, in the case of partnership securities, warrants, rights and debt securities, the specific terms of the securities.

        That prospectus supplement may include additional risk factors or other special considerations applicable to those securities and may also add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.

        The following information should help you understand some of the conventions used in this prospectus.

  •
  Throughout this prospectus, when we use the terms "we," "us," or "Eagle Rock Energy Partners, L.P.," we are referring either to Eagle Rock Energy Partners, L.P., the registrant itself, or to Eagle Rock Energy Partners, L.P., Eagle Rock Energy Finance Corp., and our operating subsidiaries collectively, as the context requires.

  •
  We are managed by Eagle Rock Energy G&P, LLC, which is the general partner of our general partner, Eagle Rock Energy GP, L.P. We refer to Eagle Rock Energy G&P, LLC as "G&P" or "the general partner of our general partner." G&P does not receive a management fee but is reimbursed for expenses incurred on our behalf under an Omnibus Agreement entered into upon our public offering in October 2006. As of December 31, 2009, our general partner held a 1.09% general partner interest in us, and, as of the date of this prospectus, such general partner interest has not changed materially but is subject to minor changes upon grants or forfeitures of our restricted common units and other issuances.

WHERE YOU CAN FIND MORE INFORMATION

        We "incorporate by reference" information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus or any prospectus supplement, and the information we file later with the SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus.

        We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any information furnished pursuant to Items 2.02 or 7.01 on any Current Report on Form 8-K), including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, until all offerings under this registration statement are completed:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2008;

  •
  Our Quarterly Reports on Form 10-Q for the three months ended March 31, 2009, June 30, 2009 and September 30, 2009; and

  •
  Our Current Reports on Forms 8-K (excluding Items 2.02 and 7.01 and related exhibits) filed on January 5, 2009, January 13, 2009, February 5, 2009, February 9, 2009, March 11, 2009, April 3, 2009, April 30, 2009, July 29, 2009, September 18, 2009, October 13, 2009, October 28, 2009, November 9, 2009, December 7, 2009, December 10, 2009, December 21, 2009, December 30, 2009, January 12, 2010, January 14, 2010 and January 26, 2010 and our Current Report on Form 8-K/A (excluding Item 7.01 and related exhibit) filed on February 5, 2009; and

  •
  The description of our common units contained in our Registration Statement on Form 8-A, filed on September 12, 2006, and any subsequent amendment or report filed for the purpose of updating such description.

        You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

Eagle Rock Energy Partners, L.P.
Investor Relations
1415 Louisiana Street, Suite 2700
Houston, Texas 77002
(281) 408-1200

        Additionally, you may read and copy any documents filed by us at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC's web site at http://www.sec.gov.

        We also make available free of charge on our internet website at http://www.eaglerockenergy.com our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q, and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website as part of this prospectus.

FORWARD-LOOKING STATEMENTS

        This prospectus may include "forward-looking statements" as defined by the SEC. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by us based on our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, which may cause our actual results to differ materially from those implied or expressed by the forward-looking statements. We do not assume any obligation to update such forward-looking statements following the date of this prospectus. For a complete description of these risks, see our risk factors set forth in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Reports for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, or included in any Annual or Quarterly Report on Form 10-K or Form 10-Q filed after the date of this prospectus, which are incorporated into this prospectus. These factors include but are not limited to:

  •
  Drilling and exploration risks;

  •
  Assumptions underlying oil and natural gas reserve levels;

  •
  Commodity prices;

  •
  Hedging activities;

  •
  Ability to obtain credit and access capital markets;

  •
  Conditions in the securities and/or capital markets;

  •
  Future processing volumes and throughput;

  •
  Loss of significant customers;

  •
  Availability and cost of processing and transportation;

  •
  Competition in the oil and natural gas industry;

  •
  Relevant legislative or regulatory changes, including retroactive royalty or production tax regimes, changes in environmental regulation, environmental risks and liability under federal, state and foreign environmental laws and regulations;

  •
  Ability to make favorable acquisitions and integrate operations from such acquisitions;

  •
  Shortages of personnel and equipment;

  •
  Increases in interest rates;

  •
  Creditworthiness of our counterparties;

  •
  Weather, including the occurrence of any adverse weather conditions and/or natural disasters affecting our business;

  •
  Any other factors that impact or could impact the exploration of oil or natural gas resources, including but not limited to the geology of a resource, the total amount and costs to develop recoverable reserves, legal title, regulatory, natural gas administration, marketing and operations factors relating to the extraction of oil and natural gas; and

  •
  Tax risk associated with pass-through investment, including potential increase in the ratio of a unitholders taxable income to distributions or creation of phantom income in the event distributions are not enough to support the tax burden.

ABOUT EAGLE ROCK ENERGY PARTNERS, L.P.

Overview

        We are based in the United States and are a domestically-focused, growth-oriented limited partnership engaged in the business of (i) gathering, compressing, treating, processing and transporting natural gas; fractionating and transporting natural gas liquids ("NGLs"); and marketing natural gas, condensate and NGLs, which collectively we call our "Midstream Business"; (ii) acquiring, developing and producing interests in oil and natural gas properties, which we call our "Upstream Business"; and (iii) acquiring and managing fee mineral, overriding royalty and royalty interests, either through direct ownership or through investment in other partnerships, which we call our "Minerals Business."

Relationship to Natural Gas Partners

        We are affiliated with Natural Gas Partners, a leading private equity capital source for the energy industry. Natural Gas Partners owns a significant equity position in Eagle Rock Holdings, L.P., which owns 2,338,419 common units, 20,691,495 subordinated units and all of the equity interests in our general partner (directly and through ownership of all equity interests of our general partner's general partner), which holds the incentive distribution rights in us. Historically, we have benefited from increased exposure to acquisition opportunities through our affiliation with Natural Gas Partners, including the consummation of several transactions with portfolio companies of Natural Gas Partners. We expect that our relationship with Natural Gas Partners will continue to provide us with several significant benefits, including increased exposure to acquisition opportunities and access to a significant group of transactional and financial professionals with a successful track record of investing in energy assets. Founded in 1988, Natural Gas Partners represents a $7.2 billion family of investment funds organized to make direct equity investments in private energy enterprises.

Management of Eagle Rock Energy Partners, L.P.

        Eagle Rock Energy GP, L.P., our general partner, has sole responsibility for conducting our business and for managing our operations. Because our general partner is a limited partnership, its general partner, Eagle Rock Energy G&P, LLC, which is owned 100% by Eagle Rock Holdings, L.P. (which we sometimes refer to in this prospectus as "Holdings"), conducts our business and operations, and the board of directors and executive officers of Eagle Rock Energy G&P, LLC make decisions on our behalf. Neither our general partner nor any of its affiliates receive any management fee or other compensation in connection with the management of our business, but they are entitled to reimbursement for all direct and indirect expenses they incur on our behalf.

        Neither our general partner nor the board of directors of Eagle Rock Energy G&P, LLC is elected by our unitholders. Unlike shareholders in a publicly traded corporation, our unitholders are not entitled to elect the directors of Eagle Rock Energy G&P, LLC. Because of its ownership of a majority interest in Holdings, Natural Gas Partners has the right to elect all of the members of the board of directors of Eagle Rock Energy G&P, LLC. References herein to the officers or directors of our general partner refer to the officers and directors of Eagle Rock Energy G&P, LLC. In addition, certain references to our general partner refer to Eagle Rock Energy GP, L.P. and Eagle Rock Energy G&P, LLC, collectively.

        As is common with publicly traded limited partnerships and in order to maximize operational flexibility, we conduct our operations through subsidiaries.

Principal Executive Offices and Internet Address

        Our principal executive offices are located at 1415 Louisiana Street, Suite 2700, Houston, TX 77002 and our telephone number is (281) 408-1200. Our website is located at www.eaglerockenergy.com. We make our periodic reports and other information filed with or furnished to the SEC, available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

 RISK FACTORS

        An investment in our securities involves a high degree of risk. You should carefully consider the following risk factors together with all of the other information included in this prospectus, any prospectus supplement and the information that we have incorporated herein by reference in evaluating an investment in Eagle Rock Energy Partners, L.P. If any of the following risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. In that case, the trading price of our common units, partnership securities, or debt securities could decline, and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

        We hereby incorporate by this reference all of our risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Reports for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, or included in any Annual or Quarterly Report on Form 10-K or Form 10-Q filed after the date of this prospectus, including but not limited to risks relating to our business, risks inherent in an investment in us, and tax risks to common unitholders.

Risks Related to Debt Securities

We have a holding company structure in which our subsidiaries conduct our operations and own our operating assets.

        We are a holding company, and our subsidiaries conduct all of our operations and own all of our operating assets. We have no significant assets other than the partnership interests and the other equity interests in our subsidiaries. As a result, our ability to make required payments on our debt securities depends on the performance of our subsidiaries and their ability to distribute funds to us. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, our existing credit facility and applicable state partnership laws and other laws and regulations. If we are unable to obtain the funds necessary to pay the principal amount at the maturity of our debt securities, or to repurchase our debt securities upon an occurrence of a change in control, we may be required to adopt one or more alternatives, such as a refinancing of our debt securities. We cannot assure you that we would be able to refinance our debt securities.

We do not have the same flexibility as other types of organizations to accumulate cash which may limit cash available to service our debt securities or to repay them at maturity.

        Subject to the limitations on restricted payments contained in the indenture governing our debt securities and in our credit facility and other indebtedness, we distribute all of our "available cash" each quarter to our limited partners and our general partner. "Available cash" is defined in our partnership agreement, and it generally means, for each fiscal quarter, all cash on hand at the end of that quarter:

  •
  less the amount of cash reserves established by our general partner to:

  •
  provide for the proper conduct of our business;

  •
  comply with applicable law, any of our debt instruments or other agreements; or

  •
  provide funds for distributions to our unitholders and to our general partner for any one or more of the next four quarters;

  •
  plus, if our general partner so determines, all or a portion of cash on hand on the date of determination of available cash for the quarter.

        As a result, we do not accumulate significant amounts of cash and thus do not have the same flexibility as corporations or other entities that do not pay dividends or have complete flexibility regarding the amounts they will distribute to their equity holders. The timing and amount of our distributions could significantly reduce the cash available to pay the principal, premium (if any) and interest on our debt securities. The board of directors of our managing general partner will determine the amount and timing of such distributions and has broad discretion to establish and make additions to our reserves or the reserves of our operating subsidiaries as it determines are necessary or appropriate.

        Although our payment obligations to our unitholders are subordinate to our payment obligations to you, the value of our units will decrease in correlation with decreases in the amount we distribute per unit. Accordingly, if we experience a liquidity problem in the future, we may not be able to issue equity to recapitalize.

The subsidiary guarantees could be deemed fraudulent conveyances under certain circumstances, and a court may try to subordinate or void the subsidiary guarantees.

        Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee can be voided, or claims under a guarantee may be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

  •
  intended to hinder, delay or defraud any present or future creditor or received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee;

  •
  was insolvent or rendered insolvent by reason of such incurrence;

  •
  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

        In addition, any payment by that guarantor under a guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

  •
  it could not pay its debts as they became due.

 USE OF PROCEEDS

        Unless otherwise indicated to the contrary in an accompanying prospectus supplement, we will use the net proceeds from the sale of the securities covered by this prospectus for general partnership purposes, which may include debt repayment, future acquisitions, capital expenditures and additions to working capital.

RATIO OF EARNINGS TO FIXED CHARGES

        The table below sets forth the Ratios of Earnings to Fixed Charges for us for the periods indicated. On October 26, 2006, we completed our initial public offering whereby we became successor to the business of Eagle Rock Pipeline, L.P. As such, the periods ended December 31, 2004 and 2005 reflect the financial results of Eagle Rock Pipeline, L.P., and the periods ended December 31, 2007 and 2008 reflect the financial results of Eagle Rock Energy Partners, L.P.

	Predecessor			Eagle Rock Energy Partners, L.P.
	Year Ended December 31								Nine Months Ended September 30, 2009
	2004		2005	2006		2007		2008
Ratio of earnings to fixed charges	—	(a)	1.67x	0.29x	(a)	—	(a)	3.10x	—	(a)

(a)
Earnings were inadequate to cover fixed charges by $1.21 million, $22.08 million, $145.77 million and $101.98 million for the years ended December 31, 2004, 2006 and 2007 and the nine months ended September 30, 2009, respectively.

        For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings (loss) from pre-tax income from continuing operations before adjustment for income from equity investees, plus fixed charges and distributed income of equity investees. Fixed charges consist of interest expense on all indebtedness, the amortization of deferred financing costs, interest expense related to the write-off of deferred financing costs and interest associated with operating leases.

 OUR CASH DISTRIBUTION POLICY AND RESTRICTIONS ON DISTRIBUTIONS

        You should read the following discussion of our cash distribution policy in conjunction with the specific assumptions included in this section or in the information incorporated into this prospectus. In addition, you should read "Forward-Looking Statements" on page iii and "Risk Factors" starting on page 2 for information regarding statements that do not relate strictly to historical or current facts and certain risks inherent in our business.

        For additional information regarding our operating results, you should refer to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Reports for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, or included in any Annual or Quarterly Reports on Form 10-K or Form 10-Q filed after the date of this prospectus, which are incorporated into this prospectus.

        The discussion in this section uses our ownership percentages as of December 31, 2009.

General

        Rationale for Our Cash Distribution Policy.    Our cash distribution policy reflects a basic judgment that, generally, our common unitholders will be better served by our distributing our cash available after expenses and reserves rather than retaining it. Because we are not subject to an entity-level federal income tax, we have more cash to distribute to you than would be the case were we subject to tax. Our cash distribution policy is consistent with the terms of our partnership agreement, which requires that we distribute all of our available cash quarterly.

        Limitations on Cash Distributions and Our Ability to Change Our Cash Distribution Policy.    There is no guarantee that unitholders will receive quarterly distributions from us. Our cash distribution policy may be changed at any time and is subject to certain restrictions, including the following:

  •
  Restrictions contained in our credit facility limit our ability to make distributions. Specifically, our credit facility contains material financial tests and covenants that we must satisfy. Our Annual Report on Form 10-K for the year ended December 31, 2008, contains a description of our credit facility. Should we be unable to satisfy these restrictions or if we are otherwise in default under our credit facility, we would be prohibited from making cash distributions to you notwithstanding our stated cash distribution policy.

  •
  The board of directors of our general partner will have the authority to make all determinations related to the reimbursement of expenses incurred by the general partner and its affiliates and the establishment of reserves for the prudent conduct of our business and for future cash distributions to our unitholders. Our partnership agreement provides that our general partner will be entitled to make these determinations subject only to the requirement that it act in good faith. The reimbursement of expenses incurred by our general partner and its affiliates and the establishment of those reserves could result in a reduction in cash distributions to you from levels we currently anticipate pursuant to our stated distribution policy.

  •
  Even if our cash distribution policy is not modified or revoked, the amount of distributions we pay under our cash distribution policy and the decision to make any distribution is determined by our general partner, taking into consideration the terms of our partnership agreement.

  •
  Under Section 17-607 of the Delaware Revised Uniform Limited Partnership Act, we may not make a distribution to you if the distribution would cause our liabilities to exceed the fair value of our assets.

  •
  We may lack sufficient cash to pay distributions to our unitholders due to increases in our general and administrative expense, principal and interest payments on our outstanding debt, tax expenses including the entity-level taxation in the State of Texas, working capital requirements and anticipated cash needs.

        Our Ability to Grow is Dependent on Our Ability to Access External Expansion Capital.    Our intention is to distribute all of our available cash to our unitholders; however, from time to time Holdings, the holder of our subordinated units, may waive its right to distributions on the subordinated units or our general partner may determine a reduced distribution is necessary. As a result, we expect that we will rely primarily upon external financing sources, including commercial bank borrowings and the issuance of debt and equity securities, to fund our acquisitions and expansion capital expenditures. To the extent we are unable to finance growth externally, our cash distribution policy will significantly impair our ability to grow. In addition, because we generally distribute all of our available cash, our growth may not be as fast as businesses that reinvest their available cash to expand ongoing operations. To the extent we issue additional units in connection with any acquisitions or expansion capital expenditures, the payment of distributions on those additional units may increase the risk that we will be unable to maintain or increase our per unit distribution level. There are no limitations in our partnership agreement or our credit facility on our ability to issue additional units, including units ranking senior to the common units. The incurrence of additional commercial borrowings or other debt to finance our growth strategy would result in increased interest expense, which in turn may impact the available cash that we have to distribute to our unitholders.

Our Distribution Rate

        Provided we have sufficient available cash and will have in the near term, our board of directors has adopted a policy pursuant to which we will declare a quarterly distribution equal to at least the minimum quarterly distribution of $0.3625 per common unit, subordinated unit, and general partner unit per complete quarter (or $1.45 per unit per year on an annualized basis), which quarterly distribution will be paid no later than 45 days after the end of each fiscal quarter. For the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, our board of directors determined that we did not have sufficient available cash to distribute the minimum quarterly distribution, and reduced the quarterly distribution in each quarter to $0.025 per common unit. We anticipate that our board of directors will continue this strategy until such time as commodity prices impacting our business and the general economy return to levels conducive to increasing the cash distributions to be paid to our unitholders. Our failure to pay the minimum quarterly distribution during the two most recently-completed fiscal quarters and whether we pay the minimum quarterly distribution in the future will be used to determine when the subordination period ends with respect to our subordinated units, described below.

        Available cash, for any quarter, consists of all cash on hand at the end of that quarter:

  •
  less the amount of cash reserves established by our general partner to:

  •
  provide for the proper conduct of our business;

  •
  comply with applicable law, any of our debt instruments or other agreements; or

  •
  provide funds for distributions to our unitholders and to our general partner for any one or more of the next four quarters;

  •
  plus, if our general partner so determines, all or a portion of cash on hand on the date of determination of available cash for the quarter.

        Our ability to make cash distributions pursuant to this policy will be subject to the factors described above under the caption "—Limitations on Cash Distributions and Our Ability to Change Our Cash Distribution Policy."

        The subordination period relating to our subordinated units will end on the first business day after we have earned and paid at least $1.45 (the minimum quarterly distribution on an annualized basis) on each outstanding limited partner unit and general partner unit for any three consecutive, non-overlapping four quarter periods ending on or after September 30, 2009.

        Alternatively, the subordination period will end on the first business day after we have earned and paid at least $0.5438 per quarter (150% of the minimum quarterly distribution, which is $2.175 on an annualized basis) on each outstanding limited partner unit and general partner unit for any four consecutive quarters ending on or after September 30, 2007.

        In addition, the subordination period will end if our general partner is removed without cause and the units held by our general partner and its affiliates are not voted in favor of such removal. When the subordination period ends, all remaining subordinated units will convert into common units on a one-for-one basis, and the common units will no longer be entitled to arrearages. Please read the "Provisions of Our Partnership Agreement Relating to Cash Distributions—Subordination Period."

        If distributions on our common units are not paid with respect to any fiscal quarter at the minimum distribution rate, our unitholders will not be entitled to receive such payments in the future except that, to the extent we have available cash in any future quarter during the subordination period in excess of the amount necessary to make cash distributions to holders of our common units at the minimum distribution rate, we will use this excess available cash to pay these deficiencies related to prior quarters before any cash distribution is made to holders of subordinated units. For the three months ended March 31, 2009, June 30, 2009 and September 30, 2009, we did not pay the full minimum quarterly distribution amount. With the payment of the third quarter distribution on November 13, 2009, the cumulative common unit arrearage increased to $1.0125 per common unit. Please read "Provisions of Our Partnership Agreement Relating to Cash Distributions—Subordination Period."

        We do not have a legal obligation to pay distributions at our minimum distribution rate or at any other rate except as provided in our partnership agreement. Our distribution policy is consistent with the terms of our partnership agreement, which requires that we distribute all of our available cash quarterly. Our general partner has the authority to determine the amount of our available cash for any quarter. Our partnership agreement provides that certain determinations made by our general partner in its capacity as our general partner, including determinations of available cash and expenses and the establishment of reserves, must be made in good faith and that such determination will not be subject to any other standard imposed by our partnership agreement, the Delaware limited partnership statute or any other law, rule or regulation or principles of equity. Our partnership agreement provides that, in order for a determination by our general partner to be made in "good faith," our general partner must believe that the determination is in our best interests. Please read "Provisions of Our Partnership Agreement Relating to Cash Distributions."

        The provisions of our partnership agreement relating to our cash distribution policy may not be modified or repealed without amending our partnership agreement; however, the actual amount of our cash distributions for any quarter is subject to fluctuations based on the amount of cash we generate from our business and the amount of reserves our general partner establishes in accordance with our partnership agreement as described above.

        Our general partner is entitled to 1.09% of all distributions that we make prior to our liquidation. The general partner's 1.09% interest in these distributions may be reduced if we issue additional units in the future and our general partner does not elect to contribute a proportionate amount of capital to us to maintain its 1.09% general partner interest.

        We will pay our distributions on or about the 15th of each February, May, August and November to holders of record on or about the 7th of each such month. If the distribution date does not fall on a business day, we will make the distribution on the business day immediately preceding the indicated distribution date.

PROVISIONS OF OUR PARTNERSHIP AGREEMENT RELATING TO CASH DISTRIBUTIONS

        Set forth below is a summary of the significant provisions of our partnership agreement that relate to cash distributions.

Distributions of Available Cash

        General.    Our partnership agreement requires that, within 45 days after the end of each quarter, we distribute all of our available cash to unitholders of record on the applicable record date.

        Definition of Available Cash.    Available cash, for any quarter, consists of all cash on hand at the end of that quarter:

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  less the amount of cash reserves established by our general partner to:

  •
  provide for the proper conduct of our business;

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  comply with applicable law, any of our debt instruments or other agreements; or

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  provide funds for distributions to our unitholders and to our general partner for any one or more of the next four quarters;

  •
  plus, if our general partner so determines, all or a portion of cash on hand on the date of determination of available cash for the quarter.

        Intent to Distribute the Minimum Quarterly Distribution.    To the extent we have sufficient cash from our operations after establishment of cash reserves and payment of fees and expenses, including payments to our general partner, we intend to distribute to the holders of common units and subordinated units on a quarterly basis at least the minimum quarterly distribution of $0.3625 per unit, or $1.45 per year. In making the distribution decision for the first, second and third quarters of 2009, however, our board of directors determined that we did not have sufficient available cash to distribute the minimum quarterly distribution, and reduced the quarterly distribution in each quarter to $0.025 per common unit to establish cash reserves (as against available cash) for the proper conduct of our business and to enhance our ability to remain in compliance with financial covenants under our revolving credit facility in future periods. The cash not distributed has been used to reduce our outstanding debt under our revolving credit facility. Future cash not distributed will be used to reduce our outstanding debt, to continue the execution of our hedge strategy to maintain future cash flows and/or to fund growth capital expenditures. We anticipate that the board of directors will continue this strategy until such time as commodity prices impacting our business and the general economy return to levels conducive to increasing the cash distributions to be paid to our unitholders.

        There is no guarantee that we will pay the minimum quarterly distribution on the units in any quarter. Even if our cash distribution policy is not modified or revoked, the amount of distributions paid under our policy and the decision to make any distribution is determined by our general partner, taking into consideration the terms of our partnership agreement. We anticipate that we will be prohibited from making any distributions to unitholders if it would cause an event of default, or an event of default is existing, under our credit agreement. Please read "Management's Discussion and Analysis of Financial Condition and Results of Operations—Capital Requirements—Revolving Credit Facility" in our annual report on Form 10-K for the year ended December 31, 2008, for a discussion of the restrictions included in our credit agreement that may restrict our ability to make distributions.

        General Partner Interest and Incentive Distribution Rights.    As of December 31, 2009, our general partner is entitled to 1.09% of all quarterly distributions that we make prior to our liquidation. This general partner interest is represented by 844,551 general partner units. Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its current general partner interest. The general partner's 1.09% interest in these distributions may be reduced if we issue additional units in the future and our general partner does not contribute a proportionate amount of capital to us to maintain its 1.09% general partner interest.

        Our general partner also currently holds incentive distribution rights that entitle it to receive increasing percentages, up to a maximum of 48%, of the cash we distribute from operating surplus (as defined below) in excess of $0.4169 per unit per quarter in addition to its general partner interest. The maximum distribution of 48% does not include any distributions that our general partner may otherwise receive on units that it owns, including the general partner units.

        Holdings, which owns all of the equity interests in our general partner (either directly or through ownership of all of the equity interests in our general partner's general partner), has assigned a 39.39% economic interest in the incentive distribution rights to Montierra Minerals & Production, L.P.

Operating Surplus and Capital Surplus

        General.    All cash distributed to unitholders will be characterized as either "operating surplus" or "capital surplus." Our partnership agreement requires that we distribute available cash from operating surplus differently than available cash from capital surplus.

        Operating Surplus.    Operating surplus consists of:

  •
  an amount equal to four times the amount needed for any one quarter for us to pay a distribution on all of our units (including the general partner units) and the incentive distribution rights at the same per-unit amount as was distributed in the immediately preceding quarter; plus

  •
  all of our cash receipts after the closing of our initial public offering, excluding cash from borrowings, sales of equity and debt securities, sales or other dispositions of assets outside the ordinary course of business, the termination of interest rate swap agreements, capital contributions or corporate reorganizations or restructurings; less

  •
  all of our operating expenditures after the closing of our initial public offering, including maintenance capital expenditures, but excluding the repayment of borrowings (other than working capital borrowings) and growth capital expenditures or transaction expenses (including taxes) related to interim capital transactions; less

  •
  the amount of cash reserves established by our general partner to provide funds for future operating expenditures.

        Any increase in operating surplus pursuant to the first bullet point under the caption "—Operating Surplus" above in respect of an increase in the quarterly distribution rate per unit, an increase in the number of units outstanding or other action with respect to outstanding units shall only be effective from and after the quarter in which such increase or other action occurs, and shall not be effective retroactively. In addition, the maximum amount included in operating surplus pursuant to such first bullet point during the term of the partnership shall not exceed four times the amount needed for any one quarter to pay a distribution on all of our units (including general partner units) and the incentive distribution rights at the highest distribution rate per unit (as adjusted for any split or combination of units) paid on outstanding units as of the date such determination is made.

        Maintenance capital expenditures represent capital expenditures made to replace partially or fully depreciated assets, to maintain the existing production levels or operating capacity of our assets and to extend their useful lives, or other capital expenditures that are incurred in maintaining existing equity or system volumes and related cash flows. Growth capital expenditures represent capital expenditures made to expand or to increase the efficiency of the existing production or operating capacity of our assets or to expand the operating capacity or revenues of existing or new assets, whether through construction or acquisition. Costs for repairs and minor renewals to maintain facilities in operating condition and that do not extend the useful life of existing assets or lease operating costs associated with our upstream operations will be treated as operations and maintenance expenses as we incur them. Our partnership agreement provides that our general partner determines how to allocate a capital expenditure for the acquisition or expansion of our assets between maintenance capital expenditures and expansion capital expenditures.

        Capital Surplus.    Capital surplus consists of:

  •
  borrowings;

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  sales of our equity and debt securities; and

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  sales or other dispositions of assets for cash, other than inventory, accounts receivable and other current assets sold in the ordinary course of business or as part of normal retirement or replacement of assets.

        Characterization of Cash Distributions.    Our partnership agreement requires that we treat all available cash distributed as coming from operating surplus until the sum of all available cash distributed since the closing of our initial public offering equals the operating surplus as of the most recent date of determination of available cash. Our partnership agreement requires that we treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. As reflected above, operating surplus includes an amount equal to four times the amount needed for any one quarter for us to pay a distribution on all of our units (including the general partner units and restricted common units granted under our Long Term Incentive Plan) and the incentive distribution rights at the same per-unit amount as was distributed in the immediately preceding quarter. This amount does not reflect actual cash on hand that is available for distribution to our unitholders. Rather, it is a provision that will enable us, if we choose, to distribute as operating surplus up to this amount of cash we receive in the future from non-operating sources, such as borrowings, issuances of securities, and asset sales, that would otherwise be distributed as capital surplus. We do not anticipate that we will make any distributions from capital surplus. The characterization of cash distributions as operating surplus versus capital surplus does not result in a different impact to unitholders for federal tax purposes. Please read "Material Tax Consequences—Tax Consequences of Unit Ownership—Treatment of Distributions" for a discussion of the tax treatment of cash distributions.

Subordination Period

        General.    Our partnership agreement provides that, during the subordination period (which we define below), the common units have the right to receive distributions of available cash from operating surplus each quarter in an amount equal to $0.3625 per common unit, which amount is defined in our partnership agreement as the minimum quarterly distribution, plus any arrearages in the payment of the minimum quarterly distribution on the common units from prior quarters, before any distributions of available cash from operating surplus may be made on the subordinated units. For the three months ended March 31, 2009, June 30, 2009 and September 30, 2009, we did not pay the full minimum quarterly distribution amount. With the payment of the third quarter distribution on November 13, 2009, the cumulative common unit arrearage increased to $1.0125 per common unit. These units are deemed "subordinated" because for a period of time, referred to as the subordination period, the subordinated units will not be entitled to receive any distributions until the common units have received the minimum quarterly distribution plus any arrearages from prior quarters. Furthermore, no arrearages will be paid on the subordinated units. The practical effect of the subordinated units is to increase the likelihood that during the subordination period there will be available cash to be distributed on the common units.

        Subordination Period.    The subordination period will extend until the first business day after each of the following tests are met:

  •
  distributions of available cash from operating surplus on each of the outstanding common units, subordinated units and general partner units equaled or exceeded the minimum quarterly distribution for each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date;

  •
  the "adjusted operating surplus" (as defined below) generated during each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date equaled or exceeded the sum of the minimum quarterly distributions on all of the outstanding common and subordinated units and general partner units during those periods; and

  •
  there are no arrearages in payment of the minimum quarterly distribution on the common units.

        Alternatively, the subordination period will end the first business day after the following tests are met:

  •
  distributions of available cash from operating surplus on each of the outstanding common and subordinated units equaled or exceeded $0.5438 per quarter (150% of the minimum quarterly distribution) for the four-quarter period immediately preceding the date;

  •
  the "adjusted operating surplus" (as defined below) generated during the four-quarter period immediately preceding the date equaled or exceeded the sum of $0.5438 (150% of the minimum quarterly distribution) on each of the outstanding common and subordinated units during that period on a fully diluted basis and on the related general partner interest during those periods; and

  •
  there are no arrearages in payment of the minimum quarterly distributions on the common units.

        When the subordination period ends, each outstanding subordinated unit will convert into one common unit and will then participate pro-rata with the other common units in distributions of available cash. Further, if the unitholders remove our general partner other than for cause and no units held by our general partner and its affiliates are voted in favor of such removal:

  •
  the subordination period will end and each subordinated unit will immediately convert into one common unit;

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  any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished; and

  •
  our general partner will have the right to convert its general partner units and its incentive distribution rights into common units or to receive cash in exchange for those interests.

        Adjusted Operating Surplus.    Adjusted operating surplus is intended to reflect the cash generated from operations during a particular period and therefore excludes net drawdowns of reserves of cash generated in prior periods. Adjusted operating surplus consists of:

  •
  operating surplus generated with respect to that period (excluding any amounts attributable to the item described in the first bullet point under "—Operating Surplus and Capital Surplus—Operating Surplus" above); plus

  •
  any net decrease made in subsequent periods in cash reserves for operating expenditures initially established with respect to that period; less

  •
  any net decrease in cash reserves for operating expenditures with respect to that period not relating to an operating expenditure made with respect to that period; plus

  •
  any net increase in cash reserves for operating expenditures with respect to that period required by any debt instrument for the repayment of principal, interest or premium.

Distributions of Available Cash from Operating Surplus during the Subordination Period

        Our partnership agreement requires that we make distributions of available cash from operating surplus for any quarter during the subordination period in the following manner (assuming a 1.09% general partner interest):

  •
  first, 98.91% to the common unitholders, pro rata, and 1.09% to the general partner, until we distribute for each outstanding common unit an amount equal to the minimum quarterly distribution for that quarter;

  •
  second, 98.91% to the common unitholders, pro rata, and 1.09% to the general partner, until we distribute for each outstanding common unit an amount equal to any arrearages in payment of the minimum quarterly distribution on the common units for any prior quarters during the subordination period;

  •
  third, 98.91% to the subordinated unitholders, pro rata, and 1.09% to the general partner, until we distribute for each subordinated unit an amount equal to the minimum quarterly distribution for that quarter; and

  •
  thereafter, in the manner described in "General Partner Interest and Incentive Distribution Rights" below.

        The preceding discussion is based on the assumptions that our general partner maintains its 1.09% general partner interest and that we do not issue additional classes of equity securities.

Distributions of Available Cash from Operating Surplus after the Subordination Period

        Our partnership agreement requires that we make distributions of available cash from operating surplus for any quarter after the subordination period in the following manner (assuming a 1.09% general partner interest):

  •
  first, 98.91% to all unitholders, pro rata, and 1.09% to the general partner, until we distribute for each outstanding unit an amount equal to the minimum quarterly distribution for that quarter; and

  •
  thereafter, in the manner described in "General Partner Interest and Incentive Distribution Rights" below.

        The preceding discussion is based on the assumptions that our general partner maintains its 1.09% general partner interest and that we do not issue additional classes of equity securities.

General Partner Interest and Incentive Distribution Rights

        Our partnership agreement provides that our general partner will be entitled to 1.09% of all distributions, as of December 31, 2009, that we make prior to our liquidation. Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its 1.09% general partner interest if we issue additional units. Our general partner's 1.09% interest, and the percentage of our cash distributions to which it is entitled, may be proportionately reduced as we issue additional units in the future and as our general partner does not contribute a proportionate amount of capital to us in order to maintain its then current general partner interest. Our general partner will be entitled to make a capital contribution in order to maintain its then current general partner interest in the form of the contribution to us of common units based on the current market value of the contributed common units.

        Incentive distribution rights represent the right to receive an increasing percentage (13%, 23% and 48%) of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved. Our general partner currently holds the incentive distribution rights, but may transfer these rights separately from its general partner interest, subject to restrictions in the partnership agreement.

        The following discussion assumes that the general partner maintains its 1.09% general partner interest, that there are no arrearages on common units and that the general partner continues to own the incentive distribution rights.

        If for any quarter:

  •
  we have distributed available cash from operating surplus to the common and subordinated unitholders in an amount equal to the minimum quarterly distribution; and

  •
  we have distributed available cash from operating surplus on outstanding common units in an amount necessary to eliminate any cumulative arrearages in payment of the minimum quarterly distribution; then, our partnership agreement requires that we distribute any additional available cash from operating surplus for that quarter among the unitholders and the general partner in the following manner (assuming a 1.09% general partner interest):

    •
    first, 98.91% to all unitholders, pro rata, and 1.09% to the general partner, until each unitholder receives a total of $0.4169 per unit for that quarter (the "first target distribution");

    •
    second, 85.91% to all unitholders, pro rata, and 14.09% to the general partner, until each unitholder receives a total of $0.4531 per unit for that quarter (the "second target distribution");

    •
    third, 75.91% to all unitholders, pro rata, and 24.09% to the general partner, until each unitholder receives a total of $0.5438 per unit for that quarter (the "third target distribution"); and

    •
    thereafter, 50.91% to all unitholders, pro rata, and 49.09% to the general partner.

        Holdings, which owns all of the equity interests in our general partner (either directly or through ownership of all of the equity interests in our general partner's general partner), has assigned a 39.39% economic interest in the incentive distribution rights to Montierra Minerals & Production, L.P.

Percentage Allocations of Available Cash from Operating Surplus

        The following table illustrates the percentage allocations of available cash from operating surplus between the unitholders and our general partner based on the specified target distribution levels. The amounts set forth under "Marginal Percentage Interest in Distributions" are the percentage interests of our general partner and the unitholders in any available cash from operating surplus we distribute up to and including the corresponding amount in the column "Total Quarterly Distribution Per Unit," until available cash from operating surplus we distribute reaches the next target distribution level, if any. The percentage interests shown for the unitholders and the general partner for the minimum quarterly distribution are also applicable to quarterly distribution amounts that are less than the minimum quarterly distribution. The percentage interests set forth below for our general partner include its 1.09% general partner interest and assume our general partner has contributed any additional capital to maintain its 1.09% general partner interest and has not transferred its incentive distribution rights.

		Marginal Percentage Interest in Distributions*
	Total Quarterly Distribution per Unit Target Amount	Unitholders	General Partner
Minimum Quarterly Distribution	$0.3625	98.91%	1.09%
First Target Distribution	up to $0.4169	98.91%	1.09%
Second Target Distribution	above $0.4169 up to $0.4531	85.91%	14.09%
Third Target Distribution	above $0.4531 up to $0.5438	75.91%	24.09%
Thereafter	above $0.5438	50.91%	49.09%

*
Assuming there are no arrearages on common units and that our general partner maintains its 1.09% general partner interest and continues to own the incentive distribution rights.

Distributions from Capital Surplus

        How Distributions from Capital Surplus Will Be Made.    Our partnership agreement requires that we make distributions of available cash from capital surplus, if any, in the following manner (assuming a 1.09% general partner interest):

  •
  first, 98.91% to all unitholders, pro rata, and 1.09% to the general partner, until we distribute for each common unit that was issued in our initial public offering, an amount of available cash from capital surplus equal to the initial public offering price;

  •
  second, 98.91% to the common unitholders, pro rata, and 1.09% to the general partner, until we distribute for each common unit, an amount of available cash from capital surplus equal to any unpaid arrearages in payment of the minimum quarterly distribution on the common units; and

  •
  thereafter, we will make all distributions of available cash from capital surplus as if they were from operating surplus.

        Effect of a Distribution from Capital Surplus.    Our partnership agreement treats a distribution of capital surplus as the repayment of the initial unit price from the initial public offering, which is a return of capital. The initial public offering price less any distributions of capital surplus per unit is referred to as the "unrecovered initial unit price." Each time a distribution of capital surplus is made, the minimum quarterly distribution and the target distribution levels will be reduced in the same proportion as the corresponding reduction in the unrecovered initial unit price. Because distributions of capital surplus will reduce the minimum quarterly distribution after any of these distributions are made, it may be easier for the general partner to receive incentive distributions and for the subordinated units to convert into common units. However, any distribution of capital surplus before the unrecovered initial unit price is reduced to zero cannot be applied to the payment of the minimum quarterly distribution or any arrearages.

        Once we distribute capital surplus on a unit issued in our initial public offering in an amount equal to the initial unit price, our partnership agreement specifies that the minimum quarterly distribution and the target distribution levels will be reduced to zero. Our partnership agreement specifies that we then make all future distributions from operating surplus, with 50% being paid to the holders of units and 50% to the general partner. The percentage interests shown for our general partner assumes its 1.09% general partner interest and assume the general partner has not transferred the incentive distribution rights.

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels

        In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if we combine our units into fewer units or subdivide our units into a greater number of units, our partnership agreement specifies that the following items will be proportionately adjusted:

  •
  the minimum quarterly distribution;

  •
  target distribution levels;

  •
  the unrecovered initial unit price;

  •
  the number of common units issuable during the subordination period without a unitholder vote; and

  •
  the number of common units into which a subordinated unit is convertible.

        For example, if a two-for-one split of the common units should occur, the minimum quarterly distribution, the target distribution levels and the unrecovered initial unit price would each be reduced to 50% of its initial level, the number of common units issuable during the subordination period without unitholder vote would double and each subordinated unit would be convertible into two common units. Our partnership agreement provides that we not make any adjustment by reason of the issuance of additional units for cash or property.

        In addition, if legislation is enacted or if existing law is modified or interpreted by a governmental taxing authority, so that we become taxable as a corporation or otherwise subject to taxation as an entity for federal, state or local income tax purposes, our partnership agreement specifies that the minimum quarterly distribution and the target distribution levels for each quarter may be reduced by multiplying each distribution level by a fraction, the numerator of which is available cash for that quarter and the denominator of which is the sum of available cash for that quarter plus the general partner's estimate of our aggregate liability for the quarter for such income taxes payable by reason of such legislation or interpretation. To the extent that the actual tax liability differs from the estimated tax liability for any quarter, the difference will be accounted for in subsequent quarters.

Distributions of Cash Upon Liquidation

        General.    If we dissolve in accordance with the partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to the unitholders and the general partner, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.

        The allocations of gain and loss upon liquidation are intended, to the extent possible, to entitle the holders of outstanding common units to a preference over the holders of outstanding subordinated units upon our liquidation, to the extent required to permit common unitholders to receive their unrecovered initial unit price plus the minimum quarterly distribution for the quarter during which liquidation occurs plus any unpaid arrearages in payment of the minimum quarterly distribution on the common units. However, there may not be sufficient gain upon our liquidation to enable the holders of common units to fully recover all of these amounts, even though there may be cash available for distribution to the holders of subordinated units. Any further net gain recognized upon liquidation will be allocated in a manner that takes into account the incentive distribution rights of the general partner.

        Manner of Adjustments for Gain.    The manner of the adjustment for gain is set forth in the partnership agreement. If our liquidation occurs before the end of the subordination period, we will allocate any gain to the partners in the following manner (assuming a 1.09% general partner interest):

  •
  first, to the general partner and the holders of units who have negative balances in their capital accounts to the extent of and in proportion to those negative balances;

  •
  second, 98.91% to the common unitholders, pro rata, and 1.09% to the general partner, until the capital account for each common unit is equal to the sum of: (1) the unrecovered initial unit price; (2) the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs; and (3) any unpaid arrearages in payment of the minimum quarterly distribution;

  •
  third, 98.91% to the subordinated unitholders, pro rata, and 1.09% to the general partner until the capital account for each subordinated unit is equal to the sum of: (1) the unrecovered initial unit price; and (2) the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs;

  •
  fourth, 98.91% to all unitholders, pro rata, and 1.09% to the general partner, until we allocate under this paragraph an amount per unit equal to: (1) the sum of the excess of the first target distribution per unit over the minimum quarterly distribution per unit for each quarter of our existence; less (2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the minimum quarterly distribution per unit that we distributed 98.91% to the unitholders, pro rata, and 1.09% to the general partner, for each quarter of our existence;

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  fifth, 85.91% to all unitholders, pro rata, and 14.09% to the general partner, until we allocate under this paragraph an amount per unit equal to: (1) the sum of the excess of the second target distribution per unit over the first target distribution per unit for each quarter of our existence; less (2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the first target distribution per unit that we distributed 85.91% to the unitholders, pro rata, and 14.09% to the general partner for each quarter of our existence;

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  sixth, 75.91% to all unitholders, pro rata, and 24.09% to the general partner, until we allocate under this paragraph an amount per unit equal to: (1) the sum of the excess of the third target distribution per unit over the second target distribution per unit for each quarter of our existence; less (2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the second target distribution per unit that we distributed 75.91% to the unitholders, pro rata, and 24.09% to the general partner for each quarter of our existence; and

  •
  thereafter, 50.91% to all unitholders, pro rata, and 49.09% to the general partner.

        The percentage interests set forth above for our general partner assume its 1.09% general partner interest and assume the general partner has not transferred the incentive distribution rights.

        If the liquidation occurs after the end of the subordination period, the distinction between common units and subordinated units will disappear, so that clause (3) of the second bullet point above and all of the third bullet point above will no longer be applicable.

        Manner of Adjustments for Losses.    If our liquidation occurs before the end of the subordination period, we will generally allocate any loss to the general partner and the unitholders in the following manner (assuming a 1.09% general partner interest):

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  first, 98.91% to holders of subordinated units in proportion to the positive balances in their capital accounts and 1.09% to the general partner, until the capital accounts of the subordinated unitholders have been reduced to zero;

  •
  second, 98.91% to the holders of common units in proportion to the positive balances in their capital accounts and 1.09% to the general partner, until the capital accounts of the common unitholders have been reduced to zero; and

  •
  thereafter, 100% to the general partner.

        If the liquidation occurs after the end of the subordination period, the distinction between common units and subordinated units will disappear, so that all of the first bullet point above will no longer be applicable.

        Adjustments to Capital Accounts.    Our partnership agreement requires that we make adjustments to capital accounts upon the issuance of additional units. In this regard, our partnership agreement specifies that we allocate any unrealized and, for tax purposes, unrecognized gain or loss resulting from the adjustments to the unitholders and the general partner in the same manner as we allocate gain or loss upon liquidation. In the event that we make positive adjustments to the capital accounts upon the issuance of additional units, our partnership agreement requires that we allocate any later negative adjustments to the capital accounts resulting from the issuance of additional units or upon our liquidation in a manner which results, to the extent possible, in the general partner's capital account balances equaling the amount which they would have been if no earlier positive adjustments to the capital accounts had been made.

 CONFLICTS OF INTEREST AND FIDUCIARY DUTIES

Conflicts of Interest

        Conflicts of interest exist and may arise in the future as a result of the relationships between our general partner and its affiliates (for purposes of this section, including Eagle Rock Holdings, L.P. and its owners and Montierra Minerals & Production, L.P. and its owners) on the one hand, and our partnership and our limited partners, on the other hand. The directors and officers of Eagle Rock Energy G&P, LLC have fiduciary duties to manage our general partner in a manner beneficial to its owners. At the same time, Eagle Rock Energy G&P, LLC and our general partner have a fiduciary duty to manage our partnership in a manner beneficial to us and our unitholders.

        Whenever a conflict arises between our general partner or its affiliates, on the one hand, and us or any other partner, on the other hand, our general partner will resolve that conflict. Our partnership agreement contains provisions that modify and limit our general partner's fiduciary duties to our unitholders. Our partnership agreement also restricts the remedies available to unitholders for actions taken that, without those limitations, might constitute breaches of fiduciary duty.

        Our general partner will not be in breach of its obligations under the partnership agreement or its fiduciary duties to us or our unitholders if the resolution of the conflict is:

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  approved by the conflicts committee of our general partner, although our general partner is not obligated to seek such approval;

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  approved by the vote of a majority of the outstanding common units, excluding any common units owned by our general partner or any of its affiliates;

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  on terms no less favorable to us than those generally being provided to or available from unrelated third parties; or

  •
  fair and reasonable to us, taking into account the totality of the relationships among the parties involved, including other transactions that may be particularly favorable or advantageous to us.

        Our general partner may, but is not required to, seek the approval of such resolution from the conflicts committee of its board of directors. In connection with a situation involving a conflict of interest, any determination by our general partner involving the resolution of the conflict of interest must be made in good faith, provided that, if our general partner does not seek approval from the conflicts committee and its board of directors determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the third and fourth bullet points above, then it will be presumed that, in making its decision, the board of directors acted in good faith, and in any proceeding brought by or on behalf of any limited partner or the partnership, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. Unless the resolution of a conflict is specifically provided for in our partnership agreement, our general partner or the conflicts committee may consider any factors it determines in good faith to consider when resolving a conflict. When our partnership agreement provides that someone act in good faith, it requires that person to reasonably believe he is acting in the best interests of the partnership.

        Conflicts of interest could arise in the situations described below, among others.

Transactions with NGP Affiliates.

Our general partner's affiliates may engage in competition with us.

        Our partnership agreement provides that our general partner will be restricted from engaging in any business activities other than those incidental to its ownership of interests in us. Except as provided in our partnership agreement, the owners of our general partner are not prohibited from engaging in, and are not required to offer us the opportunity to engage in, other businesses or activities, including those that might be in direct competition with us.

Our general partner and its affiliates are allowed to take into account the interests of parties other than us in resolving conflicts of interest.

        Our partnership agreement contains provisions that reduce the standards to which our general partner would otherwise be held by state fiduciary duty law. For example, our partnership agreement permits our general partner to make a number of decisions in its individual capacity, as opposed to in its capacity as our general partner. This entitles our general partner and its affiliates to consider only the interests and factors that it desires, and it has no duty or obligation to give any consideration to any interest of, or factors affecting, us, our affiliates or any limited partner. Examples include its limited call right, its voting rights with respect to the units it owns, its registration rights and its determination whether or not to consent to any merger or consolidation of the partnership.

We will not have any employees and will rely on the employees of Eagle Rock Energy G&P, LLC and its affiliates.

        Affiliates of our general partner and Eagle Rock Energy G&P, LLC may conduct businesses and activities of their own in which we will have no economic interest. If these separate activities are significantly greater than our activities, there could be material competition for the time and effort of the officers and employees who provide services to Eagle Rock Energy G&P, LLC and its affiliates.

In addition to limiting its liability and reducing its fiduciary duties, our general partner has also restricted the remedies available to our unitholders for actions that, without such limitations, might otherwise constitute breaches of fiduciary duty.

        In addition to the provisions described above, our partnership agreement contains provisions that restrict the remedies available to our unitholders for actions that might otherwise constitute breaches of fiduciary duty. For example, our partnership agreement:

  •
  provides that the general partner shall not have any liability to us or our unitholders for decisions made in its capacity as a general partner so long as it acted in good faith, meaning it believed that the decision was in the best interests of our partnership;

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  generally provides that affiliated transactions and resolutions of conflicts of interest not approved by the conflicts committee of the board of directors of Eagle Rock Energy G&P, LLC and not involving a vote of unitholders must be on terms no less favorable to us than those generally being provided to or available from unrelated third parties or be "fair and reasonable" to us, as determined by the general partner in good faith, and that, in determining whether a transaction or resolution is "fair and reasonable," Eagle Rock Energy G&P, LLC may consider the totality of the relationships between the parties involved, including other transactions that may be particularly advantageous or beneficial to us; and

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  provides that our general partner and Eagle Rock Energy G&P, LLC and their officers and directors will not be liable for monetary damages to us, our limited partners or assignees for any acts or omissions unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that our general partner or those other persons acted in bad faith or engaged in fraud or willful misconduct.

Except in limited circumstances, our general partner has the power and authority to conduct our business without unitholder approval.

        Under our partnership agreement, our general partner has full power and authority to do all things, other than those items that require unitholder approval or with respect to which our general partner has sought conflicts committee approval, on such terms as it determines to be necessary or appropriate to conduct our business including, but not limited to, the following:

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  the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into our securities, and the incurring of any other obligations;

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  the purchase, sale or other acquisition or disposition of our securities, or the issuance of additional options, rights, warrants and appreciation rights relating to our securities;

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  the mortgage, pledge, encumbrance, hypothecation or exchange of any or all of our assets;

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  the negotiation, execution and performance of any contracts, conveyances or other instruments;

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  the distribution of our cash;

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  the selection and dismissal of employees and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

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  the maintenance of insurance for our benefit and the benefit of our partners;

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  the formation of, or acquisition of an interest in, the contribution of property to, and the making of loans to, any limited or general partnerships, joint ventures, corporations, limited liability companies or other relationships;

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  the control of any matters affecting our rights and obligations, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;

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  the indemnification of any person against liabilities and contingencies to the extent permitted by law;

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  the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over our business or assets; and

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  the entering into of agreements with any of its affiliates to render services to us or to itself in the discharge of its duties as our general partner.

        Our partnership agreement provides that our general partner must act in "good faith" when making decisions on our behalf, and our partnership agreement further provides that in order for a determination by our general partner to be made in "good faith," our general partner must believe that the determination is in our best interests. Please read "The Partnership Agreement—Voting Rights" for information regarding matters that require unitholder approval.

Our general partner determines the amount and timing of asset purchases and sales, capital expenditures, borrowings, issuance of additional partnership securities and the creation, reduction or increase of reserves, each of which can affect the amount of cash that is distributed to our unitholders.

        The amount of cash that is available for distribution to unitholders is affected by decisions of our general partner regarding such matters as:

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  amount and timing of asset purchases and sales;

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  cash expenditures;

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  borrowings;

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  the issuance of additional units; and

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  the creation, reduction or increase of reserves in any quarter.

        In addition, our general partner may use an amount, as of the date of this prospectus equal to $126.7 million, which would not otherwise constitute available cash from operating surplus, in order to permit the payment of cash distributions on its units and incentive distribution rights. All of these actions may affect the amount of cash distributed to our unitholders and the general partner and may facilitate the conversion of subordinated units into common units. Please read "Provisions of Our Partnership Agreement Relating to Cash Distributions."

        In addition, borrowings by us and our affiliates do not constitute a breach of any duty owed by the general partner to our unitholders, including borrowings that have the purpose or effect of:

  •
  enabling our general partner or its affiliates to receive distributions on any subordinated units held by them or the incentive distribution rights; or

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  hastening the expiration of the subordination period.

        For example, in the event we have not generated sufficient cash from our operations to pay the minimum quarterly distribution on our common units and our subordinated units, our partnership agreement permits us to borrow funds, which would enable us to make this distribution on all outstanding units. Please read "Provisions of Our Partnership Agreement Related to Cash Distributions—Subordination Period."

        Our partnership agreement provides that we and our subsidiaries may borrow funds from our general partner and its affiliates. Our general partner and its affiliates may not borrow funds from us, our operating company, or its operating subsidiaries.

Our general partner determines which costs incurred by it or Eagle Rock Energy G&P, LLC are reimbursable by us.

        We will reimburse our general partner and its affiliates for costs incurred in managing and operating us, including costs incurred in rendering corporate staff and support services to us. The partnership agreement provides that our general partner will determine the expenses that are allocable to us in good faith.

Our partnership agreement does not restrict our general partner from causing us to pay it or its affiliates for any services rendered to us or entering into additional contractual arrangements with any of these entities on our behalf.

        Our partnership agreement allows our general partner to determine, in good faith, any amounts to pay itself or its affiliates for any services rendered to us. Our general partner may also enter into additional contractual arrangements with any of its affiliates on our behalf. Neither our partnership agreement nor any of the other agreements, contracts or arrangements between us, on the one hand, and our general partner and its affiliates, on the other hand, that went into effect as of the closing of our initial public offering were the result of arm's-length negotiations. Similarly, agreements, contracts or arrangements between us and our general partner and its affiliates that are entered into in the future will not be required to be negotiated on an arm's-length basis; although, in some circumstances, our general partner may determine that the conflicts committee of our general partner may make a determination on our behalf with respect to one or more of these types of situations.

        Our general partner and its affiliates will have no obligation to permit us to use any facilities or assets of our general partner or its affiliates, except as may be provided in contracts entered into specifically dealing with that use. There is no obligation of our general partner or its affiliates to enter into any contracts of this kind.

Our general partner intends to limit its liability regarding our obligations.

        Our general partner intends to limit its liability under contractual arrangements so that the other party has recourse only to our assets, and not against our general partner or its assets. The partnership agreement provides that any action taken by our general partner to limit its liability is not a breach of our general partner's fiduciary duties, even if we could have obtained more favorable terms without the limitation on liability.

Our general partner may exercise its right to call and purchase common units if it and its affiliates own more than 80% of the common units.

        Our general partner may exercise its right to call and purchase common units as provided in the partnership agreement or assign this right to one of its affiliates or to us. Our general partner is not bound by fiduciary duty restrictions in determining whether to exercise this right. As a result, a common unitholder may have his common units purchased from him at an undesirable time or price. Please read "The Partnership Agreement—Limited Call Right."

Common unitholders will have no right to enforce obligations of our general partner and its affiliates under agreements with us.

        Any agreements between us on the one hand, and our general partner and its affiliates, on the other, will not grant to the unitholders, separate and apart from us, the right to enforce the obligations of our general partner and its affiliates in our favor.

Our general partner decides whether to retain separate counsel, accountants or others to perform services for us.

        The attorneys, independent accountants and others who have performed services for us regarding these offerings have been retained by our general partner. Attorneys, independent accountants and others who perform services for us are selected by our general partner and may perform services for our general partner and its affiliates. We may retain separate counsel for ourselves or the holders of common units in the event of a conflict of interest between our general partner and its affiliates, on the one hand, and us or the holders of common units, on the other, depending on the nature of the conflict. We do not intend to do so in most cases.

Fiduciary Duties

        Our general partner is accountable to us and our unitholders as a fiduciary. Fiduciary duties owed to unitholders by our general partner are prescribed by law and the partnership agreement. The Delaware Revised Uniform Limited Partnership Act, which we refer to in this prospectus as the Delaware Act, provides that Delaware limited partnerships may, in their partnership agreements, modify, restrict or expand the fiduciary duties otherwise owed by a general partner to limited partners and the partnership.

        Our partnership agreement contains various provisions modifying and restricting the fiduciary duties that might otherwise be owed by our general partner. We have adopted these restrictions to allow our general partner or its affiliates to engage in transactions with us that would otherwise be prohibited by state-law fiduciary duty standards and to take into account the interests of other parties in addition to our interests when resolving conflicts of interest. We believe this is appropriate and necessary because our general partner's board of directors will have fiduciary duties to manage our general partner in a manner beneficial to its owners, as well as to you. Without these modifications, the general partner's ability to make decisions involving conflicts of interest would be restricted. The modifications to the fiduciary standards enable the general partner to take into consideration all parties involved in the proposed action, so long as the resolution is fair and reasonable to us. These modifications also enable our general partner to attract and retain experienced and capable directors. These modifications are detrimental to our common unitholders because they restrict the remedies available to unitholders for actions that, without those limitations, might constitute breaches of fiduciary duty, as described below, and permit our general partner to take into account the interests of third parties in addition to our interests when resolving conflicts of interest. The following is a summary of the material restrictions of the fiduciary duties owed by our general partner to the limited partners:

State-law fiduciary duty standards	Fiduciary duties are generally considered to include an obligation to act in good faith and with due care and loyalty. The duty of care, in the absence of a provision in a partnership agreement providing otherwise, would generally require a general partner to act for the partnership in the same manner as a prudent person would act on his own behalf. The duty of loyalty, in the absence of a provision in a partnership agreement providing otherwise, would generally prohibit a general partner of a Delaware limited partnership from taking any action or engaging in any transaction where a conflict of interest is present.

The Delaware Act generally provides that a limited partner may institute legal action on behalf of the partnership to recover damages from a third party where a general partner has refused to institute the action or where an effort to cause a general partner to do so is not likely to succeed. In addition, the statutory or case law of some jurisdictions may permit a limited partner to institute legal action on behalf of himself and all other similarly situated limited partners to recover damages from a general partner for violations of its fiduciary duties to the limited partners.

Partnership agreement modified standards

Our partnership agreement contains provisions that waive or consent to conduct by our general partner and its affiliates that might otherwise raise issues about compliance with fiduciary duties or applicable law. For example, our partnership agreement provides that when our general partner is acting in its capacity as our general partner, as opposed to in its individual capacity, it must act in "good faith' and will not be subject to any other standard under applicable law. In addition, when our general partner is acting in its individual capacity, as opposed to in its capacity as our general partner, it may act without any fiduciary obligation to us or the unitholders whatsoever. These standards reduce the obligations to which our general partner would otherwise be held.

In addition to the other more specific provisions limiting the obligations of our general partner, our partnership agreement further provides that our general partner and its officers and directors will not be liable for monetary damages to us, our limited partners or assignees for errors of judgment or for any acts or omissions unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that the general partner or its officers and directors acted in bad faith or engaged in fraud or willful misconduct.

Special provisions regarding affiliated transactions. Our partnership agreement generally provides that affiliated transactions and resolutions of conflicts of interest not involving a vote of unitholders and that are not approved by the conflicts committee of the board of directors of our general partner must be:

• on terms no less favorable to us than those generally being provided to or available from unrelated third parties; or

•       "fair and reasonable" to us, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to us).

If our general partner does not seek approval from the conflicts committee and its board of directors determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the bullet points above, then it will be presumed that, in making its decision, the board of directors, which may include board members affected by the conflict of interest, acted in good faith and in any proceeding brought by or on behalf of any limited partner or the partnership, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. These standards reduce the obligations to which our general partner would otherwise be held.

        By purchasing our common units, each common unitholder automatically agrees to be bound by the provisions in the partnership agreement, including the provisions discussed above. This is in accordance with the policy of the Delaware Act favoring the principle of freedom of contract and the enforceability of partnership agreements. The failure of a limited partner or assignee to sign a partnership agreement does not render the partnership agreement unenforceable against that person.

        We must indemnify our general partner and its officers, directors, managers and certain other specified persons, to the fullest extent permitted by law, against liabilities, costs and expenses incurred by our general partner or these other persons. We must provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. We must also provide this indemnification for criminal proceedings unless our general partner or these other persons acted with knowledge that their conduct was unlawful. Thus, our general partner could be indemnified for its negligent acts if it meets the requirements set forth above. To the extent these provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and, therefore, unenforceable. Please read "The Partnership Agreement—Indemnification."

THE PARTNERSHIP AGREEMENT

        The following is a summary of the material provisions of our partnership agreement. The form of our partnership agreement is filed as Exhibit 3.1 on our current report on Form 8-K filed with the SEC on October 31, 2006. We will provide prospective investors with a copy of our partnership agreement upon request at no charge.

        We summarize the following provisions of our partnership agreement elsewhere in this prospectus:

  •
  with regard to distributions of available cash, please read "Provisions of Our Partnership Agreement Relating to Cash Distributions;"

  •
  with regard to the fiduciary duties of our general partner, please read "Conflicts of Interest and Fiduciary Duties;"

  •
  with regard to the transfer of common units, please read "Description of the Common Units—Transfer of Common Units;" and

  •
  with regard to allocations of taxable income and taxable loss, please read "Material Tax Consequences."

Organization and Duration

        Our partnership was organized in May 2006 and will have a perpetual existence.

Purpose

        Our purpose under the partnership agreement is limited to any business activity that is approved by our general partner and that lawfully may be conducted by a limited partnership organized under Delaware law; provided, that our general partner shall not cause us to engage, directly or indirectly, in any business activity that the general partner determines would cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes.

        Although our general partner has the ability to cause us and our subsidiaries to engage in activities other than the business of acquiring, drilling and producing crude oil, condensate and natural gas; the business of gathering, compressing, treating, processing, transporting and selling natural gas and the business of transporting and selling NGLs, our general partner has no current plans to do so and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. Our general partner is authorized in general to perform all acts it determines to be necessary or appropriate to carry out our purposes and to conduct our business.

Power of Attorney

        Each limited partner, and each person who acquires a unit from a unitholder, by accepting the common unit, automatically grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our general partner the authority to amend, and to make consents and waivers under, our partnership agreement.

Cash Distributions

        Our partnership agreement specifies the manner in which we will make cash distributions to holders of our common units and other partnership securities as well as to our general partner in respect of its general partner interest and its incentive distribution rights. For a description of these cash distribution provisions, please read "Provisions of Our Partnership Agreement Relating to Cash Distributions."

Capital Contributions

        Unitholders are not obligated to make additional capital contributions, except as described below under "—Limited Liability."

        Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its 1.09% general partner interest if we issue additional units. Our general partner's interest, and the percentage of our cash distributions to which it is entitled, will be proportionately reduced if we issue additional units in the future and our general partner does not contribute a proportionate amount of capital to us to maintain its general partner interest. Our general partner will be entitled to make a capital contribution in order to maintain its general partner interest in the form of the contribution to us of common units based on the current market value of the contributed common units.

Voting Rights

        The following is a summary of the unitholder vote required for the matters specified below. Matters requiring the approval of a "unit majority" require:

  •
  during the subordination period, the approval of a majority of the common units, excluding those common units held by our general partner and its affiliates, and a majority of the subordinated units, voting as separate classes; and

  •
  after the subordination period, the approval of a majority of the common units voting as a class.

        In voting their common and subordinated units, our general partner and its affiliates will have no fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners.

Issuance of additional units	No approval right.
Amendment of the partnership agreement

Certain amendments may be made by the general partner without the approval of the unitholders. Other amendments generally require the approval of a unit majority. Please read "—Amendment of the Partnership Agreement."

Merger of our partnership or the sale of all or substantially all of our assets	Unit majority in certain circumstances. Please read "—Merger, Consolidation, Conversion, Sale or Other Disposition of Assets."
Dissolution of our partnership	Unit majority. Please read "—Termination and Dissolution."
Continuation of our business upon dissolution	Unit majority. Please read "—Termination and Dissolution."
Withdrawal of the general partner

Under most circumstances, the approval of a majority of the common units, excluding common units held by our general partner and its affiliates, is required for the withdrawal of our general partner prior to September 30, 2016 in a manner that would cause a dissolution of our partnership. Please read "—Withdrawal or Removal of the General Partner."

Removal of the general partner	Not less than 66 2/3% of the outstanding units, voting as a single class, including units held by our general partner and its affiliates. Please read "—Withdrawal or Removal of the General Partner."
Transfer of the general partner interest

Our general partner may transfer all, but not less than all, of its general partner interest in us without a vote of our unitholders to an affiliate or another person in connection with its merger or consolidation with or into, or sale of all or substantially all of its assets, to such person. The approval of a majority of the common units, excluding common units held by the general partner and its affiliates, is required in other circumstances for a transfer of the general partner interest to a third party prior to September 30, 2016. See "—Transfer of General Partner Units."

Transfer of ownership interests in our general partner	No approval required at any time. Please read "—Transfer of Ownership Interests in the General Partner."

Limited Liability

        Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Act and that he otherwise acts in conformity with the provisions of the partnership agreement, his liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital he is obligated to contribute to us for his common units plus his share of any undistributed profits and assets. If it were determined, however, that the right, or exercise of the right, by the limited partners as a group:

  •
  to remove or replace the general partner;

  •
  to approve some amendments to the partnership agreement; or

  •
  to take other action under the partnership agreement;

constituted "participation in the control" of our business for the purposes of the Delaware Act, then the limited partners could be held personally liable for our obligations under the laws of Delaware, to the same extent as the general partner. This liability would extend to persons who transact business with us who reasonably believe that the limited partner is a general partner. Neither the partnership agreement nor the Delaware Act specifically provides for legal recourse against the general partner if a limited partner were to lose limited liability through any fault of the general partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of a claim in Delaware case law.

        Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, a substituted limited partner of a limited partnership is liable for the obligations of his assignor to make contributions to the partnership, except that such person is not obligated for liabilities unknown to him at the time he became a limited partner and that could not be ascertained from the partnership agreement.

        Our subsidiaries conduct business in three states and we may have subsidiaries that conduct business in other states in the future. Maintenance of our limited liability as a limited partner of the operating partnership may require compliance with legal requirements in the jurisdictions in which the operating partnership conducts business, including qualifying our subsidiaries to do business there.

        Limitations on the liability of limited partners for the obligations of a limited partner have not been clearly established in many jurisdictions. If, by virtue of our partnership interest in our operating partnership or otherwise, it were determined that we were conducting business in any state without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by the limited partners as a group to remove or replace the general partner, to approve some amendments to the partnership agreement, or to take other action under the partnership agreement constituted "participation in the control" of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as the general partner under the circumstances. We will operate in a manner that the general partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Issuance of Additional Securities

        Our partnership agreement authorizes us to issue an unlimited number of additional partnership securities for the consideration and on the terms and conditions determined by our general partner without the approval of the unitholders.

        It is possible that we will fund acquisitions through the issuance of additional common units, subordinated units or other partnership securities. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our distributions of available cash. In addition, the issuance of additional common units or other partnership securities may dilute the value of the interests of the then-existing holders of common units in our net assets.

        In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership securities that, as determined by our general partner, may have special voting rights to which the common units are not entitled. In addition, our partnership agreement does not prohibit the issuance by our subsidiaries of equity securities, which may effectively rank senior to the common units.

        Upon issuance of additional partnership securities (other than the issuance of partnership securities issued in connection with a reset of the incentive distribution target levels relating to our general partner's incentive distribution rights or the issuance of partnership securities upon conversion of outstanding partnership securities), our general partner will be entitled, but not required, to make additional capital contributions to the extent necessary to maintain its general partner interest in us. Our general partner's interest in us will be reduced if we issue additional units in the future and our general partner does not contribute a proportionate amount of capital to us to maintain its general partner interest. Moreover, our general partner will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units, subordinated units or other partnership securities whenever, and on the same terms that, we issue those securities to persons other than our general partner and its affiliates, to the extent necessary to maintain the percentage interest of the general partner and its affiliates, including such interest represented by common units and subordinated units, that existed immediately prior to each issuance. The holders of common units will not have preemptive rights to acquire additional common units or other partnership securities.

Amendment of the Partnership Agreement

        General.    Amendments to our partnership agreement may be proposed only by or with the consent of our general partner. However, our general partner will have no duty or obligation to propose any amendment and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. In order to adopt a proposed amendment, other than the amendments discussed below, our general partner is required to seek written approval of the holders of the number of units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a unit majority.

        Prohibited Amendments.    No amendment may be made that would:

  •
  enlarge the obligations of any limited partner without its consent, unless approved by at least a majority of the type or class of limited partner interests so affected; or

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  enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without the consent of our general partner, which consent may be given or withheld at its option.

        The provision of our partnership agreement preventing the amendments having the effects described in any of the clauses above can be amended upon the approval of the holders of at least 90% of the outstanding units voting together as a single class (including units owned by our general partner and its affiliates). As of December 31, 2009, our general partner and its affiliates owned approximately 46.4% of the outstanding common and subordinated units, including unvested restricted common units currently outstanding under our 2006 Long-Term Incentive Plan.

        No Unitholder Approval.    Our general partner may generally make amendments to our partnership agreement without the approval of any limited partner or assignee to reflect:

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  a change in our name, the location of our principal place of our business, our registered agent or our registered office;

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  the admission, substitution, withdrawal or removal of partners in accordance with our partnership agreement;

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  a change that our general partner determines to be necessary or appropriate to qualify or continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that neither we nor the operating partnership nor any of its subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

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  an amendment that is necessary, in the opinion of our counsel, to prevent us or our general partner or its directors, officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisors Act of 1940, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, or ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

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  an amendment that our general partner determines to be necessary or appropriate for the authorization of additional partnership securities or rights to acquire partnership securities, including any amendment that our general partner determines is necessary or appropriate in connection with:

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  the adjustments of the minimum quarterly distribution, first target distribution, second target distribution and third target distribution in connection with the reset of our general partner's incentive distribution rights as described under "Provisions of Our Partnership Agreement Relating to Cash Distributions—General Partner's Right to Reset Incentive Distribution Levels;" or

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  any modification of the incentive distribution rights made in connection with the issuance of additional partnership securities or rights to acquire partnership securities, provided that, any such modifications and related issuance of partnership securities have received approval by a majority of the members of the conflicts committee of our general partner;

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  any amendment expressly permitted in our partnership agreement to be made by our general partner acting alone;

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  an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our partnership agreement;

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  any amendment that our general partner determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership or other entity, as otherwise permitted by our partnership agreement;

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  a change in our fiscal year or taxable year and related changes;

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  conversions into, mergers with or conveyances to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the conversion, merger or conveyance other than those it receives by way of the conversion, merger or conveyance; or

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  any other amendments substantially similar to any of the matters described in the clauses above.

        In addition, our general partner may make amendments to our partnership agreement without the approval of any limited partner if our general partner determines that those amendments:

  •
  do not adversely affect the limited partners (or any particular class of limited partners) in any material respect;

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  are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

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  are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed for trading;

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  are necessary or appropriate for any action taken by our general partner relating to splits or combinations of units under the provisions of our partnership agreement; or

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  are required to effect the intent expressed in this prospectus or the intent of the provisions of our partnership agreement or are otherwise contemplated by our partnership agreement.

        Opinion of Counsel and Unitholder Approval.    Our general partner will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the limited partners or result in our being treated as an entity for federal income tax purposes in connection with any of the amendments. No other amendments to our partnership agreement will become effective without the approval of holders of at least 90% of the outstanding units voting as a single class unless we first obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any of our limited partners.

        In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding units in relation to other classes of units will require the approval of at least a majority of the type or class of units so affected. Any amendment that reduces the voting percentage required to take any action is required to be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the voting requirement sought to be reduced.

Merger, Consolidation, Conversion, Sale or Other Disposition of Assets

        A merger, consolidation or conversion of us requires the prior consent of our general partner. However, our general partner will have no duty or obligation to consent to any merger, consolidation or conversion and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interest of us or the limited partners.

        In addition, the partnership agreement generally prohibits our general partner without the prior approval of the holders of a unit majority, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination, or approving on our behalf the sale, exchange or other disposition of all or substantially all of the assets of our subsidiaries. Our general partner may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without that approval. Our general partner may also sell all or substantially all of our assets under a foreclosure or other realization upon those encumbrances without that approval. Finally, our general partner may consummate any merger without the prior approval of our unitholders if we are the surviving entity in the transaction, our general partner has received an opinion of counsel regarding limited liability and tax matters, the transaction would not result in a material amendment to the partnership agreement, each of our units will be an identical unit of our partnership following the transaction, and the partnership securities to be issued do not exceed 20% of our outstanding partnership securities immediately prior to the transaction.

        If the conditions specified in the partnership agreement are satisfied, our general partner may convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey all of our assets to, a newly formed entity if the sole purpose of that conversion, merger or conveyance is to effect a mere change in our legal form into another limited liability entity, our general partner has received an opinion of counsel regarding limited liability and tax matters, and the governing instruments of the new entity provide the limited partners and the general partner with the same rights and obligations as contained in the partnership agreement. The unitholders are not entitled to dissenters' rights of appraisal under the partnership agreement or applicable Delaware law in the event of a conversion, merger or consolidation, a sale of substantially all of our assets or any other similar transaction or event.

Termination and Dissolution

        We will continue as a limited partnership until terminated under our partnership agreement. We will dissolve upon:

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  the election of our general partner to dissolve us, if approved by the holders of units representing a unit majority;

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  there being no limited partners, unless we are continued without dissolution in accordance with applicable Delaware law;

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  the entry of a decree of judicial dissolution of our partnership; or

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  the withdrawal or removal of our general partner or any other event that results in its ceasing to be our general partner other than by reason of a transfer of its general partner interest in accordance with our partnership agreement or withdrawal or removal following approval and admission of a successor.

        Upon a dissolution under the last clause above, the holders of a unit majority may also elect, within specific time limitations, to continue our business on the same terms and conditions described in our partnership agreement by appointing as a successor general partner an entity approved by the holders of units representing a unit majority, subject to our receipt of an opinion of counsel to the effect that:

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  the action would not result in the loss of limited liability of any limited partner; and

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  neither our partnership, our operating partnership nor any of our other subsidiaries would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of that right to continue.

Liquidation and Distribution of Proceeds

        Upon our dissolution, unless we are continued as a new limited partnership, the liquidator authorized to wind up our affairs will, acting with all of the powers of our general partner that are necessary or appropriate to liquidate our assets and apply the proceeds of the liquidation as described in "Provisions of Our Partnership Agreement Relating to Cash Distributions—Distributions of Cash Upon Liquidation." The liquidator may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to our partners.

Withdrawal or Removal of the General Partner

        Except as described below, our general partner has agreed not to withdraw voluntarily as our general partner prior to September 30, 2016 without obtaining the approval of the holders of at least a majority of the outstanding common units, excluding common units held by the general partner and its affiliates, and furnishing an opinion of counsel regarding limited liability and tax matters. On or after September 30, 2016, our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days' written notice, and that withdrawal will not constitute a violation of our partnership agreement. Notwithstanding the information above, our general partner may withdraw without unitholder approval upon 90 days' notice to the limited partners if at least 50% of the outstanding common units are held or controlled by one person and its affiliates other than the general partner and its affiliates. In addition, the partnership agreement permits our general partner in some instances to sell or otherwise transfer all of its general partner interest in us without the approval of the unitholders. Please read "—Transfer of General Partner Units" and "—Transfer of Incentive Distribution Rights."

        Upon withdrawal of our general partner under any circumstances, other than as a result of a transfer by our general partner of all or a part of its general partner interest in us, the holders of a unit majority, voting as separate classes, may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within a specified period after that withdrawal, the holders of a unit majority agree in writing to continue our business and to appoint a successor general partner. Please read "—Termination and Dissolution."

        Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of the outstanding units, voting together as a single class, including units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of our general partner is also subject to the approval of a successor general partner by the vote of the holders of a majority of the outstanding common units voting as a separate class, and subordinated units, voting as a separate class. The ownership of more than 33 1/3% of the outstanding units by our general partner and its affiliates would give them the practical ability to prevent our general partner's removal. As of December 31, 2009, our general partner and its affiliates owned 46.4% of the outstanding common and subordinated units, including unvested restricted common units currently outstanding under our 2006 Long-Term Incentive Plan.

        Our partnership agreement also provides that if our general partner is removed as our general partner under circumstances where cause does not exist and units held by the general partner and its affiliates are not voted in favor of that removal:

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  the subordination period will end, and all outstanding subordinated units will immediately convert into common units on a one-for-one basis;

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  any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished; and

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  our general partner will have the right to convert its general partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests based on the fair market value of those interests at that time.

        In the event of removal of a general partner under circumstances where cause exists or withdrawal of a general partner where that withdrawal violates our partnership agreement, a successor general partner will have the option to purchase the general partner interest and incentive distribution rights of the departing general partner for a cash payment equal to the fair market value of those interests. Under all other circumstances where a general partner withdraws or is removed by the limited partners, the departing general partner will have the option to require the successor general partner to purchase the general partner interest of the departing general partner and its incentive distribution rights for fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. Or, if the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

        If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner's general partner interest and its incentive distribution rights will automatically convert into common units equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

        In addition, we will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing general partner or its affiliates for our benefit.

Transfer of General Partner Units

        Except for transfer by our general partner of all, but not less than all, of its general partner units to:

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  an affiliate of our general partner (other than an individual); or

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  another entity as part of the merger or consolidation of our general partner with or into another entity or the transfer by our general partner of all or substantially all of its assets to another entity, our general partner may not transfer all or any of its general partner units to another person prior to September 30, 2016 without the approval of the holders of at least a majority of the outstanding common units, excluding common units held by our general partner and its affiliates. As a condition of this transfer, the transferee must assume, among other things, the rights and duties of our general partner, agree to be bound by the provisions of our partnership agreement, and furnish an opinion of counsel regarding limited liability and tax matters.

        Our general partner and its affiliates may at any time, transfer units to one or more persons, without unitholder approval, except that they may not transfer subordinated units to us.

Transfer of Ownership Interests in the General Partner

        At any time, Eagle Rock Holdings, L.P. and its affiliates may sell or transfer all or part of its partnership interests in our general partner, or its membership interest in Eagle Rock Energy G&P, LLC, the general partner of our general partner, to an affiliate or third party without the approval of our unitholders.

Transfer of Incentive Distribution Rights

        Our general partner or its affiliates or a subsequent holder may transfer its incentive distribution rights to an affiliate of the holder (other than an individual) or another entity as part of the merger or consolidation of such holder with or into another entity, the sale of all of the ownership interest in the holder or the sale of all or substantially all of its assets to, that entity without the prior approval of the unitholders; provided that, in the case of the sale of ownership interests in the holder, the initial holder of the incentive distribution rights continues to remain the general partner following such sale. Prior to September 30, 2016, other transfers of incentive distribution rights will require the affirmative vote of holders of a majority of the outstanding common units, excluding common units held by our general partner and its affiliates. On or after September 30, 2016, the incentive distribution rights will be freely transferable.

Change of Management Provisions

        Our partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove Eagle Rock Energy GP, L.P. as our general partner or otherwise change our management. If any person or group other than our general partner and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to any person or group that acquires the units from our general partner or its affiliates and any transferees of that person or group approved by our general partner or to any person or group who acquires the units with the prior approval of the board of directors of our general partner.

        Our partnership agreement also provides that if our general partner is removed as our general partner under circumstances where cause does not exist and units held by our general partner and its affiliates are not voted in favor of that removal:

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  the subordination period will end and all outstanding subordinated units will immediately convert into common units on a one-for-one basis;

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  any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished; and

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  our general partner will have the right to convert its general partner units and its incentive distribution rights into common units or to receive cash in exchange for those interests based on the fair market value of those interests at that time.

Limited Call Right

        If at any time our general partner and its affiliates own more than 80% of the then-issued and outstanding limited partner interests of any class, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the limited partner interests of the class held by unaffiliated persons as of a record date to be selected by our general partner, on at least 10 but not more than 60 days notice. The purchase price in the event of this purchase is the greater of:

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  the highest cash price paid by either of our general partner or any of its affiliates for any limited partner interests of the class purchased within the 90 days preceding the date on which our general partner first mails notice of its election to purchase those limited partner interests; and

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  the current market price as of the date three days before the date the notice is mailed.

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  As a result of our general partner's right to purchase outstanding limited partner interests, a holder of limited partner interests may have his limited partner interests purchased at a price that may be lower than market prices at various times prior to such purchase or lower than a unitholder may anticipate the market price to be in the future. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of his common units in the market. Please read "Material Tax Consequences—Disposition of Common Units."

Meetings; Voting

        Except as described below regarding a person or group owning 20% or more of any class of units then outstanding, record holders of units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited.

        Our general partner does not anticipate that any meeting of unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of the number of units necessary to authorize or take that action at a meeting. Meetings of the unitholders may be called by our general partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called represented in person or by proxy will constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

        Each record holder of a unit has a vote according to his percentage interest in us, although additional limited partner interests having special voting rights could be issued. Please read "—Issuance of Additional Securities." However, if at any time any person or group, other than our general partner and its affiliates, or a direct or subsequently approved transferee of our general partner or its affiliates, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise. Except as our partnership agreement otherwise provides, subordinated units will vote together with common units and as a single class.

        Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of common units under our partnership agreement will be delivered to the record holder by us or by the transfer agent.

Status as Limited Partner

        By transfer of common units in accordance with our partnership agreement, each transferee of common units shall be admitted as a limited partner with respect to the common units transferred when such transfer and admission is reflected in our books and records. Except as described under "—Limited Liability," the common units will be fully paid, and unitholders will not be required to make additional contributions.

Non-Citizen Assignees; Redemption

        If we are or become subject to federal, state or local laws or regulations that, in the reasonable determination of our general partner, create a substantial risk of cancellation or forfeiture of any property that we have an interest in because of the nationality, citizenship or other related status of any limited partner, we may redeem the units held by the limited partner at their current market price. In order to avoid any cancellation or forfeiture, our general partner may require each limited partner to furnish information about his nationality, citizenship or related status. If a limited partner fails to furnish information about his nationality, citizenship or other related status within 30 days after a request for the information or our general partner determines after receipt of the information that the limited partner is not an eligible citizen, the limited partner may be treated as a non-citizen assignee. A non-citizen assignee, is entitled to an interest equivalent to that of a limited partner for the right to share in allocations and distributions from us, including liquidating distributions. A non-citizen assignee does not have the right to direct the voting of his units and may not receive distributions in-kind upon our liquidation.

Indemnification

        Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

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  our general partner;

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  any departing general partner;

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  any person who is or was an affiliate of a general partner or any departing general partner;

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  any person who is or was a director, officer, member, partner, fiduciary or trustee of any entity set forth in the preceding three bullet points;

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  any person who is or was serving as director, officer, member, partner, fiduciary or trustee of another person at the request of our general partner or any departing general partner; and

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  any person designated by our general partner.

        Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.

Reimbursement of Expenses

        Our partnership agreement requires us to reimburse our general partner for all direct and indirect expenses it incurs or payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by our general partner in connection with operating our business. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf and expenses allocated to our general partner by its affiliates. The general partner is entitled to determine in good faith the expenses that are allocable to us.

Books and Reports

        Our general partner is required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax and fiscal reporting purposes, our fiscal year is the calendar year.

        We will furnish or make available to record holders of common units, within 120 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent public accountants. Except for our fourth quarter, we will also furnish or make available summary financial information within 90 days after the close of each quarter.

        We will furnish each record holder of a unit with information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to unitholders will depend on the cooperation of unitholders in supplying us with specific information. Every unitholder will receive information to assist him in determining his federal and state tax liability and filing his federal and state income tax returns, regardless of whether he supplies us with information.

Right to Inspect Our Books and Records

        Our partnership agreement provides that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable written demand stating the purpose of such demand and at his own expense, have furnished to him:

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  a current list of the name and last known address of each partner;

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  a copy of our tax returns;

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  information as to the amount of cash, and a description and statement of the agreed value of any other property or services, contributed or to be contributed by each partner and the date on which each partner became a partner;

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  copies of our partnership agreement, our certificate of limited partnership, related amendments and powers of attorney under which they have been executed;

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  information regarding the status of our business and financial condition; and

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  any other information regarding our affairs as is just and reasonable.

        Our general partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our general partner believes in good faith is not in our best interests or that we are required by law or by agreements with third parties to keep confidential.

Registration Rights

        Under our partnership agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws any common units, subordinated units or other partnership securities proposed to be sold by our general partner or any of its affiliates or their assignees if an exemption from the registration requirements is not otherwise available. These registration rights continue for two years following any withdrawal or removal of Eagle Rock Energy GP, L.P. as general partner. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and fees.

 DESCRIPTION OF THE COMMON UNITS

The Units

        The common units and the subordinated units are separate classes of limited partner interests in us. The holders of units are entitled to participate in partnership distributions and exercise the rights or privileges available to limited partners under our partnership agreement. For a description of the relative rights and preferences of holders of common units and subordinated units in and to partnership distributions, please read this section and "Our Cash Distribution Policy and Restrictions on Distributions." For a description of the rights and privileges of limited partners under our partnership agreement, including voting rights, please read "The Partnership Agreement."

Transfer Agent and Registrar

        Duties.    American Stock Transfer & Trust Company serves as registrar and transfer agent for the common units. We pay all fees charged by the transfer agent for transfers of common units except the following that must be paid by unitholders:

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  surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges;

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  special charges for services requested by a common unitholder; and

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  other similar fees or charges.

        There is no charge to unitholders for disbursements of our cash distributions. We indemnify the transfer agent, its agents and each of their stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

        Resignation or Removal.    The transfer agent may resign, by notice to us, or be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If no successor has been appointed and has accepted the appointment within 30 days after notice of the resignation or removal, our general partner may act as the transfer agent and registrar until a successor is appointed.

Transfer of Common Units

        By transfer of common units in accordance with our partnership agreement, each transferee of common units shall be admitted as a limited partner with respect to the common units transferred when such transfer and admission is reflected in our books and records. Each transferee:

  •
  represents that the transferee has the capacity, power and authority to become bound by our partnership agreement;

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  automatically agrees to be bound by the terms and conditions of, and is deemed to have executed, our partnership agreement; and

  •
  gives the consents and approvals contained in our partnership agreement.

        A transferee will become a substituted limited partner of our partnership for the transferred common units automatically upon the recording of the transfer on our books and records. Our general partner will cause any transfers to be recorded on our books and records no less frequently than quarterly.

        We may, at our discretion, treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder's rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

        Common units are securities and are transferable according to the laws governing transfers of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a substituted limited partner in our partnership for the transferred common units.

        Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

Registration Rights

        In connection with the closing of our initial public offering, on October 24, 2006, we entered into a registration rights agreement with Holdings in connection with its contribution to us of all of its limited and general partner interests in Eagle Rock Pipeline. In the registration rights agreement, we agreed, for the benefit of Holdings, to register the common units it holds, the common units issuable upon conversion of the subordinated units it holds, and any common units or other equity securities issuable in exchange for the common units and subordinated units it holds.

        In connection with the closing of the acquisition of certain assets from Montierra Minerals & Production, L.P. ("Montierra"), an affiliate of Natural Gas Partners, and NGP-VII Income Co-Investment Opportunities, L.P. ("Co-Invest"), on April 30, 2007, we entered into registration rights agreements with Montierra and Co-Invest. In the registration rights agreements, we agreed, for the benefit of Montierra and Co-Invest, to register the common units they hold, the common units issuable upon conversion of the subordinated units that they hold and any common units or other equity securities issuable in exchange for the common units and subordinated units they hold. We have registered for resale the common units related to this transaction.

 DESCRIPTION OF PARTNERSHIP SECURITIES

        Our partnership agreement authorizes us to issue an unlimited number of additional limited partner interests and other equity securities for the consideration and on the terms and conditions established by our general partner in its sole discretion without the approval of any limited partners.

        It is possible that we will fund acquisitions through the issuance of additional common units or other equity securities. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our distributions of available cash. In addition, the issuance of additional partnership interests may dilute the value of the interests of the then-existing holders of common units in our net assets.

        In accordance with Delaware law and the provisions of our partnership agreement, we also may issue additional partnership interests that, in the sole discretion of our general partner, have special voting rights to which the common units are not entitled.

        Upon issuance of additional partnership interests, our general partner may make, but is not required to make, additional capital contributions in us. If our general partner chooses not to make an additional capital contribution equal to its percentage interest, such interest will be reduced to reflect its percentage of the total capital contributed.

        The following is a description of the general terms and provisions of our partnership securities. The particular terms of any series of partnership securities will be described in the applicable prospectus supplement and the amendment to our partnership agreement, if necessary, relating to that series of partnership securities, which will be filed as an exhibit to or incorporated by reference in this prospectus at or before the time of issuance of any such series of partnership securities. If so indicated in a prospectus supplement, the terms of any such series may differ from the terms set forth below.

        Our general partner is authorized to approve the issuance of one or more series of partnership securities without further authorization of the limited partners and to fix the number of securities, the designations, rights, privileges, restrictions and conditions of any such series.

        The applicable prospectus supplement will set forth the number of securities, particular designation, relative rights and preferences and the limitations of any series of partnership securities in respect of which this prospectus is delivered. The particular terms of any such series will include the following:

  •
  the maximum number of securities to constitute the series and the designation and ranking thereof;

  •
  the annual distribution rate, if any, on securities of the series, whether such rate is fixed or variable or both, the dates from which distributions will begin to accrue or accumulate, whether distributions will be cumulative and whether such distributions will be paid in cash, securities or otherwise;

  •
  whether the securities of the series will be redeemable and, if so, the price at the terms and conditions on which the securities of the series may be redeemed, including the time during which securities of the series may be redeemed and any accumulated distributions thereof that the holders of the securities of the series will be entitled to receive upon the redemption thereof;

  •
  the liquidation preference, if any, applicable to securities of the series;

  •
  the terms and conditions, if any, on which the securities of the series will be convertible into, or exchangeable for, securities of any other class or classes of partnership securities, including the price or prices or the rate or rates of conversion or exchange and the method, is any, of adjusting the same; and

  •
  the voting rights, if any, of the securities of the series.

        Partnership securities will be fully paid and non-assessable when issued upon full payment of the purchase price therefor. The prospectus supplement will contain, if applicable, a description of the material United States federal income tax consequences relating to the purchase and ownership of the series of partnership securities offered by the prospectus supplement. The transfer agent, registrar and distributions disbursement agent for the partnership securities will be designated in the applicable prospectus supplement.

 DESCRIPTION OF THE WARRANTS

General Description of Warrants

        We may issue warrants for the purchase of common units, partnership securities, or debt securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with any offering of warrants. The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including, among other things, the following:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of the warrants;

  •
  the designation and terms of the securities that maybe purchased upon exercise of the warrants;

  •
  if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

  •
  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

  •
  the number or principal amount of securities that may be purchased upon exercise of a warrant and the price at which such securities may be purchased upon exercise;

  •
  the dates on which the warrants may be exercised;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material United States federal income tax considerations;

  •
  anti-dilution provisions of the warrants, if any;

  •
  redemption or call provisions, if any, applicable to the warrants;

  •
  terms, procedures, and limitations relating to the exchange and exercise of the warrants; and

  •
  any other material terms of the warrants.

Exercise of Warrants

        Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number or principal amount of securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date or on specified dates set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void unless the expiration date is otherwise extended in accordance with the terms of the applicable warrants. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. Until you exercise your warrants to purchase securities, you will not have any rights as a holder of such securities, as the case may be, by virtue of your ownership of warrants.

DESCRIPTION OF THE RIGHTS

        We may issue rights to purchase common units, partnership securities, warrants, or debt securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the person purchasing or receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        We will enter into a rights agent agreement with a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. A copy of the rights certificates relating to each series of rights will be filed with the SEC. The prospectus supplement relating to a particular offering of rights will describe the terms of the rights, including, among other things, the following:

  •
  the date of determining the unitholders entitled to the rights distribution;

  •
  the number of rights issued or to be issued;

  •
  the exercise price payable for each common unit, partnership security, warrant, or unit of debt securities upon the exercise the rights;

  •
  the number and terms of the common units, partnership securities, warrants, or units of debt securities which may be purchased per each right;

  •
  the extent to which the rights are transferable;

  •
  the date on which the holder's ability to exercise the rights shall commence, and the date on which the rights shall expire;

  •
  the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

  •
  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

  •
  any other terms of the rights, including the terms, procedures, conditions, and limitations relating to the exchange and exercise of the rights.

 DESCRIPTION OF DEBT SECURITIES

General

        The debt securities will be:

  •
  our direct general obligations;

  •
  senior debt securities; and

  •
  issued under an indenture among us and an indenture Trustee ("Trustee").

        We may issue debt securities in one or more series.

        Eagle Rock Energy Partners, L.P. may issue debt securities in one or more series, and Eagle Rock Energy Finance Corp. may be a co-issuer of one or more series of debt securities. Eagle Rock Energy Finance Corp. is wholly-owned by Eagle Rock Energy Partners, L.P., and has no material assets or any liabilities other than as a co-issuer of debt securities. Its activities will be limited to co-issuing debt securities and engaging in other activities incidental thereto. When used in this section "Description of the Debt Securities," the terms "we," "us," "our" and "issuers" refer jointly to Eagle Rock Energy Partners, L.P. and Eagle Rock Energy Finance Corp., and the terms "Eagle Rock Energy Partners" and "Eagle Rock Finance" refer strictly to Eagle Rock Energy Partners, L.P. and Eagle Rock Energy Finance Corp., respectively.

        If we offer senior debt securities, we will issue them under a senior indenture. A form indenture is filed as an exhibit to the registration statement of which this prospectus is a part. We have not restated the indenture in its entirety in this description. You should read the relevant indenture because it, and not this description, controls your rights as holders of the debt securities. Capitalized terms used in the summary have the meanings specified in the indenture.

Specific Terms of Each Series of Debt Securities in the Prospectus Supplement

        A prospectus supplement and a supplemental indenture or authorizing resolutions relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  whether Eagle Rock Finance will be a co-issuer;

  •
  the guarantors of the debt securities, if any;

  •
  the title of the debt securities;

  •
  the total principal amount of the debt securities;

  •
  the assets, if any, that are pledged as security for the payment of the debt securities;

  •
  whether we will issue the debt securities in individual certificates to each holder in registered form, or in the form of temporary or permanent global securities held by a depository on behalf of holders;

  •
  the prices at which we will issue the debt securities;

  •
  the portion of the principal amount that will be payable if the maturity of the debt securities is accelerated;

  •
  the currency or currency unit in which the debt securities will be payable, if not U.S. dollars;

  •
  the dates on which the principal of the debt securities will be payable;

  •
  the interest rate that the debt securities will bear and the interest payment dates for the debt securities;

  •
  any conversion or exchange provisions;

  •
  any optional redemption provisions;

  •
  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

  •
  any changes to or additional events of default or covenants; and

  •
  any other terms of the debt securities.

        We may offer and sell debt securities, including original issue discount debt securities, at a substantial discount below their principal amount. The prospectus supplement will describe special U.S. federal income tax and any other considerations applicable to those securities. In addition, the prospectus supplement may describe certain special U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency other than U.S. dollars.

Guarantees

        If specified in the prospectus supplement respecting a series of debt securities, our subsidiaries specified in the prospectus supplement will unconditionally guarantee to each holder and the Trustee, on a joint and several basis, the full and prompt payment of principal of, premium, if any, and interest on the debt securities of that series when and as the same become due and payable, whether at stated maturity, upon redemption or repurchase, by declaration of acceleration or otherwise. If a series of debt securities is guaranteed, such series will be guaranteed by all wholly-owned subsidiaries other than "minor" subsidiaries as such term is interpreted in securities regulation governing financial reporting for guarantors. The prospectus supplement will describe any limitation on the maximum amount of any particular guarantee and the conditions under which guarantees may be released.

        The guarantees will be general obligations of the guarantors.

Consolidation, Merger or Asset Sale

        Each indenture will, in general, allow us to consolidate or merge with or into another domestic entity. It will also allow each issuer to sell, lease, transfer or otherwise dispose of all or substantially all of its assets to another domestic entity. If this happens, the remaining or acquiring entity must assume all of the issuer's responsibilities and liabilities under the indenture including the payment of all amounts due on the debt securities and performance of the issuer's covenants in the indenture.

        However, each indenture will impose certain requirements with respect to any consolidation or merger with or into an entity, or any sale, lease, transfer or other disposition of all or substantially all of an issuer's assets, including:

  •
  the remaining or acquiring entity must be organized under the laws of the United States, any state or the District of Columbia;

  •
  the remaining or acquiring entity must assume the issuer's obligations under the indenture; and

  •
  immediately after giving effect to the transaction, no Default or Event of Default (as defined under "—Events of Default and Remedies" below) may exist.

        The remaining or acquiring entity will be substituted for the issuer in the indenture with the same effect as if it had been an original party to the indenture, and the issuer will be relieved from any further obligations under the indenture.

No Protection in the Event of a Change of Control

        Unless otherwise set forth in the prospectus supplement, the debt securities will not contain any provisions that protect the holders of the debt securities in the event of a change of control of us or in the event of a highly leveraged transaction, whether or not such transaction results in a change of control of us.

Modification of Indentures

        We may supplement or amend an indenture if the holders of a majority in aggregate principal amount of the outstanding debt securities of all series issued under the indenture affected by the supplement or amendment consent to it. Further, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive past defaults under the indenture and compliance by us with our covenants with respect to the debt securities of that series only. Those holders may not, however, waive any default in any payment on any debt security of that series or compliance with a provision that cannot be supplemented or amended without the consent of each holder affected. Without the consent of each outstanding debt security affected, no modification of the indenture or waiver may:

  •
  reduce the percentage in principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the principal of or extend the stated maturity of any debt security;

  •
  reduce or waive the premium payable upon redemption or alter or waive the provisions with respect to the redemption of the debt securities (except as may be permitted in the case of a particular series of debt securities);

  •
  reduce the rate of or change the time for payment of interest on any debt security;

  •
  waive a Default or an Event of Default in the payment of principal of or premium, if any, or interest on the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the debt securities and a waiver of the payment default that resulted from such acceleration);

  •
  except as otherwise permitted under the indenture, release any security that may have been granted with respect to the debt securities;

  •
  make any debt security payable in currency other than that stated in the debt securities;

  •
  make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of debt securities to receive payments of principal of or premium, if any, or interest on the debt securities;

  •
  waive a redemption payment with respect to any debt security (except as may be permitted in the case of a particular series of debt securities);

  •
  except as otherwise permitted in the indenture, release any guarantor from its obligations under its guarantee or the indenture or change any guarantee in any manner that would adversely affect the rights of holders; or

  •
  make any change in the preceding amendment, supplement and waiver provisions (except to increase any percentage set forth therein).

        We may supplement or amend an indenture without the consent of any holders of the debt securities in certain circumstances, including:

  •
  to establish the form of terms of any series of debt securities;

  •
  to cure any ambiguity, defect or inconsistency;

  •
  to provide for the assumption of an issuer's or guarantor's obligations to holders of debt securities in the case of a merger or consolidation or disposition of all or substantially all of such issuer's or guarantors' assets;

  •
  to add or release guarantors pursuant to the terms of the indenture;

  •
  to make any changes that would provide any additional rights or benefits to the holders of debt securities or that do not, taken as a whole, adversely affect the rights under the indenture of any holder of debt securities;

  •
  to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

  •
  to evidence or provide for the acceptance of appointment under the indenture of a successor Trustee;

  •
  to add any additional Events of Default (as defined below); or

  •
  to secure the debt securities or the guarantees.

Events of Default and Remedies

        "Event of Default," when used in an indenture, will mean any of the following with respect to the debt securities of any series:

  •
  failure to pay when due the principal of or any premium on any debt security of that series;

  •
  failure to pay, within 60 days of the due date, interest on any debt security of that series;

  •
  failure to pay when due any sinking fund payment with respect to any debt securities of that series;

  •
  failure on the part of the issuer to comply with the covenant described under "—Consolidation, Merger or Asset Sale";

  •
  failure to perform any other covenant in the indenture that continues for 30 days after written notice is given to the issuers;

  •
  certain events of bankruptcy, insolvency or reorganization of an issuer; or

  •
  any other Event of Default provided under the terms of the debt securities of that series.

        An Event of Default for a particular series of debt securities will not necessarily constitute an Event of Default for any other series of debt securities issued under an indenture. The Trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium, if any, or interest) if it considers such withholding of notice to be in the best interests of the holders.

        If an Event of Default for any series of debt securities occurs and continues, the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of, and accrued interest on, all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority in the aggregate principal amount of the debt securities of that series can rescind the declaration.

        Other than its duties in case of a default, a Trustee is not obligated to exercise any of its rights or powers under either indenture at the request, order or direction of any holders, unless the holders offer the Trustee reasonable security or indemnity. If they provide this reasonable security or indemnification, the holders of a majority in aggregate principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any power conferred upon the Trustee, for that series of debt securities.

No Limit on Amount of Debt Securities

        The indenture will not limit the amount of debt securities that we may issue, unless we indicate otherwise in a prospectus supplement. The indenture will allow us to issue debt securities of any series up to the aggregate principal amount that we authorize.

Registration of Notes

        We will issue debt securities of a series only in registered form, without coupons, unless otherwise indicated in the prospectus supplement.

Minimum Denominations

        Unless the prospectus supplement states otherwise, the debt securities will be issued only in principal amounts of $1,000 each or integral multiples of $1,000.

No Personal Liability

        None of the past, present or future partners, incorporators, managers, members, directors, officers, employees, unitholders or stockholders of either issuer, the general partner of Eagle Rock Energy Partners or any guarantor will have any liability for the obligations of the issuers or any guarantor under the indenture or the debt securities or for any claim based on such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities. The waiver may not be effective under federal securities laws, however, and it is the view of the SEC that such a waiver is against public policy.

Payment and Transfer

        The Trustee will initially act as paying agent and registrar under each indenture. The issuers may change the paying agent or registrar without prior notice to the holders of debt securities, and the issuers or any of their subsidiaries may act as paying agent or registrar.

        If a holder of debt securities has given wire transfer instructions to the issuers, the issuers will make all payments on the debt securities in accordance with those instructions. All other payments on the debt securities will be made at the corporate trust office of the Trustee, unless the issuers elect to make interest payments by check mailed to the holders at their addresses set forth in the debt security register.

        The Trustee and any paying agent will repay to us upon request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment as general creditors.

Exchange, Registration and Transfer

        Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the indenture. Holders may present debt securities for exchange or registration of transfer at the office of the registrar. The registrar will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

        We will not be required:

  •
  to issue, register the transfer of, or exchange debt securities of a series either during a period beginning 15 business days prior to the selection of debt securities of that series for redemption and ending on the close of business on the day of mailing of the relevant notice of redemption or repurchase, or between a record date and the next succeeding interest payment date; or

  •
  to register the transfer of or exchange any debt security called for redemption or repurchase, except the unredeemed portion of any debt security we are redeeming or repurchasing in part.

Ranking

        The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral for that debt. We will disclose the amount of our secured debt in the prospectus supplement.

Book Entry, Delivery and Form

        The debt securities of a particular series may be issued in whole or in part in the form of one or more global certificates that will be deposited with the Trustee as custodian for The Depository Trust Company, New York, New York ("DTC"), and registered in the name of DTC's nominee, Cede & Co. This means that we will not issue certificates to each holder. Instead, one or more global debt securities will be issued to DTC, who will keep a computerized record of its participants (for example, your broker) whose clients have purchased the debt securities. The participant will then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificated debt security, a global debt security may not be transferred, except that DTC, its nominees and their successors may transfer a global debt security as a whole to one another.

        Beneficial interests in global debt securities will be shown on, and transfers of beneficial interests in global debt securities will be made only through, records maintained by DTC and its participants.

        DTC has provided us the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also records the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for Direct Participants' accounts. This eliminates the need to exchange certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

        DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a Direct Participant. The rules that apply to DTC and its Direct Participants are on file with the SEC.

        DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., The American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

        We will wire all payments on the global debt securities to DTC's nominee. We and the Trustee will treat DTC's nominee as the owner of the global debt securities for all purposes. Accordingly, we, the Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global debt securities to owners of beneficial interests in the global debt securities.

        It is DTC's current practice, upon receipt of any payment on the global debt securities, to credit Direct Participants' accounts on the payment date according to their respective holdings of beneficial interests in the global debt securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to Direct Participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by Direct Participants to owners of beneficial interests in the global debt securities, and voting by Direct Participants, will be governed by the customary practices between the Direct Participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in "street name." However, payments will be the responsibility of the Direct Participants and not of DTC, the Trustee or us.

        Debt securities represented by a global debt security will be exchangeable for certificated debt securities with the same terms in authorized denominations only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and in either event a successor depositary is not appointed by us within 90 days; or

  •
  we determine not to require all of the debt securities of a series to be represented by a global debt security.

Satisfaction and Discharge; Defeasance

        Each indenture will be discharged and will cease to be of further effect as to all outstanding debt securities of any series issued thereunder, when:

          (a)   either:

            (1)   all outstanding debt securities of that series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

            (2)   all outstanding debt securities of that series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust cash in U.S. dollars, non-callable U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness of such debt securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit (in the case of debt securities that have been due and payable) or the stated maturity or redemption date;

          (b)   we have paid or caused to be paid all other sums payable by us under the indenture; and

          (c)   we have delivered an officers' certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

        The debt securities of a particular series will be subject to legal or covenant defeasance to the extent, and upon the terms and conditions, set forth in the prospectus supplement.

Governing Law

        Each indenture and all of the debt securities will be governed by the laws of the State of New York.

The Trustee

        We will enter into the Indentures with a trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other trustees chosen by us and appointed in a supplemental indenture for a particular series of debt securities. We will identify in the applicable prospectus supplement, the trustee for each series of debt securities and will file an application with the SEC under the Trust Indenture Act to qualify the trustee.

Resignation or Removal of Trustee

        If the trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee shall either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable Indenture. Any resignation will require the appointment of a successor trustee under the applicable Indenture in accordance with the terms and conditions of such Indenture.

        The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.

Limitations on Trustee if it is Our Creditor

        Each Indenture will contain certain limitations on the right of the trustee, in the event that it becomes a creditor of an issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Annual Trustee Report to Holders of Debt Securities

        The trustee is required to submit an annual report to the holders of the debt securities regarding, among other things, the trustee's eligibility to serve as such, the priority of the trustee's claims regarding certain advances made by it, and any action taken by the trustee materially affecting the debt securities.

Certificates and Opinions to be Furnished to Trustee

        Each Indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an Indenture, every application by us for action by the trustee shall be accompanied by a certificate of certain of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

 MATERIAL TAX CONSEQUENCES

        This section is a summary of the material tax considerations that may be relevant to prospective common unitholders who are individual citizens or residents of the United States and, unless otherwise noted in the following discussion, is the opinion of Vinson & Elkins L.L.P. counsel to the general partner and us, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), existing and proposed Treasury regulations promulgated under the Internal Revenue Code (the "Treasury Regulations") and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to "us" or "we" are references Eagle Rock Energy Partners, L.P. and our operating company.

        The following discussion does not comment on all federal income tax matters affecting us or our common unitholders. Moreover, the discussion focuses on common unitholders who are individual citizens or residents of the United States and has only limited application to corporations, estates, trusts, nonresident aliens or other common unitholders subject to specialized tax treatment, such as tax-exempt institutions, foreign persons, individual retirement accounts (IRAs), employee benefit plans, real estate investment trusts (REITs) or mutual funds. Accordingly, we encourage each prospective common unitholder to consult, and depend on, his own tax advisor in analyzing the federal, state, local and foreign tax consequences particular to him of the ownership or disposition of common units.

        No ruling has been or will be requested from the Internal Revenue Service (the "IRS") regarding any matter affecting us or prospective common unitholders. Instead, we will rely on opinions of Vinson & Elkins L.L.P. Unlike a ruling, an opinion of counsel represents only that counsel's best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for the common units and the prices at which the common units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution to our common unitholders and our general partner and thus will be borne indirectly by our common unitholders and our general partner. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

        All statements as to matters of law and legal conclusions, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of Vinson & Elkins L.L.P. and are based on the accuracy of the representations made by us.

        For the reasons described below, Vinson & Elkins L.L.P. has not rendered an opinion with respect to the following specific federal income tax issues: (1) the treatment of a common unitholder whose common units are loaned to a short seller to cover a short sale of common units (please read "—Tax Consequences of Common Unit Ownership—Treatment of Short Sales"); (2) whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read "—Disposition of Common Units—Allocations Between Transferors and Transferees"); (3) whether percentage depletion will be available to a unitholder or the extent of the percentage depletion deduction available to any unitholder (please read "—Tax Treatment of Operations—Oil and Natural Gas Taxation—Depletion Deductions"); (4) whether the deduction related to U.S. production activities will be available to a unitholder or the extent of such deduction to any unitholder (please read "—Tax Treatment of Operations—Oil and Natural Gas Taxation—Deduction for U.S. Production Activities"); and (5) whether our method for depreciating Section 743 adjustments is sustainable in certain cases (please read "—Tax Consequences of Common Unit Ownership—Section 754 Election").

Partnership Status

        A partnership is not a taxable entity and incurs no federal income tax liability. Instead, each partner of a partnership is required to take into account his share of items of income, gain, loss and deduction of the partnership in computing his federal income tax liability, regardless of whether cash distributions are made to him by the partnership. Distributions by a partnership to a partner are generally not taxable to the partnership or the partner unless the amount of cash distributed to him is in excess of the partner's adjusted basis in his partnership interest.

        Section 7704 of the Internal Revenue Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the "Qualifying Income Exception," exists with respect to publicly traded partnerships of which 90% or more of the gross income for every taxable year consists of "qualifying income." Qualifying income includes income and gains derived from the exploration, development, mining or production, processing, refining, transportation, marketing and storage of crude oil, natural gas and products thereof. Other types of qualifying income include interest (other than from a financial business), dividends, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. We estimate that less than 1% of our current gross income does not constitute qualifying income; however, this estimate could change from time to time. Based upon and subject to this estimate, the factual representations made by us and our general partner and a review of the applicable legal authorities, Vinson & Elkins L.L.P. is of the opinion that at least 90% of our current gross income constitutes qualifying income. The portion of our income that is qualifying income may change from time to time.

        No ruling has been or will be sought from the IRS and the IRS has made no determination as to our status as a partnership federal income tax purposes or whether our operations generate "qualifying income" under Section 7704 of the Internal Revenue Code. Instead, we will rely on the opinion of Vinson & Elkins L.L.P. on such matters. It is the opinion of Vinson & Elkins L.L.P. that, based upon the Internal Revenue Code, its regulations, published revenue rulings and court decisions and the representations described below, we will be classified as a partnership and our operating company will be disregarded as an entity separate from us for federal income tax purposes.

        In rendering its opinion, Vinson & Elkins L.L.P. has relied on factual representations made by us and our general partner. The representations made by us and our general partner upon which Vinson & Elkins L.L.P. has relied include:

          (a)   Neither we nor our operating companies has elected nor will elect to be treated as a corporation;

          (b)   For each taxable year of the Partnership beginning with 2006, more than 90% of our gross income has been and will be income that Vinson & Elkins L.L.P. has opined or will opine is "qualifying income" within the meaning of Section 7704(d) of the Internal Revenue Code; and

          (c)   Each hedging transaction that we treat as resulting in qualifying income has been and will be appropriately identified as a hedging transaction pursuant to applicable Treasury Regulations, and has been and will be associated with oil, gas, or products thereof that are held or to be held by us in activities that Vinson & Elkins L.L.P. has opined or will opine result in qualifying income.

        We believe that these representations have been true in the past and expect that these representations will be true in the future.

        If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our common unitholders or pay other amounts), we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to the common unitholders in liquidation of their interests in us. This deemed contribution and liquidation should be tax-free to common unitholders and us so long as we, at that time, do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as a corporation for federal income tax purposes.

        If we were treated as an association taxable as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to our common unitholders, and our net income would be taxed to us at corporate rates. In addition, any distribution made to a common unitholder would be treated as either taxable dividend income, to the extent of our current or accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the common unitholder's tax basis in his common units, or taxable capital gain, after the common unitholder's tax basis in his common units is reduced to zero. Accordingly, taxation as a corporation would result in a material reduction in a common unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the common units.

        The discussion below is based on Vinson & Elkins L.L.P.'s opinion that we will be classified as a partnership for federal income tax purposes.

Limited Partner Status

        Common Unitholders who have become limited partners of Eagle Rock Energy Partners, L.P. will be treated as partners of Eagle Rock Energy Partners, L.P. for federal income tax purposes. Also:

          (a)   assignees who have executed and delivered transfer applications, and are awaiting admission as limited partners, and

          (b)   common unitholders whose common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common units will be treated as partners of Eagle Rock Energy Partners, L.P. for federal income tax purposes. As there is no direct or indirect controlling authority addressing the federal tax treatment of assignees of common units who are entitled to execute and deliver transfer applications and thereby become entitled to direct the exercise of attendant rights, but who fail to execute and deliver transfer applications, Vinson & Elkins L.L.P.'s opinion does not extend to these persons. Furthermore, a purchaser or other transferee of common units who does not execute and deliver a transfer application may not receive some federal income tax information or reports furnished to record holders of common units unless the common units are held in a nominee or street name account and the nominee or broker has executed and delivered a transfer application for those common units.

        A beneficial owner of common units whose common units have been transferred to a short seller to complete a short sale would appear to lose his status as a partner with respect to those common units for federal income tax purposes. Please read "—Tax Consequences of Common Unit Ownership—Treatment of Short Sales."

        Income, gain, deductions or losses would not appear to be reportable by a common unitholder who is not a partner for federal income tax purposes, and any cash distributions received by a common unitholder who is not a partner for federal income tax purposes would therefore appear to be fully taxable as ordinary income. These holders are urged to consult their own tax advisors with respect to their tax consequences of holding our common units.

        The references to "unitholders" in the discussion that follows are to persons who are treated as partners in Eagle Rock Energy Partners, L.P. for federal income tax purposes.

Tax Consequences of Common Unit Ownership

        Flow-Through of Taxable Income.    We will not pay any federal income tax. Instead, each common unitholder will be required to report on his income tax return his share of our income, gains, losses and deductions without regard to whether we make cash distributions to him. Consequently, we may allocate income to a common unitholder even if he has not received a cash distribution. Each common unitholder will be required to include in income his allocable share of our income, gains, losses and deductions for our taxable year ending with or within his taxable year. Our taxable year ends on December 31.

        Treatment of Distributions.    Distributions by us to a common unitholder generally will not be taxable to the common unitholder for federal income tax purposes, except to the extent the amount of any such cash distribution exceeds his tax basis in his common units immediately before the distribution. Our cash distributions in excess of a common unitholder's tax basis generally will be considered to be gain from the sale or exchange of the common units, taxable in accordance with the rules described under "—Disposition of Common Units" below. Any reduction in a common unitholder's share of our liabilities for which no partner, including the general partner, bears the economic risk of loss, known as "nonrecourse liabilities," will be treated as a distribution by us of cash to that common unitholder. To the extent our distributions cause a common unitholder's "at-risk" amount to be less than zero at the end of any taxable year, he must recapture any losses deducted in previous years. Please read "—Limitations on Deductibility of Losses."

        A decrease in a common unitholder's percentage interest in us because of our issuance of additional common units will decrease his share of our nonrecourse liabilities, and thus will result in a corresponding deemed distribution of cash. This deemed distribution may constitute a non-pro rata distribution. A non-pro rata distribution of money or property may result in ordinary income to a common unitholder, regardless of his tax basis in his common units, if the distribution reduces the common unitholder's share of our "unrealized receivables," including recapture of intangible drilling costs, depletion and depreciation, and/or substantially appreciated "inventory items," both as defined in Section 751 of the Internal Revenue Code, and collectively, "Section 751 Assets." To that extent, he will be treated as having been distributed his proportionate share of the Section 751 Assets and then having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to him. This latter deemed exchange will generally result in the common unitholder's realization of ordinary income, which will equal the excess of (1) the non-pro rata portion of that distribution over (2) the common unitholder's tax basis (generally zero) for the share of Section 751 Assets deemed relinquished in the exchange.

        Basis of Common Units.    A common unitholder's tax basis for his common units will be the amount he paid for the common units plus his share of our nonrecourse liabilities. That basis will be increased by his share of our income and by any increases in his share of our nonrecourse liabilities. That basis will be decreased, but not below zero, by distributions from us, by the unitholder's share of our losses, by depletion deductions taken by him to the extent such deductions do not exceed his proportionate share of the adjusted tax basis of the underlying producing properties, by any decreases in his share of our nonrecourse liabilities and by his share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized. A common unitholder will have no share of our debt that is recourse to our general partner, but will have a share, generally based on his share of profits, of our nonrecourse liabilities. Please read "—Disposition of Common Units—Recognition of Gain or Loss."

        Limitations on Deductibility of Losses.    The deduction by a common unitholder of his share of our losses will be limited to the tax basis in his common units and, in the case of an individual common unitholder, estate, trust, or corporate common unitholder (if more than 50% of the value of the corporate common unitholder's stock is owned directly or indirectly by or for five or fewer individuals or some tax-exempt organizations) to the amount for which the common unitholder is considered to be "at risk" with respect to our activities, if that is less than his tax basis. A common unitholder subject to these limitations must recapture losses deducted in previous years to the extent that distributions cause his at-risk amount to be less than zero at the end of any taxable year. Losses disallowed to a common unitholder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction to the extent that his at-risk amount is subsequently increased, provided such losses do not exceed such common unitholders' tax basis in his common units. Upon the taxable disposition of a common unit, any gain recognized by a common unitholder can be offset by losses that were previously suspended by the at-risk limitation but may not be offset by losses suspended by the basis limitation. Any loss previously suspended by the at-risk limitation in excess of that gain would no longer be utilizable.

        In general, a common unitholder will be at risk to the extent of the tax basis of his common units, excluding any portion of that basis attributable to his share of our nonrecourse liabilities, reduced by (i) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or other similar arrangement and (ii) any amount of money he borrows to acquire or hold his common units, if the lender of those borrowed funds owns an interest in us, is related to the common unitholder or can look only to the common units for repayment. A common unitholder's at-risk amount will increase or decrease as the tax basis of the common unitholder's common units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in his share of our nonrecourse liabilities. Moreover, a unitholder's at risk amount will decrease by the amount of the unitholder's depletion deductions and will increase to the extent of the amount by which the unitholder's percentage depletion deductions with respect to our property exceed the unitholder's share of the tax basis of that property.

        The at-risk limitation applies on an activity-by-activity basis, and in the case of oil and gas properties, each property is treated as a separate activity. Thus, a taxpayer's interest in each oil or gas property is generally required to be treated separately so that a loss from any one property would be limited to the at-risk amount for that property and not the at-risk amount for all the taxpayer's oil and gas properties. It is uncertain how this rule is implemented in the case of multiple oil and gas properties owned by a single entity treated as a partnership for federal income tax purposes. However, for taxable years ending on or before the date on which further guidance is published, the IRS will permit aggregation of oil or gas properties we own in computing a unitholder's at-risk limitation with respect to us. If a unitholder were required to compute his at-risk amount separately with respect to each oil or gas property we own, he might not be allowed to utilize his share of losses or deductions attributable to a particular property even though he has a positive at-risk amount with respect to his common units as a whole.

        In addition to the basis and at-risk limitations on the deductibility of losses, the passive loss limitations generally provide that individuals, estates, trusts and some closely-held corporations and personal service corporations can deduct losses from passive activities, which are generally trade or business activities in which the taxpayer does not materially participate, only to the extent of the taxpayer's income from those passive activities. The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will be available to offset only our passive income generated in the future and will not be available to offset income from other passive activities or investments (including our investments or a common unitholder's investments in other publicly traded partnerships), or a unitholder's salary or active business income. If we dispose of all or only a part of our interest in an oil or gas property, unitholders will be able to offset their suspended passive activity losses from our activities against the gain, if any, on the disposition. Passive losses that are not deductible because they exceed a common unitholder's share of income we generate may be deducted by the unitholder in full when he disposes of his entire investment in us in a fully taxable transaction with an unrelated party. The passive loss limitations are applied after other applicable limitations on deductions, including the at-risk rules and the basis limitation.

        A common unitholder's share of our net income may be offset by any of our suspended passive losses, but it may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly traded partnerships.

        Limitations on Interest Deductions.    The deductibility of a non-corporate taxpayer's "investment interest expense" is generally limited to the amount of that taxpayer's "net investment income." Investment interest expense includes:

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  interest on indebtedness properly allocable to property held for investment;

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  our interest expense attributed to portfolio income; and

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  the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

        The computation of a common unitholder's investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a common unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment or qualified dividend income. The IRS has indicated that the net passive income earned by a publicly traded partnership will be treated as investment income to its common unitholders for purposes of the investment interest deduction limitation. In addition, the common unitholder's share of our portfolio income will be treated as investment income.

        Entity-Level Collections.    If we are required or elect under applicable law to pay any federal, state, local or foreign income tax on behalf of any common unitholder or our general partner or any former common unitholder, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to the common unitholder on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current common unitholders. We are authorized to amend our partnership agreement in the manner necessary to maintain the uniformity of intrinsic tax characteristics of common units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under our partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of an individual common unitholder in which event the common unitholder would be required to file a claim in order to obtain a credit or refund.

        Allocation of Income, Gain, Loss and Deduction.    In general, if we have a net profit, our items of income, gain, loss and deduction will be allocated among our general partner and the common unitholders in accordance with their percentage interests in us. At any time that distributions are made to the common units in excess of distributions to the subordinated common units, or that incentive distributions are made to our general partner, gross income will be allocated to the recipients to the extent of these distributions. If we have a net loss, that loss will be allocated first to our general partner and the common unitholders in accordance with their percentage interests in us to the extent of their positive capital accounts and, second, to our general partner.

        Specified items of our income, gain, loss and deduction will be allocated to account for the difference between the tax basis and fair market value of our assets at the time of their contribution or certain other transactions, referred to in this discussion as the "Contributed Property." Specifically, allocations of income, gain, loss and deduction, referred to as "Section 704(c) Allocations," will be made a common unitholder to account for any difference between the tax basis and fair market value of any property contributed to us that exists at the time of such contribution. In addition, in the event we issue additional common units or engage in certain other transactions in the future "reverse Section 704(c) Allocations," similar to the Section 704(c) Allocations described above, will be made to the general partner and our other common unitholders immediately prior to such issuance or other transactions to account for the difference between the "book" basis for purposes of maintaining capital accounts and the fair market value of all property held by us at the time of such issuance the future transaction. In addition, items of recapture income will be allocated to the extent possible to the common unitholder who was allocated the deduction giving rise to the treatment of that gain as recapture income in order to minimize the recognition of ordinary income by some common unitholders. Finally, although we do not expect that our operations will result in the creation of negative capital accounts, if negative capital accounts nevertheless result, items of our income and gain will be allocated in an amount and manner sufficient to eliminate the negative balance as quickly as possible.

        An allocation of items of our income, gain, loss or deduction, other than an allocation required by the Internal Revenue Code to eliminate the difference between a partner's "book" capital account, credited with the fair market value of Contributed Property, and "tax" capital account, credited with the tax basis of Contributed Property, referred to in this discussion as the "Book-Tax Disparity," will generally be given effect for federal income tax purposes in determining a partner's share of an item of income, gain, loss or deduction only if the allocation has substantial economic effect. In any other case, a partner's share of an item will be determined on the basis of his interest in us, which will be determined by taking into account all the facts and circumstances, including:

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  his relative contributions to us;

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  the interests of all the partners in profits and losses;

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  the interest of all the partners in cash flow; and

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  the rights of all the partners to distributions of capital upon liquidation.

        Vinson & Elkins L.L.P. is of the opinion that, with the exception of the issues described in "—Section 754 Election" and "—Disposition of Common Units—Allocations Between Transferors and Transferees," allocations under our partnership agreement will be given effect for federal income tax purposes in determining a partner's share of an item of income, gain, loss or deduction.

        Treatment of Short Sales.    A common unitholder whose common units are loaned to a "short seller" to cover a short sale of common units may be considered as having disposed of those common units. If so, he would no longer be treated for tax purposes as a partner with respect to those common units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

  •
  any of our income, gain, loss or deduction with respect to those common units would not be reportable by the common unitholder;

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  any cash distributions received by the common unitholder as to those common units would be fully taxable; and

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  all of these distributions would appear to be ordinary income.

        Vinson & Elkins L.L.P. has not rendered an opinion regarding the tax treatment of a common unitholder whose common units are loaned to a short seller to cover a short sale of common units; therefore, common unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and loaning their common units. The IRS has previously announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please also read "—Disposition of Common Units—Recognition of Gain or Loss."

        Alternative Minimum Tax.    Each common unitholder will be required to take into account his distributive share of any items of our income, gain, loss or deduction for purposes of the alternative minimum tax. The current minimum tax rate for noncorporate taxpayers is 26% on the first $175,000 of alternative minimum taxable income in excess of the exemption amount and 28% on any additional alternative minimum taxable income. Prospective common unitholders are urged to consult with their tax advisors as to the impact of an investment in common units on their liability for the alternative minimum tax.

        Tax Rates.    Under current law, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 35% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than 12 months at the time of disposition) of individuals is 15%. However, absent new legislation extending the current rates, beginning January 1, 2011, the highest marginal U.S. federal income tax rate applicable to ordinary income and long-term capital gains of individuals will increase to 39.6% and 20%, respectively. Moreover, these rates are subject to change by new legislation at any time.

        Section 754 Election.    We have made the election permitted by Section 754 of the Internal Revenue Code. That election is irrevocable without the consent of the IRS. The election will generally permit us to adjust a common unit purchaser's tax basis in our assets ("inside basis") under Section 743(b) of the Internal Revenue Code to reflect his purchase price. This election applies to a purchaser of common units from another unitholder, but it does not apply to a person who purchases common units directly from us. The Section 743(b) adjustment belongs to the purchaser and not to other common unitholders. For purposes of this discussion, a common unitholder's inside basis in our assets will be considered to have two components: (1) his share of our tax basis in our assets ("common basis") and (2) his Section 743(b) adjustment to that basis.

        Where the remedial allocation method is adopted (which we have generally adopted as to our properties, except for certain goodwill properties), the Treasury Regulations under Section 743 of the Internal Revenue Code require a portion of the Section 743(b) adjustment that is attributable to recovery property subject to depreciation under Section 168 of the Internal Revenue Code whose book basis is in excess of its tax basis to be depreciated over the remaining cost recovery period for the property's unamortized Book-Tax Disparity. If we elect a method other than the remedial method with respect to a goodwill property, Treasury Regulation Section 1.197-2(g)(3) generally requires that the Section 743(b) adjustment attributable to an amortizable Section 197 intangible, which includes goodwill properties, should be treated as a newly-acquired asset placed in service in the month when the purchaser acquires the common unit. Under Treasury Regulation Section 1.167(c)-1(a)(6), a Section 743(b) adjustment attributable to property subject to depreciation under Section 167 of the Internal Revenue Code, rather than cost recovery deductions under Section 168, is generally required to be depreciated using either the straight-line method or the 150% declining balance method. Under our partnership agreement, our general partner is authorized to take a position to preserve the uniformity of common units even if that position is not consistent with these and any other Treasury Regulations. If we elect a method other than the remedial method with respect to a goodwill property, the common basis of such property is not amortizable. Please read "—Uniformity of Common Units."

        Although Vinson & Elkins L.L.P. is unable to opine as to the validity of this approach because there is no direct or indirect controlling authority on this issue, we intend to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the property's unamortized Book-Tax Disparity, or treat that portion as non-amortizable to the extent attributable to property which is not amortizable. This method is consistent with the methods employed by other publicly traded partnerships but is arguably inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets, and Treasury Regulation Section 1.197-2(g)(3). To the extent this Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may take a depreciation or amortization position under which all purchasers acquiring common units in the same month would receive depreciation or amortization, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our assets. This kind of aggregate approach may result in lower annual depreciation or amortization deductions than would otherwise be allowable to some common unitholders. Please read "—Uniformity of Common Units." A common unitholder's tax basis for his common units is reduced by his share of our deductions (whether or not such deductions were claimed on an individual's income tax return) so that any position we take that understates deductions will overstate the common unitholder's basis in his common units, which may cause the common unitholder to understate gain or overstate loss on any sale of such common units. Please read "—Disposition of Common Units—Recognition of Gain or Loss." The IRS may challenge our position with respect to depreciating or amortizing the Section 743(b) adjustment we take to preserve the uniformity of the common units. If such a challenge were sustained, the gain from the sale of common units might be increased without the benefit of additional deductions.

        A Section 754 election is advantageous if the transferee's tax basis in his common units is higher than the common units' share of the aggregate tax basis of our assets immediately prior to the transfer. In that case, as a result of the election, the transferee would have, among other items, a greater amount of depreciation and depletion deductions and his share of any gain or loss on a sale of our assets would be less. Conversely, a Section 754 election is disadvantageous if the transferee's tax basis in his common units is lower than those common units' share of the aggregate tax basis of our assets immediately prior to the transfer. Thus, the fair market value of the common units may be affected either favorably or unfavorably by the election. A basis adjustment is required regardless of whether a Section 754 election is made in the case of a transfer of an interest in us if we have a substantial built—in loss immediately after the transfer, or if we distribute property and have a substantial basis reduction. Generally a built—in loss or a basis reduction is substantial if it exceeds $250,000.

        The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of our assets and other matters. For example, the allocation of the Section 743(b) adjustment among our assets must be made in accordance with the Internal Revenue Code. The IRS could seek to reallocate some or all of any Section 743(b) adjustment allocated by us to our tangible assets to goodwill instead. Goodwill, as an intangible asset, is generally non-amortizable or amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure you that the determinations we make will not be successfully challenged by the IRS and that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of common units may be allocated more income than he would have been allocated had the election not been revoked.

Tax Treatment of Operations

        Accounting Method and Taxable Year.    We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each common unitholder will be required to include in income his share of our income, gain, loss and deduction for our taxable year ending within or with his taxable year. In addition, a common unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of his common units following the close of our taxable year but before the close of his taxable year must include his share of our income, gain, loss and deduction in income for his taxable year, with the result that he will be required to include in his taxable income for his taxable year his share of more than twelve months of our income, gain, loss and deduction. Please read "—Disposition of Common Units—Allocations Between Transferors and Transferees."

        Tax Basis, Depreciation and Amortization.    The tax basis of our tangible assets, such as casing, tubing, tanks, pumping units and other similar property, will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. The federal income tax burden associated with the difference between the fair market value of our assets and their tax basis immediately prior to an offering will be borne by our partners holding interests in us prior to such offering. Please read "—Tax Consequences of Common Unit Ownership—Allocation of Income, Gain, Loss and Deduction."

        To the extent allowable, we may elect to use the depreciation and cost recovery methods that will result in the largest deductions being taken in the early years after assets subject to these allowances are placed in service. Because our general partner may determine not to adopt the remedial method of allocation with respect to any difference between the tax basis and the fair market value of goodwill immediately prior to this or any future offering, we may not be entitled to any amortization deductions with respect to any goodwill properties conveyed to us on formation or held by us at the time of any future offering. Please read "—Uniformity of Units." Property we subsequently acquire or construct may be depreciated using accelerated methods permitted by the Internal Revenue Code.

        If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of his interest in us. Please read "—Tax Consequences of Common Unit Ownership—Allocation of Income, Gain, Loss and Deduction" and "—Disposition of Common Units—Recognition of Gain or Loss."

        The costs incurred in selling our common units (called "syndication expenses") must be capitalized and cannot be deducted currently, ratably, or upon our termination. There are uncertainties regarding the classification of costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us. The underwriting discounts and commissions we incur will be treated as syndication expenses.

        Valuation and Tax Basis of Our Properties.    The federal income tax consequences of the ownership and disposition of common units will depend in part on our estimates of the relative fair market values, and the tax bases, of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or basis are later found to be incorrect, the character and amount of items of income, gain, loss or deduction previously reported by common unitholders might change, and common unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Oil and Natural Gas Taxation

        Depletion Deductions.    Subject to the limitations on deductibility of losses discussed above (please read "—Tax Consequences of Common Unit Ownership—Limitations on Deductibility of Losses"), common unitholders will be entitled to deductions for the greater of either cost depletion or (if otherwise allowable) percentage depletion with respect to our oil and natural gas interests. Although the Internal Revenue Code requires each common unitholder to compute his own depletion allowance and maintain records of his share of the adjusted tax basis of the underlying property for depletion and other purposes, we intend to furnish each of our common unitholders with information relating to this computation for federal income tax purposes. Each common unitholder, however, remains responsible for calculating his own depletion allowance and maintaining records of his share of the adjusted tax basis of the underlying property for depletion and other purposes.

        Percentage depletion is generally available with respect to common unitholders who qualify under the independent producer exemption contained in Section 613A(c) of the Internal Revenue Code. For this purpose, an independent producer is a person not directly or indirectly involved in the retail sale of oil, natural gas, or derivative products or the operation of a major refinery. Percentage depletion is calculated as an amount generally equal to 15% (and, in the case of marginal production, potentially a higher percentage) of the common unitholder's gross income from the depletable property for the taxable year. The percentage depletion deduction with respect to any property is limited to 100% of the taxable income of the common unitholder from the property for each taxable year, computed without the depletion allowance and without the deduction under Internal Revenue Code Section 199. A common unitholder that qualifies as an independent producer may deduct percentage depletion only to the extent the common unitholder's average daily production of domestic crude oil, or the natural gas equivalent, does not exceed 1,000 barrels. This depletable amount may be allocated between natural gas and oil production, with 6,000 cubic feet of domestic natural gas production regarded as equivalent to one barrel of crude oil. The 1,000-barrel limitation must be allocated among the independent producer and controlled or related persons and family members in proportion to the respective production by such persons during the period in question.

        In addition to the foregoing limitations, the percentage depletion deduction otherwise available is limited to 65% of a common unitholder's total taxable income from all sources for the year, computed without the depletion allowance, net operating loss carrybacks, or capital loss carrybacks. Any percentage depletion deduction disallowed because of the 65% limitation may be deducted in the following taxable year if the percentage depletion deduction for such year plus the deduction carryover does not exceed 65% of the common unitholder's total taxable income for that year. The carryover period resulting from the 65% net income limitation is unlimited.

        Common unitholders that do not qualify under the independent producer exemption are generally restricted to depletion deductions based on cost depletion. Cost depletion deductions are calculated by (a) dividing the common unitholder's share of the adjusted tax basis in the underlying mineral property by the number of mineral common units (barrels of oil and thousand cubic feet, or Mcf, of natural gas) remaining as of the beginning of the taxable year and (b) multiplying the result by the number of mineral common units sold within the taxable year. The total amount of deductions based on cost depletion cannot exceed the common unitholder's share of the total adjusted tax basis in the property.

        All or a portion of any gain recognized by a common unitholder as a result of either the disposition by us of some or all of our oil and natural gas interests or the disposition by the common unitholder of some or all of his common units may be taxed as ordinary income to the extent of recapture of depletion deductions, except for percentage depletion deductions in excess of the tax basis of the property. The amount of the recapture is generally limited to the amount of gain recognized on the disposition.

        The foregoing discussion of depletion deductions does not purport to be a complete analysis of the complex legislation and Treasury Regulations relating to the availability and calculation of depletion deductions by the common unitholders. Further, because depletion is required to be computed separately by each common unitholder and not by our partnership, no assurance can be given, and counsel is unable to express any opinion, with respect to the availability or extent of percentage depletion deductions to the common unitholders for any taxable year. Moreover, the availability of percentage depletion may be reduced or eliminated if recently proposed (or similar) tax legislation is enacted. For a discussion of such legislative proposals, please read "—Recent Legislative Developments." We encourage each prospective common unitholder to consult his tax advisor to determine whether percentage depletion would be available to him.

        Deductions for Intangible Drilling and Development Costs.    We will elect to currently deduct intangible drilling and development costs associated with wells located in the United States ("IDCs"). IDCs generally include our expenses for wages, fuel, repairs, hauling, supplies and other items that are incidental to, and necessary for, the drilling and preparation of wells for the production of oil or natural gas. The option to currently deduct IDCs applies only to those items that do not have a salvage value.

        Although we elect to currently deduct IDCs, each common unitholder will have the option of either currently deducting IDCs or capitalizing all or part of the IDCs and amortizing them on a straight-line basis over a 60-month period, beginning with the taxable month in which the expenditure is made. If a common unitholder makes the election to amortize the IDCs over a 60-month period, no IDC preference amount in respect of those IDCs will result for alternative minimum tax purposes.

        Integrated oil companies must capitalize 30% of all their IDCs (other than IDCs paid or incurred with respect to oil and gas wells located outside of the United States) and amortize these IDCs over 60 months beginning in the month in which those costs are paid or incurred. If the taxpayer ceases to be an integrated oil company, it must continue to amortize those costs as long as it continues to own the property to which the IDCs relate. An "integrated oil company" is a taxpayer that has economic interests in crude oil deposits and also carries on substantial retailing or refining operations. An oil or natural gas producer is deemed to be a substantial retailer or refiner if it is subject to the rules disqualifying retailers and refiners from taking percentage depletion. In order to qualify as an "independent producer" that is not subject to these IDC deduction limits, a common unitholder, either directly or indirectly through certain related parties, may not be involved in the refining of more than 75,000 barrels of oil on average for any day during the taxable year or in the retail marketing of oil and natural gas products exceeding $5 million per year in the aggregate.

        IDCs previously deducted that are allocable to property (directly or through ownership of an interest in a partnership) and that would have been included in the adjusted tax basis of the property had the IDC deduction not been taken are recaptured to the extent of any gain realized upon the disposition of the property or upon the disposition by a common unitholder of interests in us. Recapture is generally determined at the common unitholder level. Where only a portion of the recapture property is sold, any IDCs related to the entire property are recaptured to the extent of the gain realized on the portion of the property sold. In the case of a disposition of an undivided interest in a property, a proportionate amount of the IDCs with respect to the property is treated as allocable to the transferred undivided interest to the extent of any gain recognized. Please read "—Disposition of Common Units—Recognition of Gain or Loss."

        The election to currently deduct IDCs may be restricted or eliminated if recently proposed (or similar) tax legislation is enacted. For a discussion of such legislative proposals, please read "—Recent Legislative Developments."

        Deduction for U.S. Production Activities.    Subject to the limitations on the deductibility of losses discussed above and the limitation discussed below, common unitholders will be entitled to a deduction, herein referred to as the Section 199 deduction, equal to 6% of our qualified production activities income that is allocated to such common unitholder, but not to exceed 50% of such common unitholder's IRS Form W-2 wages for the taxable year allocable to domestic production gross receipts.

        Qualified production activities income is generally equal to gross receipts from domestic production activities reduced by cost of goods sold allocable to those receipts, other expenses directly associated with those receipts, and a share of other deductions, expenses, and losses that are not directly allocable to those receipts or another class of income. The products produced must be manufactured, produced, grown, or extracted in whole or in significant part by the taxpayer in the United States.

        For a partnership, the Section 199 deduction is determined at the partner level. To determine his Section 199 deduction, each common unitholder will aggregate his share of the qualified production activities income allocated to him from us with the common unitholder's qualified production activities income from other sources. Each common unitholder must take into account his distributive share of the expenses allocated to him from our qualified production activities regardless of whether we otherwise have taxable income. However, our expenses that otherwise would be taken into account for purposes of computing the Section 199 deduction are taken into account only if and to the extent the common unitholder's share of losses and deductions from all of our activities is not disallowed by the tax basis rules, the at-risk rules or the passive activity loss rules. Please read "—Tax Consequences of Common Unit Ownership—Limitations on Deductibility of Losses."

        The amount of a common unitholder's Section 199 deduction for each year is limited to 50% of the IRS Form W-2 wages actually or deemed paid by the common unitholder during the calendar year that are deducted in arriving at qualified production activities income. Each common unitholder is treated as having been allocated IRS Form W-2 wages from us equal to the common unitholder's allocable share of our wages that are deducted in arriving at qualified production activities income for that taxable year. It is not anticipated that we or our subsidiaries will pay material wages that will be allocated to our common unitholders, and thus a common unitholder's ability to claim the Section 199 deduction may be limited.

        This discussion of the Section 199 deduction does not purport to be a complete analysis of the complex legislation and Treasury authority relating to the calculation of domestic production gross receipts, qualified production activities income, or IRS Form W-2 wages, or how such items are allocated by us to common unitholders. Further, because the Section 199 deduction is required to be computed separately by each common unitholder, no assurance can be given, and counsel is unable to express any opinion, as to the availability or extent of the Section 199 deduction to the common unitholders. Moreover, the availability of Section 199 deductions may be reduced or eliminated if recently proposed (or similar) tax legislation is enacted. For a discussion of such legislative proposals, please read "—Recent Legislative Developments." Each prospective common unitholder is encouraged to consult his tax advisor to determine whether the Section 199 deduction would be available to him.

        Lease Acquisition Costs.    The cost of acquiring oil and natural gas lease or similar property interests is a capital expenditure that must be recovered through depletion deductions if the lease is productive. If a lease is proved worthless and abandoned, the cost of acquisition less any depletion claimed may be deducted as an ordinary loss in the year the lease becomes worthless. Please read "—Tax Treatment of Operations—Oil and Natural Gas Taxation—Depletion Deductions."

        Geophysical Costs.    The cost of geophysical exploration incurred in connection with the exploration and development of oil and natural gas properties in the United States are deducted ratably over a 24-month period beginning on the date that such expense is paid or incurred. This 24-month period is extended to 7 years in the case of major integrated oil companies. Moreover, the 24-month period may be similarly extended for all taxpayers if recently proposed tax (or similar) legislation is enacted. For a discussion of such legislative proposals, please read "—Recent Legislative Developments."

        Operating and Administrative Costs.    Amounts paid for operating a producing well are deductible as ordinary business expenses, as are administrative costs to the extent they constitute ordinary and necessary business expenses that are reasonable in amount.

        Recent Legislative Developments.    On February 26, 2009, the White House released President Obama's budget proposal for the fiscal year 2010 (the "Budget Proposal"). Among the changes recommended in the Budget Proposal is the elimination of certain key U.S. federal income tax preferences currently available to oil and gas exploration and production companies. These changes include, but are not limited to, (i) the repeal of the percentage depletion allowance for oil and gas properties, (ii) the elimination of current deductions for intangible drilling and development costs, (iii) the elimination of the deduction for United States production activities, and (iv) the increase in the amortization period from two years to seven years for geophysical costs paid or incurred in connection with the exploration for, or development of, oil or gas within the United States.

        On April 23, 2009, the Oil Industry Tax Break Repeal Act of 2009 (the "Senate Bill") was introduced in the Senate and includes many of the proposals outlined in the Budget Proposal. While the Senate Bill continues to be considered, it is unclear whether any such changes will actually be enacted or, if so, how soon any such changes could become effective. The passage of any future legislation as a result of the Budget Proposal, the Senate Bill or any other similar change in U.S.

federal income tax law could affect certain tax deductions that are currently available with respect to oil and gas exploration and production and could negatively impact the value of an investment in our units.

Disposition of Common Units

        Recognition of Gain or Loss.    Gain or loss will be recognized on a sale of common units equal to the difference between the amount realized and the common unitholder's tax basis for the common units sold. A common unitholder's amount realized will be measured by the sum of the cash or the fair market value of other property received by him plus his share of our nonrecourse liabilities. Because the amount realized includes a common unitholder's share of our nonrecourse liabilities, the gain recognized on the sale of common units could result in a tax liability in excess of any cash received from the sale.

        Prior distributions from us in excess of cumulative net taxable income for a common unit that decreased a common unitholder's tax basis in that common unit will, in effect, become taxable income if the common unit is sold at a price greater than the common unitholder's tax basis in that common unit, even if the price received is less than his original cost.

        Except as noted below, gain or loss recognized by a common unitholder, other than a "dealer" in common units, on the sale or exchange of a common unit will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of common units held for more than twelve months will generally be taxed at a maximum U.S. federal income tax rate of 15% through December 31, 2010 and 20% thereafter (absent new legislation extending or adjusting the current rate). However, a portion, which will likely be substantial, of this gain or loss will be separately computed and taxed as ordinary income or loss under Section 751 of the Internal Revenue Code to the extent attributable to assets giving rise to depreciation recapture or other "unrealized receivables" or to "inventory items" we own. The term "unrealized receivables" includes potential recapture items, including recapture of intangible drilling costs, depletion and depreciation. Ordinary income attributable to unrealized receivables, inventory items and depreciation recapture may exceed net taxable gain realized upon the sale of a common unit and may be recognized even if there is a net taxable loss realized on the sale of a common unit. Thus, a common unitholder may recognize both ordinary income and a capital loss upon a sale of common units. Net capital losses may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains in the case of corporations.

        The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an "equitable apportionment" method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner's tax basis in his entire interest in the partnership as the value of the interest sold bears to the value of the partner's entire interest in the partnership. Treasury Regulations under Section 1223 of the Internal Revenue Code allow a selling common unitholder who can identify common units transferred with an ascertainable holding period to elect to use the actual holding period of the common units transferred. Thus, according to the ruling discussed above, a common unitholder will be unable to select high or low basis common units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, he may designate specific common units sold for purposes of determining the holding period of common units transferred. A common unitholder electing to use the actual holding period of common units transferred must consistently use that identification method for all subsequent sales or exchanges of common units. A common unitholder considering the purchase of additional common units or a sale of common units purchased in separate transactions is urged to consult his tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

        Specific provisions of the Internal Revenue Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an "appreciated" partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

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  a short sale;

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  an offsetting notional principal contract; or

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  a futures or forward contract with respect to the partnership interest or substantially identical property.

        Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

        Allocations Between Transferors and Transferees.    In general, our taxable income and losses will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the common unitholders in proportion to the number of common units owned by each of them as of the opening of the applicable exchange on the first business day of the month, which we refer to in this prospectus as the "Allocation Date." However, gain or loss realized on a sale or other disposition of our assets other than in the ordinary course of business will be allocated among the common unitholders on the Allocation Date in the month in which that gain or loss is recognized. As a result, a common unitholder transferring common units may be allocated income, gain, loss and deduction realized after the date of transfer.

        Although simplifying conventions are contemplated by the Internal Revenue Code and most publicly traded partnerships use similar simplifying conventions, the use of this method may not be permitted under existing Treasury Regulations. Recently, however, the Department of the Treasury and the IRS issued proposed Treasury Regulations that provide a safe harbor pursuant to which a publicly traded partnership may use a similar monthly simplifying convention to allocate tax items among transferor and transferee common unitholders, although such tax items must be prorated on a daily basis. Existing publicly traded partnerships are entitled to rely on these proposed Treasury Regulations; however, they are not binding on the IRS and are subject to change until final Treasury Regulations are issued. Accordingly, Vinson & Elkins L.L.P. is unable to opine on the validity of this method of allocating income and deductions between transferor and transferee common unitholders. If this method is not allowed under the Treasury Regulations, or only applies to transfers of less than all of the common unitholder's interest, our taxable income or losses might be reallocated among the common unitholders. We are authorized to revise our method of allocation between transferor and transferee common unitholders, as well as common unitholders whose interests vary during a taxable year, to conform to a method permitted under future Treasury Regulations.

        A common unitholder who owns common units at any time during a quarter and who disposes of them prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deductions attributable to that quarter but will not be entitled to receive that cash distribution.

        Notification Requirements.    A common unitholder who sells any of his common units is generally required to notify us in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). A purchaser of common units who purchases common units from another common unitholder is also generally required to notify us in writing of that purchase within 30 days after the purchase. Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a purchase may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker who will satisfy such requirements.

        Constructive Termination.    We will be considered to have been terminated for tax purposes if there are sales or exchanges which, in the aggregate, constitute 50% or more of the total interests in our capital and profits within a twelve-month period. For purposes of measuring whether the 50% threshold is reached, multiple sales of the same interest are counted only once. A constructive termination results in the closing of our taxable year for all common unitholders. In the case of a common unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of our taxable year may result in more than twelve months of our taxable income or loss being includable in his taxable income for the year of termination. A constructive termination occurring on a date other than December 31 will result in us filing two tax returns (and could result in common unitholders receiving two Schedules K-1) for one fiscal year and the cost of the preparation of these returns will be borne by all common unitholders. We would be required to make new tax elections after a termination, including a new election under Section 754 of the Internal Revenue Code, and a termination would result in a deferral of our deductions for depreciation. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination. The IRS has announced recently announced that it plans to issue guidance regarding the treatment of constructive terminations of publicly traded partnerships such as us. Any such guidance may change the application of the rules discussed above and may affect the tax treatment of a common unitholder.

Uniformity of Common Units

        Because we cannot match transferors and transferees of common units, we must maintain uniformity of the economic and tax characteristics of the common units to a purchaser of these common units. In the absence of uniformity, we may be unable to completely comply with a number of federal income tax requirements, both statutory and regulatory. A lack of uniformity can result from a literal application of Treasury Regulation Section 1.167(c)-1(a)(6) and Treasury Regulation Section 1.197-2(g)(3). Any non-uniformity could have a negative impact on the value of the common units. Please read "—Tax Consequences of Common Unit Ownership—Section 754 Election."

        We intend to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the property's unamortized Book-Tax Disparity, or treat that portion as nonamortizable, to the extent attributable to property the common basis of which is not amortizable, consistent with the regulations under Section 743 of the Internal Revenue Code, even though that position may be inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets, and Treasury Regulation Section 1.197-2(g)(3). Please read "—Tax Consequences of Common Unit Ownership—Section 754 Election." To the extent that the Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may adopt a depreciation and amortization position under which all purchasers acquiring common units in the same month would receive depreciation and amortization deductions, whether attributable to a common basis or Section 743(b) adjustment, based upon the same applicable methods and lives as if they had purchased a direct interest in our property. If this position is adopted, it may result in lower annual depreciation and amortization deductions than would otherwise be allowable to some common unitholders and risk the loss of depreciation and amortization deductions not taken in the year that these deductions are otherwise allowable. This position will not be adopted if we determine that the loss of depreciation and amortization deductions will have a material adverse effect on the common unitholders. If we choose not to utilize this aggregate method, we may use any other reasonable depreciation and amortization method to preserve the uniformity of the intrinsic tax characteristics of any common units that would not have a material adverse effect on the common unitholders. The IRS may challenge any method of depreciating the Section 743(b) adjustment described in this paragraph. If this challenge were sustained, the uniformity of common units might be affected, and the gain from the sale of common units might be increased without the benefit of additional deductions. Please read "—Disposition of Common Units—Recognition of Gain or Loss."

Tax-Exempt Organizations and Other Investors

        Ownership of common units by employee benefit plans, other tax-exempt organizations, non-resident aliens, foreign corporations and other foreign persons raises issues unique to those investors and, as described below, may have substantially adverse tax consequences to them. If you are a tax-exempt entity or a non-U.S. person, you should consult your tax advisor before investing in our common units.

        Employee benefit plans and most other organizations exempt from federal income tax, including individual retirement accounts and other retirement plans, are subject to federal income tax on unrelated business taxable income. Virtually all of our income less certain allowable deductions allocated to a common unitholder that is a tax-exempt organization will be unrelated business taxable income and will be taxable to them.

        Non-resident aliens and foreign corporations, trusts or estates that own common units will be considered to be engaged in business in the United States because of the ownership of common units. As a consequence, they will be required to file federal tax returns to report their share of our income, gain, loss or deduction and pay federal income tax at regular rates on their share of our net income or gain. Moreover, under rules applicable to publicly traded partnerships, cash distributions to foreign common unitholders will be subject to withholding at the highest applicable effective tax rate. Each foreign common unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN or applicable substitute form in order to obtain credit for these withholding taxes. A change in applicable law may require us to change these procedures.

        In addition, because a foreign corporation that owns common units will be treated as engaged in a United States trade or business, that corporation may be subject to the United States branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our income and gain, as adjusted for changes in the foreign corporation's "U.S. net equity," which is effectively connected with the conduct of a United States trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate common unitholder is a "qualified resident." In addition, this type of common unitholder is subject to special information reporting requirements under Section 6038C of the Internal Revenue Code.

        A foreign common unitholder who sells or otherwise disposes of a common unit will be subject to U.S. federal income tax on gain realized from the sale or disposition of that common unit to the extent the gain is effectively connected with a U.S. trade or business of the foreign common unitholder. Under a ruling published by the IRS, interpreting the scope of "effectively connected income," a foreign common unitholder would be considered to be engaged in a trade or business in the U.S. by virtue of the U.S. activities of the partnership, and part or all of that common unitholder's gain would be effectively connected with that common unitholder's indirect U.S. trade or business. Moreover, under the Foreign Investment in Real Property Tax Act, a foreign common unitholder generally will be subject to U.S. federal income tax upon the sale or disposition of a common unit if (i) he owned (directly or constructively applying certain attribution rules) more than 5% of our common units at any time during the five-year period ending on the date of such disposition and (ii) 50% or more of the fair market value of all of our assets consisted of U.S. real property interests at any time during the shorter of the period during which such common unitholder held the common units or the 5-year period ending on the date of disposition. Currently, more than 50% of our assets consist of U.S. real property interests and we do not expect that to change in the foreseeable future. Therefore, foreign common unitholders may be subject to federal income tax on gain from the sale or disposition of their common units.

Administrative Matters

        Information Returns and Audit Procedures.    We intend to furnish to each common unitholder, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which describes his share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each common unitholder's share of income, gain, loss and deduction. We cannot assure you that those positions will yield a result that conforms to the requirements of the Internal Revenue Code, Treasury Regulations or administrative interpretations of the IRS. Neither we nor Vinson & Elkins L.L.P. can assure prospective common unitholders that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the common units.

        The IRS may audit our federal income tax information returns. Adjustments resulting from an IRS audit may require each common unitholder to adjust a prior year's tax liability, and possibly may result in an audit of his return. Any audit of a common unitholder's return could result in adjustments not related to our returns as well as those related to our returns.

        Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Internal Revenue Code requires that one partner be designated as the "Tax Matters Partner" for these purposes. Our partnership agreement names our general partner as our Tax Matters Partner.

        The Tax Matters Partner has made and will make some elections on our behalf and on behalf of common unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against common unitholders for items in our returns. The Tax Matters Partner may bind a common unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that common unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the common unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any common unitholder having at least a 1% interest in profits or by any group of common unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each common unitholder with an interest in the outcome may participate.

        A common unitholder must file a statement with the IRS identifying the treatment of any item on his federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a common unitholder to substantial penalties.

        Nominee Reporting.    Persons who hold an interest in us as a nominee for another person are required to furnish to us:

          (a)   the name, address and taxpayer identification number of the beneficial owner and the nominee;

          (b)   whether the beneficial owner is:

            1.     a person that is not a United States person;

            2.     a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

            3.     a tax-exempt entity;

          (c)   the amount and description of common units held, acquired or transferred for the beneficial owner; and

          (d)   specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

        Brokers and financial institutions are required to furnish additional information, including whether they are United States persons and specific information on common units they acquire, hold or transfer for their own account. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Internal Revenue Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the common units with the information furnished to us.

        Accuracy-Related Penalties.    An additional tax equal to 20% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed by the Internal Revenue Code. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for that portion and that the taxpayer acted in good faith regarding that portion.

        For individuals, a substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10% of the tax required to be shown on the return for the taxable year or $5,000. The amount of any understatement subject to penalty generally is reduced if any portion is attributable to a position adopted on the return:

          (1)   for which there is, or was, "substantial authority"; or

          (2)   as to which there is a reasonable basis and the pertinent facts of that position are disclosed on the return.

        If any item of income, gain, loss or deduction included in the distributive shares of common unitholders might result in that kind of an "understatement" of income for which no "substantial authority" exists, we must disclose the pertinent facts on our return. In addition, we will make a reasonable effort to furnish sufficient information for common unitholders to make adequate disclosure on their returns and to take other actions as may be appropriate to permit common unitholders to avoid liability for this penalty. More stringent rules apply to "tax shelters," which we do not believe includes us, or any of our investments, plans or arrangements.

        A substantial valuation misstatement exists if (i) the value of any property, or the tax basis of any property, claimed on a tax return is 150% or more of the amount determined to be the correct amount of the valuation or tax basis, (ii) the price for any property or services (or for the use of property) claimed on any such return with respect to any transaction between persons described in Internal Revenue Code Section 482 is 200% or more (or 50% or less) of the amount determined under Section 482 to be the correct amount of such price or (iii) the net Internal Revenue Code Section 482 transfer price adjustment for the taxable year exceeds the lesser of $5 million or 10% of the taxpayer's gross receipts. No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000 ($10,000 for a corporation other than an S Corporation or a personal holding company). The penalty is increased to 40% in the event of a gross valuation misstatement.

        Reportable Transactions.    If we were to engage in a "reportable transaction," we (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a "listed transaction" or that it produces certain kinds of losses for partnerships, individuals, S corporations, and trusts in excess of $2 million in any single year, or $4 million in any combination of 6 successive tax years. Our participation in a reportable transaction could increase the likelihood that our federal income tax information return (and possibly your tax return) would be audited by the IRS. Please read "—Information Returns and Audit Procedures."

        Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you may be subject to the following provisions of the American Jobs Creation Act of 2004:

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  accuracy-related penalties with a broader scope, significantly narrower exceptions, and potentially greater amounts than described above at "—Accuracy-Related Penalties";

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  for those persons otherwise entitled to deduct interest on federal tax deficiencies, nondeductibility of interest on any resulting tax liability; and

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  in the case of a listed transaction, an extended statute of limitations.

        We do not expect to engage in any "reportable transactions."

State, Local, Foreign and Other Tax Considerations

        In addition to federal income taxes, you likely will be subject to other taxes, such as state, local and foreign income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property or in which you are a resident. Although an analysis of those various taxes is not presented here, each prospective common unitholder should consider their potential impact on his investment in us. We will initially own property or do business in several states, most of which impose a personal income tax on individuals. Most of these states also impose an income tax on corporations and other entities. We may also own property or do business in other jurisdictions in the future. Although you may not be required to file a return and pay taxes in some jurisdictions because your income from that jurisdiction falls below the filing and payment requirement, you will be required to file income tax returns and to pay income taxes in many of these jurisdictions in which we do business or own property and may be subject to penalties for failure to comply with those requirements. In some jurisdictions, tax losses may not produce a tax benefit in the year incurred and may not be available to offset income in subsequent taxable years. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a common unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular common unitholder's income tax liability to the jurisdiction, generally does not relieve a nonresident common unitholder from the obligation to file an income tax return. Amounts withheld will be treated as if distributed to common unitholders for purposes of determining the amounts distributed by us. Please read "—Tax Consequences of Common Unit Ownership—Entity-Level Collections." Based on current law and our estimate of our future operations, our general partner anticipates that any amounts required to be withheld will not be material.

        It is the responsibility of each common unitholder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, of his investment in us. Accordingly, each prospective common unitholder is urged to consult, and depend upon, his tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each common unitholder to file all state, local and foreign, as well as United States federal tax returns that may be required of him. Vinson & Elkins L.L.P. has not rendered an opinion on the state, local or foreign tax consequences of an investment in us.

Tax Consequences of Ownership of Debt Securities

        A description of the material federal income tax consequences of the acquisition, ownership and disposition of debt securities will be set forth on the prospectus supplement relating to the offering of debt securities.

Tax Consequences of Ownership of Warrants

        A description of the material federal income tax consequences of the acquisition, ownership, and disposition of warrants will be set forth on the prospectus supplement relating to the offering of warrants.

Tax Consequences of Ownership of Rights

        A description of the material federal income tax consequences of the acquisition, ownership, and disposition of rights will be set forth on the prospectus supplement relating to the offering of rights.

 INVESTMENT IN EAGLE ROCK ENERGY PARTNERS, L.P.
BY EMPLOYEE BENEFIT PLANS

        An investment in us by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and restrictions imposed by Section 4975 of the Internal Revenue Code. For these purposes the term "employee benefit plan" includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs established or maintained by an employer or employee organization. Among other things, consideration should be given to:

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  whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

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  whether in making the investment, that plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA; and

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  whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment return. Please read "Material Tax Consequences—Tax-Exempt Organizations and Other Investors."

        The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the plan.

        Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit employee benefit plans, and also IRAs that are not considered part of an employee benefit plan, from engaging in specified transactions involving "plan assets" with parties that are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code with respect to the plan.

        In addition to considering whether the purchase of common units is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Internal Revenue Code.

        The Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed "plan assets" under some circumstances. Under these regulations, an entity's assets would not be considered to be "plan assets" if, among other things:

          (a)   the equity interests acquired by employee benefit plans are publicly offered securities—i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under some provisions of the federal securities laws;

          (b)   the entity is an "operating company,"—i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries; or

          (c)   there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest is held by the employee benefit plans referred to above, IRAs and other employee benefit plans not subject to ERISA, including governmental plans.

        Our assets should not be considered "plan assets" under these regulations because it is expected that the investment will satisfy the requirements in (a) above.

        Plan fiduciaries contemplating a purchase of common units should consult with their own counsel regarding the consequences under ERISA and the Internal Revenue Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

 PLAN OF DISTRIBUTION

        We may sell securities described in this prospectus and any accompanying prospectus supplement through one or more underwriters for public offering and sale, and we also may sell securities to investors directly, through the exercise of warrants or rights, or through one or more broker-dealers or agents.

        We will prepare a prospectus supplement for each offering that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.

        We will fix a price or prices of our securities at:

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  market prices prevailing at the time of any sale under this registration statement;

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  prices related to market prices; or

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  negotiated prices.

        We may change the price of the securities offered from time to time.

        If we use underwriters or dealers in the sale, they will acquire the securities for their own account and they may resell these securities from time to time in one or more transactions (which may involve crosses and block transactions), including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise disclosed in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If a prospectus supplement so indicates, the underwriters may, pursuant to Regulation M under the Securities Exchange Act of 1934, engage in transactions, including stabilization bids or the imposition of penalty bids, that may have the effect of stabilizing or maintaining the market price of the securities at a level above that which might otherwise prevail in the open market.

        We may sell the securities directly or through agents designated by us from time to time, including in connection with a distribution to our security holders of rights to purchase such securities. We will name any agent involved in the offering and sale of the securities for which this prospectus is delivered, and disclose any commissions payable by us to the agent or the method by which the commissions can be determined, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        We may agree to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act of 1933.

        Certain of the underwriters, dealers and agents and their affiliates may be customers of, may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.

        A prospectus and accompanying prospectus supplement in electronic form may be made available on the web sites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

        We may offer our units into an existing trading market on terms described in the prospectus supplement relating thereto. Underwriters and dealers who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

        We may offer securities solicited directly by us and sell directly to institutional investors or offers, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto.

        Because FINRA views our common units as a direct participation program, any offering of common units under the registration statement, of which this prospectus forms a part, will be made in compliance with Rule 2310 of the FINRA Conduct Rules.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

LEGAL MATTERS

        Vinson & Elkins L.L.P., will pass upon the validity of the securities offered in this registration statement. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

        The balance sheet of Eagle Rock Energy GP, L.P. as of December 31, 2008, incorporated in this prospectus from the Eagle Rock Energy Partners, L.P. Current Report on Form 8-K filed on December 7, 2009, has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference which report expresses an unqualified opinion and includes an explanatory paragraph regarding retrospective application of Statements of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51. Such financial statement has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of Eagle Rock Energy Partners, L.P. as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 incorporated in this prospectus from the Partnership's current report on Form 8-K filed on December 7, 2009 and the effectiveness of the Partnership's internal control over financial reporting as of December 31, 2008 incorporated in this prospectus from the Partnership's Annual Report on Form 10-K for the year ended December 31, 2008, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference which report expresses an unqualified opinion and includes an explanatory paragraph regarding retrospective application of Emerging Issues Task Force (EITF) Issue No. 07-4, Application of the Two-Class Method Under FASB Statement No. 128, Earnings per share, to Master Limited Partnerships, Financial Accounting Standards Board Staff Position EITF 03-6-1, Determining Whether Investments Granted in Share-Based Payment Transaction and for discontinued operations. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The purchase price allocations for the acquisitions of certain entities from Laser Midstream Energy II, LP and Laser Midstream Company, LLC and of Escambia Asset Co., LLC and Escambia Operating Co., LLC, both transactions completed in 2007, and the acquisition of Millennium Midstream Partners, L.P., completed in 2008, and described in our annual report on Form 10-K for the year ended December 31, 2008, were completed with the assistance of K.E. Andrews & Company, a third-party valuation specialist.

        The information included in this prospectus or incorporated by reference into this prospectus regarding estimated quantities of proved reserves and their present value is based, in part, on estimates of the proved reserves and present values of proved reserves as of December 31, 2008 based on a reserve report as of December 31, 2008 prepared by Cawley, Gillespie & Associates, Inc., independent petroleum engineers. These estimates are included in this prospectus in reliance upon the authority of the firm as experts in these matters.